Exhibit 10.1

EXECUTION VERSION

November 1, 2013

ACRC 2013-FL1 DEPOSITOR LLC,
as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer,

ARES COMMERCIAL REAL ESTATE SERVICER LLC,
as Special Servicer,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

U.S. BANK NATIONAL ASSOCIATION,
as Certificate Administrator, Paying Agent and Custodian,

and

TRIMONT REAL ESTATE ADVISORS, INC.,
as Trust Advisor

POOLING AND SERVICING AGREEMENT

ACRE COMMERCIAL MORTGAGE TRUST 2013-FL1, COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, SERIES 2013-FL1

TABLE OF CONTENTS

		Page

ARTICLE I. DEFINITIONS		3

Section 1.01.	Defined Terms	3
Section 1.02.	Certain Calculations	69
Section 1.03.	Certain Constructions	73

ARTICLE II. CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES		74

Section 2.01.	Conveyance of Trust Assets; Assignment of Purchase Agreement	74
Section 2.02.	Acceptance by Custodian and the Trustee	80
Section 2.03.	Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Assets	82
Section 2.04.	Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Trust Advisor	90
Section 2.05.	Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests	96
Section 2.06.	Miscellaneous REMIC and Grantor Trust Provisions	97

ARTICLE III. ADMINISTRATION AND SERVICING OF THE TRUST FUND		98

Section 3.01.	The Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loan	98
Section 3.02.	Liability of the Master Servicer and the Special Servicer When Sub-Servicing	103
Section 3.03.	Collection of Trust Asset and Companion Participation Payments	103
Section 3.04.	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	104
Section 3.05.	Collection Accounts; Excess Liquidation Proceeds Account; Distribution Accounts and Mortgage Loan Collection Accounts	106
Section 3.06.	Permitted Withdrawals from the Collection Accounts, the Mortgage Loan Collection Accounts and the Distribution Accounts; Trust Ledger	112
Section 3.07.	Investment of Funds in the Collection Accounts, the Mortgage Loan Collection Accounts, the Distribution Accounts, the Excess Liquidation Proceeds Account, the Loss of Value Reserve Fund and the Borrower Accounts	128

i

Section 4.02.	Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others	209
Section 4.03.	Compliance with Withholding Requirements	218
Section 4.04.	REMIC Compliance	218
Section 4.05.	Imposition of Tax on the Trust Fund	221
Section 4.06.	Remittances	222
Section 4.07.	P&I Advances	222
Section 4.08.	Realized Losses; Appraisal Reductions	226
Section 4.09.	Grantor Trust Reporting	226
Section 4.10.	Determination and Notification of LIBOR	228

ARTICLE V. THE CERTIFICATES		228

Section 5.01.	The Certificates	228
Section 5.02.	Registration, Transfer and Exchange of Certificates	232
Section 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates	243
Section 5.04.	Appointment of Paying Agent	243
Section 5.05.	Access to Certificateholders’ Names and Addresses; Special Notices	243
Section 5.06.	Actions of Certificateholders	244
Section 5.07.	Compliance with EU Risk Retention Requirements	245

ARTICLE VI. THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER AND THE TRUST ADVISOR		246

Section 6.01.	Liability of the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor	246
Section 6.02.	Merger or Consolidation of either the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor	246
Section 6.03.	Limitation on Liability of the Depositor, the Master Servicer, the Trust Advisor and Others	247
Section 6.04.	Limitation on Resignation of the Master Servicer, the Special Servicer and the Trust Advisor; Termination of the Master Servicer and the Special Servicer	249
Section 6.05.	Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer	250
Section 6.06.	The Master Servicer or Special Servicer as Owners of a Certificate	251
Section 6.07.	The Directing Holder	252

ARTICLE VII. DEFAULT		256

Section 7.01.	Events of Default	256
Section 7.02.	Trustee to Act; Appointment of Successor	263
Section 7.03.	Notification to Certificateholders and Other Persons	264

TABLE OF EXHIBITS

Exhibit A-1	Form of Class A Certificate
Exhibit A-2	Form of Class X Certificate
Exhibit A-3	Reserved
Exhibit A-4	Form of Class B Certificate
Exhibit A-5	Form of Class C Certificate
Exhibit A-6	Form of Class D Certificate
Exhibit A-7	Form of Class E Certificate
Exhibit A-8	Form of Class F Certificate
Exhibit A-9	Form of Class G Certificate
Exhibit A-10	Form of Class R Certificate
Exhibit A-11	Form of Class LR Certificate
Exhibit B	Trust Asset Schedule
Exhibit C-1	Form of Transferee Affidavit
Exhibit C-2	Form of Transferor Letter
Exhibit D-1	Form of Investment Representation Letter
Exhibit D-2	Form of ERISA Representation Letter
Exhibit E	Form of Request for Release
Exhibit F	Securities Legend
Exhibit G	Form of Regulation S Transfer Certificate
Exhibit H	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate during the Restricted Period
Exhibit I	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate after the Restricted Period
Exhibit J	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Certificate to Rule 144A Global Certificate
Exhibit K	Form of Distribution Date Statement
Exhibit L-1	Form of Investor Certification for Non-Borrowers and Non-Borrower Affiliates
Exhibit L-2	Form of Investor Certification for Borrowers and Borrower Affiliates
Exhibit L-3	Form of Online Vendor Certification
Exhibit L-4	Form of Companion Participation Holder Certification
Exhibit M	Form of Notification from Custodian
Exhibit N-1	Form of Closing Date Custodian Certification
Exhibit N-2	Form of Post-Closing Custodian Certification
Exhibit O	Form of NRSRO Certification
Exhibit P	Form of Trust Advisor Annual Report
Exhibit Q-1	Form of Special Servicer Four Month Future Advance Notice
Exhibit Q-2	Form of Trust Advisor Four Month Future Advance Notice

TABLE OF SCHEDULES

Schedule I	Servicing Criteria to be Addressed in Assessment of Compliance
Schedule II	Directing Holders
Schedule III	Initial Companion Participation Holders Register
Schedule IV	Trust Asset Seller Wiring Instructions

v

POOLING AND SERVICING AGREEMENT, dated as of November 1, 2013, among ACRC 2013-FL1 DEPOSITOR LLC, as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, ARES COMMERCIAL REAL ESTATE SERVICER LLC, as Special Servicer, U.S. BANK NATIONAL ASSOCIATION, as Trustee, U.S. BANK NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent and Custodian, and TRIMONT REAL ESTATE ADVISORS, INC., as Trust Advisor.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Trust Assets.

The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a “REMIC” and, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and, together, the “Trust REMICs”).

The Lower-Tier REMIC will hold the Trust Assets (other than the Excluded Fees) and certain other related assets subject to this Agreement, and will issue (i) the uncertificated Lower-Tier Regular Interests set forth in the table below, which are designated as classes of “regular interests” in the Lower-Tier REMIC and (ii) the Class LR Certificates, which are designated as the sole class of residual interests in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the uncertificated Lower-Tier Regular Interests and certain other related assets subject to this Agreement and will issue the following Classes:  (i) the Class A, Class B and Class C Certificates, (ii) the uncertificated regular interests represented by the Class D, Class E, Class F and Class G Certificates (such Certificates, the “Additional Interest Certificates”) and (iii) the uncertificated regular interests represented by the Class X Certificates, all of which are designated as classes of “regular interests” in the Upper-Tier REMIC (the “Upper-Tier Regular Interests”) and (v) the Class R Certificates, which are designated as the sole class of residual interests in the Upper Tier REMIC.

The following portions of the Trust Fund will constitute a grantor trust (“Grantor Trust”) for federal income tax purposes:  (i) the uncertificated Class D, Class E, Class F and Class G Regular Interests, (ii)  the right of the Additional Interest Certificates to receive monthly distributions pursuant to Section 4.01(c) with respect to Additional Interest Accrual Amounts, (iii) related amounts in the Additional Interest Certificate Account and (iv) the uncertificated Class X Regular Interest.  The Grantor Trust assets described in clauses (i), (ii) and (iii) of the immediately preceding sentence in each case, will be beneficially owned by the holders of the related Class of Additional Interest Certificates, and the Grantor Trust asset described in clause (iv) of that sentence will be beneficially owned by holders of the Class X Certificates, subject to the obligation to pay Additional Interest Accrual Amounts.

Each Trust Asset identified in the Trust Asset Schedule is a fully-funded pari passu participation in a Mortgage Loan.  Each Mortgage Loan consists of the related Trust Asset and a pari passu future funding companion participation (each, a “Companion Participation”) that will not be an asset of the Trust Fund.  The rights and obligations of the holder of each Trust Asset and the related Companion Participation are governed by a participation agreement (each, a “Participation Agreement”).

The following table sets forth the Class designation and Certificate Balance or Notional Balance of each Class of Certificates (the “Corresponding Certificates”) or corresponding Upper-Tier Regular Interest (the “Corresponding Upper-Tier Regular Interest”), the initial Certificate Balance or Notional Balance of each Class of Certificates or Upper-Tier Regular Interest, and the corresponding Lower-Tier Regular Interest (the “Corresponding Lower- Tier Regular Interest”).

Corresponding Certificates or Corresponding Upper- Tier Regular Interest	Initial Certificate Balance or Notional Balance		Corresponding Lower-Tier Regular Interests or Upper- Tier Regular Interests
Class A Certificates	$227,141,000		LA
Class B Certificates	104,929,000		LB
Class C Certificates	24,071,000		LC
Class D Regular Interest	38,886,000		LD
Class E Regular Interest	30,861,000		LE
Class F Regular Interest	19,752,000		LF
Class G Regular Interest	48,142,965		LG
Class X Regular Interest	493,782,965	(1)	N/A
Class D Certificates	38,886,000		Class D Regular Interest
Class E Certificates	30,861,000		Class E Regular Interest
Class F Certificates	19,752,000		Class F Regular Interest
Class G Certificates	48,142,965		Class G Regular Interest
Class X Certificates	493,782,965	(1)	Class X Regular Interest

(1)         Notional Balance.

The following table sets forth the Class designation and initial Lower-Tier Principal Balance of each Class of Lower-Tier Regular Interest.

Corresponding Lower- Tier Regular Interest	Initial Lower-Tier Principal Balance
Class LA	100% initial Certificate Balance of Corresponding Certificates
Class LB	100% initial Certificate Balance of Corresponding Certificates
Class LC	100% initial Certificate Balance of Corresponding Certificates
Class LD	100% initial Certificate Balance of Corresponding Certificates
Class LE	100% initial Certificate Balance of Corresponding Certificates
Class LF	100% initial Certificate Balance of Corresponding Certificates
Class LG	100% initial Certificate Balance of Corresponding Certificates

The initial Certificate Balance of each of the Class R and Class LR Certificates is zero.  Additionally, neither the Class R nor Class LR Certificates have a Notional Balance.  The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Trust Assets and the other assets in the Trust Fund; provided, however, that if amounts were previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof, then (even after the reduction of the Certificate Balance of such Class to zero) such Class may receive distributions in reimbursement of such allocated amounts in accordance with the priorities set forth in Section 4.01 of this Agreement.

As of the Cutoff Date, the Trust Assets have an aggregate Stated Principal Balance equal to approximately $493,782,965.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor and the other parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.                                   Defined Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“122a Retained Interest”:  As defined in Section 5.07(b)(i) of this Agreement.

“15Ga-1 Notice”:  As defined in Section 2.03(d) of this Agreement.

“15Ga-1 Notice Provider”:  As defined in Section 2.03(d) of this Agreement.

“17g-5 Information Provider”:  The Certificate Administrator.

“17g-5 Information Provider’s Website”:  The internet website of the 17g-5 Information Provider, initially located at www.usbank.com/abs, under the “Rating Agency (17g5)” tab of the respective transaction, access to which is limited to NRSROs who have provided an NRSRO Certification to the 17g-5 Information Provider.

“Acceptable Insurance Default”:  With respect to any Mortgage Loan, any Default arising when the related Mortgage Loan Documents require that the related Borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism and the Special Servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder, that either (i) such insurance is not available at any rate, or (ii) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against by for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates);

provided, however, that the Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant (at the expense of the Trust Fund).

“Actual/360 Basis”:  The accrual of interest calculated on the basis of the actual number of days elapsed in each Interest Accrual Period or Mortgage Loan Interest Period, as applicable, and a 360-day year.

“Actual/360 Mortgage Loans”:  The Trust Assets indicated as such in the Trust Asset Schedule and the related Companion Participation.

“Additional Interest Accrual Amount”:  With respect to a Class of the Additional Interest Certificates for any Distribution Date, an amount equal to the excess, if any, of (i) interest accrued on the Certificate Balance of the applicable Class of Certificates at its Pass-Through Rate (computed without regard to the Net WAC Rate limitation) during the related Interest Accrual Period, over (ii) interest accrued on such Certificate Balance at the Net WAC Rate during such Interest Accrual Period.

“Additional Interest Certificates”:  As set forth in the Preliminary Statement.

“Additional Interest Certificate Account”:  The account established and maintained by the Certificate Administrator for the benefit of the holders of the Additional Interest Certificates pursuant to Section 3.05(j), which account shall be a separate Eligible Account or a subaccount of the Distribution Account entitled “U.S. Bank National Association, as Certificate Administrator on behalf of U.S. Bank National Association, as trustee, in trust for the holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Additional Interest Certificate Account.”  Funds in the Additional Interest Certificate Account shall be held for the benefit of the Certificateholders for the uses and purposes set forth in this Agreement.  The Additional Interest Certificate Account shall be an asset of the Grantor Trust.

“Additional Servicer”:  Each Affiliate of the Master Servicer, the Special Servicer, the Trust Asset Seller or the Placement Agents (other than an Affiliate of any such party acting in the capacity of the Trust Asset Seller Sub-Servicer), that Services any of the Trust Assets, and each Person, other than the Special Servicer, who is not an Affiliate of any of the Master Servicer, the Trust Asset Seller or the Placement Agents, who Services 10% or more of the Trust Assets (based on their Stated Principal Balance).

“Additional Trust Fund Expense”:  (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund with respect to any Mortgage Loan that is not covered by an Advance or a corresponding collection from the related Borrower in accordance with the related Mortgage Loan Documents.

“Advance”:  Any P&I Advance or Property Advance.

“Advance Interest Amount”:  Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, has not been reimbursed for the number of days from the date on which such Advance was made to the date of reimbursement of the related Advance, less any amount of interest previously paid on such Advance; provided that if, during any Collection Period in which an Advance was made, the related Borrower makes payment of an amount in respect of which such Advance was made with interest at the Default Rate or a late payment fee, the Advance Interest Amount payable to the Master Servicer, the Special Servicer or the Trustee shall be paid first, from the amount of Default Interest on the related Mortgage Loan actually paid by such Borrower, second, from late payment charges on such Mortgage Loan actually paid by the related Borrower, and third, upon determining in accordance with the Servicing Standard that such Advance Interest Amount is not recoverable from the amounts described in first or second, from other amounts on deposit in the Collection Account, provided, further, that with respect to any Advance made prior to the expiration of the related grace period, interest on such Advance will accrue only from and after the expiration of such grace period.

“Advance Rate”:  A per annum rate equal to the Prime Rate.  Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Accounts for such reimbursement of such Advance; provided, further, that with respect to any Advance made prior to the expiration of the related grace period, interest on such Advance will accrue only from and after the expiration of such grace period.

“Adverse REMIC Event”:  Any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”).

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  The Trustee and the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer, the Trust Advisor or the Depositor to determine whether any Person is an Affiliate of such party.

“Affiliated Person”:  Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Securities Act, of such Person.

“Agent Member”:  Members of, or Depository Participants in, the Depository.

“Aggregate Additional Interest Distribution Amount”:  For any Distribution Date, the lesser of (x) the aggregate of the Additional Interest Accrual Amounts, if any, for the Additional Interest Certificates and (y) the Class X Interest Accrual Amount.

“Aggregate Principal Distribution Amount”: For any Distribution Date, the aggregate of the Principal Distribution Amounts with respect to the Trust Assets for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Annual Compliance Report”:  A report consisting of an annual statement of compliance required by Section 3.32 of this Agreement and an annual report of an Independent accountant required pursuant to Section 3.33 of this Agreement.

“Annual Debt Service”: For any Mortgage Loan, the related Mortgage Interest Rate multiplied by the outstanding Stated Principal Balance for such Mortgage Loan.

“Anticipated Termination Date”:  Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Procedures”:  As defined in Section 5.02(c)(ii)(A) of this Agreement.

“Applicable Regulation”:  As defined in Section 5.07(a) of this Agreement.

“Applicable State and Local Tax Law”:  For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and (b) such state or local tax laws whose applicability shall have been brought to the attention of the Certificate Administrator by either (i) an opinion of counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”:  With respect to any Mortgaged Property, an appraisal prepared by an Independent MAI appraiser with at least five years experience in appraising properties of like kind, similar size, quality and condition and in the same area.

“Appraised-Out Class”: As defined in Section 3.10.

“Appraisal Reduction Amount”:  For any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, subject to Section 3.10(a), an amount calculated by the Special Servicer (and, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Trust Advisor to the extent set forth in Section 3.35(f) of this Agreement) by the first Determination Date following the date the Special Servicer receives the required Appraisal (and thereafter by the first Determination Date following any change in the amounts set forth in the following equation) and equal to the excess, if any, of (a) the sum of (without duplication) (i) the Stated Principal Balance of such Mortgage Loan, plus (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the related Mortgage Loan, plus (iii) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan, plus (iv) any other unpaid Additional Trust Fund Expenses in respect of such Mortgage Loan (but subject to the provisions of Section 1.02(e) of this Agreement), plus (v) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts (excluding principal, contingent interest, Penalty Charges, Exit Fees, Prepayment Premiums and any similar amounts) due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable), over (b) the sum of (without duplication) (i) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate, plus (ii) all escrows, letters of credit and reserves (other than escrows and reserves for taxes, ground rents, assessments and insurance), plus (iii) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority).

On the first Distribution Date occurring on or after the delivery of an Updated Appraisal, the Special Servicer shall adjust the Appraisal Reduction Amount to take into account such Updated Appraisal.  Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal and any annual letter updates, as of the date of each such Updated Appraisal or letter update, as applicable.

Notwithstanding anything herein to the contrary, the Appraisal Reduction Amount related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan is paid in full, or the related Trust Asset is liquidated, repurchased or otherwise removed from the Trust Fund. In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

The Participations related to a Mortgage Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to such Mortgage Loan.  Any Appraisal Reduction Amount in respect of a Mortgage Loan shall be deemed allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance), provided that any amounts that are not payable by, or allocable to, the Companion Participation Holder pursuant to the related Participation Agreement shall be allocated solely to the Trust Asset and not to the Companion Participation.

“Appraisal Reduction Event”:  With respect to any Mortgage Loan, the earliest of (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured Delinquency in Monthly Payments with respect to such Mortgage Loan, (iii) receipt of notice that the related Borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or the 90th day after the related Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (a) the related Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within 30 days after the default, who shall promptly deliver a copy to the Special Servicer, the Trust Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing)), (b) the related Borrower continues to make its Assumed Scheduled Payment, (c) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan and (d)  for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 90 days beyond the related Maturity Date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or this Agreement; and provided, further, if the related Borrower has delivered to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Trust Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), on or before the 90th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer, and the Borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Trust Asset), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date (or extended maturity date) and (2) the termination of the refinancing commitment.  The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Mortgage Loan.

“Article 122a”:  Article 122a of European Union Directive 2006/48/EC (as implemented by the Member States of the EEA), as the same may be amended, supplemented or replaced from time to time.

“Articles 404-410”: Articles 404-410 (inclusive) of European Union Regulation 575/2013.

“Asset Number”:  With respect to any Trust Asset, the asset number by which such Trust Asset was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Trust Asset Schedule.

“Asset Status Report”:  As defined in Section 3.23(e) of this Agreement.

“Assignment of Leases, Rents and Profits”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”:  An Assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”:  With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

“Assumption Fees”:  Any fees collected by the Master Servicer or the Special Servicer in connection with an assumption of a Mortgage Loan or related substitution of a Borrower (or an interest therein) thereunder (in each case, as permitted or set forth in the related Mortgage Loan Documents or under the provisions of this Agreement).

“Authenticating Agent”:  Any authenticating agent appointed by the Certificate Administrator pursuant to Section 3.18 of this Agreement.

“Available Funds”:  For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments allocated to the Trust Assets or other receipts on account of principal and interest on or in respect of the Trust Assets (including, but not limited to, Unscheduled Payments, Net REO Proceeds transferred from a Mortgage Loan REO Account pursuant to Section 3.15(b) of this Agreement and Prepayment Premiums, if any, but excluding any Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in or prior to the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Trust Assets for such Distribution Date,

(iii) all other amounts received by the Master Servicer allocated to the Trust Assets in such Collection Period (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.06(e) of this Agreement) and required to be placed in the Collection Account by the Master Servicer pursuant to Section 3.05 of this Agreement and (iv)  any Master Servicer Prepayment Interest Shortfalls remitted by the Master Servicer to the Collection Account in connection with such Distribution Date; but excluding the following (in no order of priority):

(a)                                 all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts and interest thereon as described in Section 3.06 of this Agreement;

(b)                                 the aggregate amount of the Servicing Fee, the Trustee/Certificate Administrator Fee, the Trust Advisor Fee, any Trust Advisor Consulting Fee (to the extent such fee is actually received from a Borrower), CREFC® License Fee, Net Prepayment Interest Excess, Net Default Interest, late payment charges (to the extent not applied to the reimbursement of Advance Interest Amounts and/or Additional Trust Fund Expenses as provided in Section 3.06 of this Agreement), Assumption Fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees, in the case of all of the foregoing, which the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee is entitled to retain as Servicing Compensation, Special Servicing Compensation or other compensation, as applicable, together with interest on Advances to the extent provided herein, and interest or investment earnings on payments received with respect to the Trust Assets that the Master Servicer, the Special Servicer or the Certificate Administrator are entitled to receive as additional servicing compensation or other compensation, as applicable, in each case in respect of such Distribution Date;

(c)                                  all amounts representing scheduled Monthly Payments allocated to the Trust Assets due on a Due Date after the end of the related Collection Period;

(d)                                 all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, CREFC® or the Trust Advisor and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Collection Account or by the Certificate Administrator from the Distribution Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 of this Agreement and including any indemnities provided for herein), including interest thereon as expressly provided in this Agreement;

(e)                                  all amounts received with respect to each Trust Asset previously purchased, repurchased or replaced from the Trust Fund pursuant to or as contemplated by Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement or the Purchase Agreement during the related Collection Period and subsequent to the date as of which such Trust Asset was purchased, repurchased or replaced;

(f)                                   the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;

(g)                                  any Excluded Fees; and

(h)                                 any amounts allocable to any Companion Participation in accordance with the related Participation Agreement.

“Balloon Loan”:  Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Balloon Payment”:  With respect to each Balloon Loan, the payment due on its Maturity Date.

“Beneficial Owner”:  With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes.  Each of the Trustee, the Certificate Administrator and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person executes an Investor Certification.

“Bid Allocation”:  With respect to the Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(a) of this Agreement, the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and all Sub-Servicers therefor as of such date of determination.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Borrower”:  With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes, including in connection with a Trust Asset that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner, payment guarantor, or mortgagor, individually and collectively, as the context may require.

“Borrower Accounts”:  With respect to any Mortgage Loan, any related Lock-Box Account, Cash Management Account or Reserve Account.

“Breach”:  As defined in Section 2.03(e) of this Agreement.

“Business Day”:  Any day other than a Saturday and a Sunday, or any day on which banking institutions in the State of New York, the State of California, the State of Georgia, the State of North Carolina, the State of Illinois and the State of Minnesota, the city in which the principal servicing office of the Master Servicer or the Special Servicer is located or the city in which the corporate trust office of the Trustee or the Certificate Administrator is located are authorized or obligated by law or executive order to be closed.

“Calculation Rate”:  A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payments on any Mortgage Loan or Trust Asset or sale of a Defaulted Trust Asset, applicable Mortgage Rate and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent related Appraisal (or Updated Appraisal).

“Cash Management Account”:  With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Management Account Agreement or other Mortgage Loan Document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Trust Asset Seller.  Any Cash Management Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Trust Asset and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan.  The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Mortgage Loan Collection Account.  To the extent not inconsistent with the terms of the related Mortgage Loan Documents, each such Cash Management Account shall be an Eligible Account.

“Cash Management Account Agreement”:  With respect to any Mortgage Loan, the cash management account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Management Account, if any, may have been established.

“Certificate”:  Any Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

“Certificate Administrator”:  U.S. Bank National Association, a national banking association, in its capacity as Certificate Administrator, or its successor in interest, or any successor Certificate Administrator appointed as herein provided.

“Certificate Administrator’s Website”:  The internet website of the Certificate Administrator, initially located at www.usbank.com/abs.

“Certificate Balance”:  With respect to any Class of Certificates (other than the Class X, Class R and Class LR Certificates), or Upper-Tier Regular Interest bearing the same alphabetical designation (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement to this Agreement, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates or Corresponding Upper-Tier Regular Interest on the Distribution Date immediately prior to such date of determination less any distributions allocable to principal and any allocations of Realized Losses, as applicable, made thereon on such prior Distribution Date.

“Certificate Custodian”:  Initially, the Certificate Administrator; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Certificate Administrator.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.02 of this Agreement.

“Certificateholder”:  The Person whose name is registered in the Certificate Register, subject to the following:

(a)                                 except as provided in clauses (b) and (d), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee (in its individual capacity), a Manager, Trust Advisor or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

(b)                                 for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or the Trust Advisor or an Affiliate thereof shall be deemed to be outstanding, provided such amendment does not relate to compensation of the Master Servicer, the Special Servicer or the Trust Advisor or otherwise benefit the Master Servicer, Special Servicer or Trust Advisor (each in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect;

(c)                                  except as provided in clause (d) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

(d)                                 for the purpose of exercising its rights as a member of the Controlling Class, any Certificate beneficially owned by the Special Servicer or an Affiliate thereof will be deemed outstanding; and

(e)                                  for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or (subject to the execution of an Investor Certification) any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Certificate Administrator or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof.  For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Paying Agent, the Trust Advisor or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

“Certifying Certificateholder”:  A Certificateholder or Beneficial Owner of a Certificate that has provided the Certificate Administrator with an executed Investor Certification.

“Certifying Servicer”:  As defined in Section 3.31 of this Agreement.

“Class”:  With respect to the Certificates, all of the Certificates bearing the same alphabetical Class designation and each separately designated Upper-Tier Regular Interest and Lower-Tier Regular Interest.

“Class A Certificate”:  Any one of the Certificates with a “Class A” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-1 to this Agreement.

“Class A Pass-Through Rate”:  A per annum rate equal to LIBOR plus 1.250%.

“Class B Certificate”:  Any one of the Certificates with a “Class B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-4 to this Agreement.

“Class B Pass-Through Rate”:  A per annum rate equal to LIBOR plus 2.100%.

 “Class C Certificate”:  Any one of the Certificates with a “Class C” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-5 to this Agreement.

“Class C Pass-Through Rate”:  A per annum rate equal to LIBOR plus 3.000%.

 “Class D Certificate”:  Any one of the Certificates with a “Class D” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-6 to this Agreement.

“Class D Pass-Through Rate”:  A per annum rate equal to the lesser of (i) LIBOR plus 4.4000% and (ii) the Net WAC Rate for each Interest Accrual Period.

“Class D Regular Interest”:  The uncertificated Upper-Tier Regular Interest represented by the Class D Certificates.

“Class E Certificate”:  Any one of the Certificates with a “Class E” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-7 to this Agreement.

“Class E Pass-Through Rate”:  A per annum rate equal to the lesser of (i) LIBOR plus 5.448% and (ii) the Net WAC Rate for each Interest Accrual Period.

“Class E Regular Interest”:  The uncertificated Upper-Tier Regular Interest represented by the Class E Certificates.

“Class F Certificate”:  Any one of the Certificates with a “Class F” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-8 to this Agreement.

“Class F Pass-Through Rate”:  A per annum rate equal to the lesser of (i) LIBOR plus 5.750% and (ii) the Net WAC Rate for each Interest Accrual Period.

“Class F Regular Interest”:  The uncertificated Upper-Tier Regular Interest represented by the Class F Certificates.

“Class G Certificate”: Any one of the Certificates with a “Class G” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-9 to this Agreement.

“Class G Pass-Through Rate”: A per annum rate equal to the lesser of (i) LIBOR plus 5.750% and (ii) the Net WAC Rate for each Interest Accrual Period; provided that the Class G Pass-Through Rate for the initial Interest Accrual Period shall equal 1.8123%.

“Class G Regular Interest”: The uncertificated Upper-Tier Regular Interest represented by the Class G Certificates.

“Class LA Interest,” “Class LB Interest,” “Class LC Interest,” “Class LD Interest,” “Class LE Interest,” “Class LF Interest” and “Class LG Interest”:  Each, an uncertificated regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01 of this Agreement.

“Class LR Certificate”:  Any one of the Certificates with a “Class LR” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-11 to this Agreement.  The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

“Class R Certificate”:  Any one of the Certificates with a “Class R” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-10 to this Agreement.  The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

“Class X Certificate”:  Any one of the Certificates with a “Class X” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially in the form of Exhibit A-2 to this Agreement.

“Class X Interest Accrual Amount”:  For each Distribution Date, the interest accrued during the related Interest Accrual Period on the outstanding Notional Balance of the Class X Certificates immediately prior to such Distribution Date at the Class X Interest Rate.

“Class X Interest Distribution Amount”:  For any Distribution Date, shall equal (1) the Class X Interest Accrual Amount for such Distribution Date, plus (2) any Prepayment Premiums received during the related Collection Period, plus (3) any Net Prepayment Interest Excess for such Distribution Date, minus (4) any Net Prepayment Interest Shortfall for such Distribution Date, minus (5) the Aggregate Additional Interest Distribution Amount payable on such Distribution Date.

“Class X Interest Rate”: With respect to the Interest Accrual Period related to each Distribution Date, a per annum rate equal to the excess, if any, of (1) the Net WAC Rate for such Interest Accrual Period over (2) the weighted average of the Pass-Through Rates applicable to all of the outstanding Principal Balance Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date); provided that the Class X Interest Rate for the initial Interest Accrual Period shall equal 0%.

“Class X Notional Balance”:  As of any date of determination, the sum of the Certificate Balances of the Principal Balance Certificates.

“Class X Regular Interest”:  The uncertificated Upper-Tier Regular Interest represented by the Class X Certificates.

“Clearstream”:  Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme.

“Closing Date”:  November 19, 2013.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collection Account”:  The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Master Servicer for the benefit of U.S. Bank National Association, as Trustee, and the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Collection Account” and which must be an Eligible Account.  The Collection Account shall be an asset of the Lower-Tier REMIC.

“Collection Period”:  With respect to any Distribution Date and each Trust Asset, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, on the day after the Cutoff Date) and ending at the close of business on the Determination Date in the calendar month in which such Distribution Date occurs; provided that, with respect to the initial Collection Period, interest accrued on the Trust Assets prior to and excluding the Closing Date will not be property of the Issuing Entity and will be required to be remitted to the Trust Asset Seller.

“Commission”:  The Securities and Exchange Commission.

“Committed”:  With respect to the Wells Fargo Repurchase Facility, amounts that are pre-approved to be funded under the Wells Fargo Repurchase Facility in connection with future advances required to be made under the Future Funding Participations (at a 70% advance rate), subject only to the satisfaction of general conditions precedent in the facility documents.

“Companion Participation”:  As defined in the Preliminary Statement.

“Companion Participation Holder”:  A holder of a Companion Participation.

“Companion Participation Holder Register”:  As defined in Section 3.27(b) of this Agreement.

“Condemnation Proceeds”:  Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Borrower in accordance with the terms of the Mortgage Loan) or any portion of such amounts payable to the related Companion Participation Holder.

“Consolidated Affiliate”:  As defined in Section 5.07(b)(i) of this Agreement.

“Consultation Termination Event”:  With respect to any Trust Asset, at any date on which no Class of Control Eligible Certificates is then outstanding which has a Certificate Balance greater than zero.

“Contingent Interests”:  With respect to any Mortgage Loan, any share of the appreciated value of the collateral property identified in the related Mortgage Loan Documents as a “contingent interest” payable to the lender thereunder; provided, however, that such Contingent Interests shall not be calculated or verified by the Master Servicer.

“Control Eligible Certificates”:  Any of the Class E, Class F and Class G Certificates.

“Control Termination Event”:  With respect to any Trust Asset, at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class.

“Controlling Class”: As of any date of determination, the most subordinate Class of Control Eligible Certificates then outstanding (as reduced by any Realized Losses (but without regard to Appraisal Reduction Amounts) allocable to such class) which has a Certificate Balance greater than zero.  The Controlling Class as of the Closing Date will be the Class G Certificates.

“Controlling Class Certificateholder”: Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

“Controlling Class Representative”:  The Controlling Class Certificateholder (or a representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a majority of the Controlling Class Certificateholders, by Certificate Balance, notify the Certificate Registrar that a new Controlling Class Representative is designated, the current Controlling Class Representative shall continue to be the Controlling Class Representative.  In the event of resignation of a Controlling Class Representative or termination of a Controlling Class Representative and until a new Controlling Class Representative is designated there will not be a Controlling Class Representative and all rights of the Controlling Class Representative will be exercised by the Special Servicer during such time.  The initial Controlling Class Representative shall be ACRC 2013-FL1 Holder LLC.

“Corporate Trust Office”:  The office of the Trustee or the Certificate Administrator, at which at any particular time its corporate trust business shall be principally administered. At the date of this Agreement, the corporate trust office of (i) the Trustee and the Certificate Administrator is located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, (ii) the Certificate Administrator is located for certificate transfer purposes, at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services — ACRE 2013-FL1 and (iii) with respect to the Custodian, the office of the Custodian located at U.S. Bank Global Trust Services, Attn: Commercial Certifications, 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, and for all other purposes except as specifically set forth herein, 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603, Attention: ACRE 2013-FL1.

“Corrected Mortgage Loan”:  As defined under the definition of Specially Serviced Mortgage Loan.

“Corresponding Certificates”:  As defined in the Preliminary Statement with respect to any Corresponding Lower-Tier Regular Interest or Corresponding Upper-Tier Regular Interest, as applicable.

“Corresponding Lower-Tier Regular Interests”:  As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or Corresponding Upper-Tier Regular Interest, as applicable.

“Corresponding Upper-Tier Regular Interest”:  As defined in the Preliminary Statement with respect to any Corresponding Certificates or Corresponding Lower-Tier Regular Interest, as applicable.

“CREFC®”:  CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.  If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization.  If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Trustee and the Special Servicer.

“CREFC® Advance Recovery Report”:  A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available and effective from time to time on the CREFC® Website.

“CREFC® Bond Level File”:  The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”:  The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”:  The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Trust Assets, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.  In connection with preparing the CREFC® Comparative Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending March 2014, and (b) annual financial statements beginning with annual financial statements for the 2014 fiscal year.

“CREFC® Delinquent Loan Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”:  The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Trust Assets,

or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.  The initial data for this report shall be provided by the Trust Asset Seller.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification and Corrected Mortgage Loan Report”:  The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Trust Assets, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Interest Shortfall Reconciliation Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package (CREFC® IRP)”:  (a)  The following seven electronic files:  (i) CREFC® Loan Setup File, (ii) CREFC® Loan Periodic Update File, (iii) CREFC® Property File, (iv) CREFC® Bond Level File, (v) CREFC® Financial File, (vi) CREFC® Collateral Summary File and (vii) CREFC® Special Servicer Loan File;

(b)                                 The following eleven supplemental reports:  (i) CREFC® Delinquent Loan Status Report, (ii) CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC® REO Status Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® Comparative Financial Status Report, (vi) CREFC® Servicer Watch List, (vii) CREFC® Loan Level Reserve/LOC Report, (viii) CREFC® NOI Adjustment Worksheet, (ix) CREFC® Advance Recovery Report, (x) CREFC® Total Loan Report and (xi) CREFC® Reconciliation of Funds Report;

(c)                                  the following eight templates:  (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Trustee Template and (viii) CREFC® Significant Insurance Event Template; and

(d)                                 such other reports and data files as CREFC® may designate as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time generally.

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® License Fee”: With respect to each Trust Asset (including any Trust Asset related to an REO Loan) and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the CREFC® License Fee Rate (adjusted to a monthly rate) multiplied by (ii) the Stated Principal Balance of such Trust Asset as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Trust Asset on such Due Date). Any payments of the CREFC® License Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Master Servicer in writing at least two Business Days prior to the Servicer Remittance Date):

Account Name:  Commercial Real Estate Finance Council (CREFC®)

Bank Name:  JPM Morgan Chase Bank, National Association

Bank Address:  80 Broadway, New York, NY 10005

Routing Number:  021000021

Account Number:  213597397

“CREFC® License Fee Rate”: A rate equal to 0.0005% per annum.

“CREFC® Loan Level Reserve/LOC Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve/LOC Report” available and effective from time to time on the CREFC® Website.

“CREFC® Loan Periodic Update File”:  The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Periodic Update File” available and effective from time to time on the CREFC® Website and, provided that each CREFC® Loan Periodic Update File shall be accompanied by a CREFC® Advance Recovery Report, if such report is required for a particular month, and all references herein to “CREFC® Loan Periodic Update File” shall be construed accordingly.

“CREFC® Loan Setup File”:  The data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Setup File” available and effective from time to time on the CREFC® Website.

“CREFC® NOI Adjustment Worksheet”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available and effective from time to time on the CREFC® Website.

“CREFC® Operating Statement Analysis Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available and effective from time to time on the CREFC® Website.

“CREFC® Property File”:  The monthly data file substantially in the form of, and containing the information called for, in the downloadable form of the “CREFC® Property File” available and effective from time to time on the CREFC® Website.

“CREFC® Reconciliation of Funds Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”:  A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Realized Loss Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available and effective from time to time on the CREFC® Website.

“CREFC® Special Servicer Loan File”:  The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available and effective from time to time on the CREFC® Website.

“CREFC® Supplemental Servicer Reports”:  The CREFC® Delinquent Loan Status Report, the CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC® REO Status Report, the CREFC® Servicer Watch List, the CREFC® NOI Adjustment Worksheet, the CREFC® Comparative Financial Status Report, the CREFC® Operating Statement Analysis Report, the CREFC® Loan Level Reserve/LOC Report, the CREFC® Advance Recovery Report and the CREFC® Total Loan Report.

“CREFC® Total Loan Report”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available and effective from time to time on the CREFC® Website.

“CREFC® Website”:  The CREFC®’s Website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“CRR Implementation Date” As defined in Section 5.07 of this Agreement.

“CUSIP”: Committee on Uniform Securities Identification Procedures.

“Custodial Agreement”:  The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, in the form agreed to by the Certificate Administrator and the Custodian, as the same may be amended or modified from time to time in accordance with the terms thereof.  No Custodial Agreement will be required if the Custodian is the same party as the Certificate Administrator.

“Custodian”:  Any Custodian appointed pursuant to Section 3.19 of this Agreement.  If a Custodian is not so appointed, then the Custodian shall be the Certificate Administrator.  The Custodian may (but need not) be the Certificate Administrator, the Trustee or the Master Servicer or any Affiliate of the Certificate Administrator, the Trustee or the Master Servicer.

“Cutoff Date”:  November 1, 2013.

“DBRS”:  DBRS, Inc., or its successor in interest.

“Debt Service Coverage Ratio”:  With respect to any Mortgage Loan (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

“Default”:  An event of default under the Mortgage Loan Documents for any related Mortgage Loan, or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Mortgage Loan Documents for such Mortgage Loan.

“Default Interest”:  With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

“Default Rate”:  With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

“Defaulted Trust Asset”:  A Trust Asset related to any Mortgage Loan that is delinquent at least 90 days in respect of its Monthly Payments or more than 90 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the related Mortgage Loan.

“Defect”:  As defined in Section 2.03(e) of this Agreement.

“Delinquency”:  Any failure of a Borrower to make a scheduled Monthly Payment or Balloon Payment on a Due Date.

“Denomination”:  As defined in Section 5.01(a) of this Agreement.

“Depositor”:  ACRC 2013-FL1 Depositor LLC, a Delaware limited liability company, and its successors and assigns.

“Depository”:  The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”:  A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  The 11th day of each calendar month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in December 2013.

“Directing Holder”:  With respect to each Trust Asset, the Controlling Class Representative.

The initial Directing Holder shall be ACRC 2013-FL1 Holder LLC or its designee.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section l.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”:  With respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Trust Asset or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any Special Servicing Compensation to which the Special Servicer is entitled pursuant to Section 3.12 of this Agreement in the form of late payment charges, Net Default Interest, Assumption Fees, loan service transaction fees, beneficiary statement charges, assumption application fees or any interest or other income earned on deposits in the Mortgage Loan REO Accounts.

“Disclosure Parties”:  As defined in Section 3.14(e) of this Agreement.

“Disqualified Non-U.S. Person”:  With respect to a Class R or Class LR Certificate, (A) any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or applicable successor Form promulgated by the IRS for the purpose of providing and certifying the information provided on Form W-8ECI as of the Closing Date) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR

Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes, (B) an entity treated as a domestic partnership for U.S. federal income tax purposes, one or more of the direct or indirect beneficial owners (other than through a U.S. corporation) of which is (or is permitted under the applicable partnership agreement to be) a Non-U.S. Person who is not described in clause (A)(i) or (ii) or (C) a U.S. Person with respect to whom income on the Class R or Class LR Certificate is attributable to a fixed base or foreign permanent establishment, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person.

“Disqualified Organization”:  Any of (a) the United States, a State or any political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization (as defined below) or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Code Chapter 1 (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers’ cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause either Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding.  For the purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.

“Distribution Account”:  Collectively, the Grantor Trust Distribution Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Additional Interest Certificate Account and the Excess Liquidation Proceeds Account each of which may be sub-accounts of a single Eligible Account.

“Distribution Date”:  The 4th Business Day following each Determination Date, commencing in December 2013.

“Distribution Date Statement”:  As defined in Section 4.02(a) of this Agreement.

“Do Not Hire List”:  The list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer, the Certificate Administrator and Trustee, which lists certain parties identified by the Depositor as having failed to comply with their respective obligations under Section 3.31, Section 3.32 or Section 3.33 of this Agreement or as having failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

“Due Date”:  With respect to any Mortgage Loan and any Distribution Date, the day of the month, as set forth in the related Mortgage Loan Documents, on which the Monthly Payment or Balloon Payment is due and payable on such Mortgage Loan.

“Early Termination Notice Date”:  Any date as of which the aggregate Certificate Balance of Principal Balance Certificates then outstanding is less than 10.0% of the aggregate Certificate Balance of all Principal Balance Certificates as of the Closing Date.

“Eligible Account”:  Any of:

(i)                                     an account or accounts

(A)                               maintained with a depository institution or trust company (A) the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, (B) in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s;

(B)                               an account or accounts maintained with U.S. Bank National Association, so long as it meets the eligibility standards of the Certificate Administrator set forth in this Agreement;

(ii)                                  a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), and subject to supervision or examination by federal and state authority, with a combined capital surplus of at least $50 million and the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s; or

(iii)                               any other account for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

Eligible Accounts may bear interest.

“Eligible Investor”:  Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of another Qualified Institutional Buyer, to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) (except with respect to the Class R and Class LR Certificates) any other Institutional Accredited Investor.

“Eligible Trust Advisor”:  An institution (i) in the case of DBRS, that has acted as special servicer (or, in the case of Trimont, an operating or trust advisor) on a commercial mortgage-backed securities transaction rated by DBRS and has not been the special servicer (or, in the case of Trimont, an operating or trust advisor) on a transaction for which DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with such special servicer (or, in the case of Trimont, such operating or trust advisor) as the sole or material factor in such rating action, (ii) in the case of Moody’s, that has acted as special servicer on a commercial mortgage-backed securities transaction rated by Moody’s and has not been the special servicer on a transaction for which Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with such special servicer as the sole or material factor in such rating action, (iii) that can and will make the representations and warranties set forth in Section 2.04(f) of this Agreement, (iv) that is not the Depositor, the Special Servicer, the Sponsor, the Trust Asset Seller, the Controlling Class Representative, the Directing Holder or an Affiliate of the Depositor, the Special Servicer, the Sponsor, the Trust Asset Seller, the Controlling Class Representative or the Directing Holder and (v) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

“Environmental Insurance Policy”:  With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

“Environmental Report”:  The environmental audit report or reports with respect to each Mortgaged Property delivered to the Trust Asset Seller in connection with the related Mortgage Loan.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“Escrow Account”:  As defined in Section 3.04(b) of this Agreement.  Any Escrow Account may be a sub-account of the related Cash Management Account.

“Escrow Payment”:  Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Cash Management Account Agreement, Lock-Box Agreement, Loan Agreement or other Mortgage Loan Document for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, environmental remediation and similar items in respect of the related Mortgaged Property or related to the satisfaction of closing conditions for the related Mortgage Loan.

“Euroclear”:  Euroclear Bank, as operator of the Euroclear System and its successors in interest.

“Event of Default”:  A Master Servicer Event of Default or Special Servicer Event of Default, as applicable.

“Excess Liquidation Proceeds”:  With respect to any Trust Asset, the portion of Net Liquidation Proceeds allocated to such Trust Asset over the amount that would have been allocated to such Trust Asset if a principal payment and all other amounts due in full had been made with respect to the related Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

“Excess Liquidation Proceeds Account”:  The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(i) of this Agreement for the benefit of the Certificateholders, which shall be entitled “U.S. Bank National Association, as Certificate Administrator, for the benefit of U.S. Bank National Association, as Trustee, and the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Excess Liquidation Proceeds Account.”  The Excess Liquidation Proceeds Account must be an Eligible Account or a sub-account of an Eligible Account and will be an asset of the Lower-Tier REMIC.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Excluded Fees”: All Exit Fees, property release fees and Scheduled Extension Fees payable on the Mortgage Loans under the related Mortgage Loan Documents.  For the avoidance of doubt, the right to receive Excluded Fees will not be held by the Issuing Entity or any other party under the Pooling and Servicing Agreement in its capacity as such.

“Exit Fee”:  With respect to any Mortgage Loan, any fee identified in the related Mortgage Loan Documents as an “exit fee” or as “additional interest” and that is payable by the related Borrower in connection with any prepayment or repayment of such Mortgage Loan (other than any Prepayment Premium).

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Asset Status Report”:  With respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which shall not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such action, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Recovery Determination”:  With respect to any Specially Serviced Mortgage Loan, REO Loan or any Trust Asset subject to repurchase by the Trust Asset Seller pursuant to Section 2.03(e) of this Agreement or, in the case of a Mortgage Loan, subject to a purchase pursuant to the applicable Participation Agreement or any Mortgage Loan subject to purchase pursuant to any related mezzanine intercreditor agreement, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Master Servicer (or in the case of a Specially Serviced Mortgage Loan or REO Loan, the Special Servicer), in its reasonable judgment, and, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder, as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Trust Advisor and the Custodian (and

the Master Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable.  If no Control Termination Event has occurred and is continuing, the Directing Holder shall have ten (10) Business Days to review and approve each such recovery determination; provided, however, that if the Directing Holder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given.  The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as the Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

“Financial Market Publisher”:  Bloomberg Financial Service.

“Four Month Future Advance Estimate”:  As defined in Section 3.30(b) of this Agreement.

“Global Certificates”:  Each of the Regulation S Global Certificates or Rule 144A Global Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

“Grantor Trust”:  As defined in the Preliminary Statement hereto.

“Grantor Trust Distribution Account”:  The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “U.S. Bank National Association, as Certificate Administrator, for the benefit of U.S. Bank National Association, as Trustee, and the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Grantor Trust Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account.  The Grantor Trust Distribution Account shall be an asset of the Grantor Trust.

“Hazardous Materials”:  Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 1.02 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”:  With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

“Indemnified Party”:  As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”:  As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Independent”:  When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Directing Holder, the Trust Advisor, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Code Section 856(d)(3) if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and such Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator and the Trustee has been delivered to the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer or the Special Servicer, as applicable, on behalf of itself, the Certificate Administrator and the Trustee has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Individual Certificate”:  Any Certificate in definitive, fully registered physical form without interest coupons.

“Initial Resolution Period”:  As defined in Section 2.03(e) of this Agreement.

“Inquiries”:  As defined in Section 4.02(c) of this Agreement.

“Institutional Accredited Investor”:  An institution that is an “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

“Insurance Proceeds”:  Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08 of this Agreement).

“Interest Accrual Period”:  With respect to any Distribution Date, the period that begins on and includes the 15th day in the calendar month preceding the month in which such

Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) and ends on and includes the 14th day of the calendar month in which such Distribution Date occurs.

“Interest Distribution Amount”:  With respect to any Distribution Date, an amount equal to (i) for any Class of Principal Balance Certificates (also with respect to any Class X Regular Interest), interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance immediately prior to such Distribution Date and (ii) for the Class X Certificates (also with respect to the Upper-Tier Regular Interest with the same alphabetical designation), the Class X Interest Distribution Amount.  Calculations of interest due in respect of any such Class shall be made on an Actual/360 Basis.

“Interest Shortfall”:  With respect to any Class of Principal Balance Certificates or Class X Certificates (also with respect to any Upper-Tier Regular Interest with the same alphabetical designation) for any Distribution Date, the sum of (A) the excess, if any, of (i) the Interest Distribution Amount and any Interest Shortfall for such Class of Principal Balance Certificates or Class X Certificates (and any Upper-Tier Regular Interest with the same alphabetical designation) for the immediately preceding Distribution Date over (ii) all distributions of interest made on such Class of Principal Balance Certificates or Class X Certificates (and any Upper-Tier Regular Interest with the same alphabetical designation) on the immediately preceding Distribution Date and (B) to the extent permitted by applicable law, one month’s interest (regardless of Business Days) on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date; provided that the Interest Shortfall with respect to any Class of Principal Balance Certificates or Class X Certificates (and any Upper-Tier Regular Interest with the same alphabetical designation) for the initial Distribution Date will be zero.

“Interested Person”:  As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor, any Certificateholder, any Borrower, any Manager, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.15 of this Agreement, or any Affiliate of any of the preceding entities.

“Investment Account”:  As defined in Section 3.07(a) of this Agreement.

“Investment Representation Letter”:  As defined in Section 5.02(c)(i)(A) of this Agreement.

“Investor Certification”:  A certificate representing that such Person executing the certificate is a Certificateholder, a Beneficial Owner or a prospective purchaser of a Certificate and that (i) such Person is not a Borrower, a Manager, an Affiliate of any of the foregoing or an agent of any Borrower, substantially in the form of Exhibit L-1 to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website or (ii) such person is a Borrower, a Manager, an Affiliate of any of the foregoing or an agent of any Borrower substantially in the form of Exhibit L-2 to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website.  The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.  Any Person executing an Investor Certification in the form of Exhibit L-2 shall only be entitled to the Distribution Date Statement and no other report, statement or document on the Certificate Administrator’s Website.  The Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may each rely in good faith on such Investor Certification which, prima facie, is properly executed and submitted by any Person as to the matters set forth therein.

“Investor Q&A Forum”:  As defined in Section 4.02(c) of this Agreement.

“Investor Registry”:  As defined in Section 4.02(d) of this Agreement.

“IRS”:  The Internal Revenue Service.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered.  With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period applicable under the original Mortgage Loan), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered.  The term “Late Collections” shall specifically exclude Penalty Charges.

“LIBOR”:  With respect to each Interest Accrual Period and each LIBOR Determination Date, the per annum rate calculated by the Certificate Administrator as set forth below:

(a)                                 the rate published each business day in The Wall Street Journal under the Money Rates section for the one month “London interbank offered rate, or Libor”; or

(b)                                 in the event that LIBOR is not published in The Wall Street Journal under the Money Rates section, then the Master Servicer shall determine the LIBOR rate for the Mortgage Loans in accordance with the Servicing Standard and the related Mortgage Loan Documents, and the LIBOR rate determined by the Master Servicer will be the LIBOR rate for the Certificates.  The Master Servicer shall notify the Certificate Administrator of the LIBOR rate determined by it by inclusion in the CREFC® Loan Periodic Update File.

“LIBOR Business Day”:  A day on which banks are open for dealing in foreign currency and exchange in London, England.

“LIBOR Determination Date”:  With respect to each Class of Certificates or Upper-Tier Regular Interest that bears interest at a LIBOR-based rate, the day of the month on which one-month LIBOR will be reset for purposes of determining the Pass-Through Rate for any Interest Accrual Period, which will be the last LIBOR Business Days of the calendar month preceding the month in which such Interest Accrual Period begins; provided that, for the purposes of calculating the Pass-Through Rates on the Certificates (but not on the Mortgage Loans) for the initial Interest Accrual Period, LIBOR will be determined by the Depositor on the last LIBOR Business Day of the calendar month preceding the Closing Date.  With respect to each Mortgage Loan and the interest accrual period for such Mortgage Loan, the “LIBOR Determination Date” will be as set forth in the related Mortgage Loan Documents.

“Liquidation Expenses”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee in connection with the liquidation of any Trust Asset, Mortgage Loan or REO Property or the sale of any Trust Asset pursuant to Section 3.16 or Section 9.01 of this Agreement (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

“Liquidation Fee”:  A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Trust Asset (except as specified in the following paragraph), repurchased by the Trust Asset Seller outside of the applicable cure period, in each case as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, a loan purchaser or the Trust Asset Seller, as applicable, or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of 1.0% and the proceeds of such full or discounted payoff or the Net Liquidation Proceeds related to such liquidated or repurchased Trust Asset or Specially Serviced Mortgage Loan, as the case may be, in each case exclusive of any portion of such payoff or Net Liquidation Proceeds that represents Penalty Charges.  Notwithstanding the foregoing, the total amount of Liquidation Fees payable by the Trust with respect to any Specially Serviced Mortgage Loan, REO Loan or Trust Asset with respect to any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Trust Asset.

No Liquidation Fee shall be payable based on, or out of, the Liquidation Proceeds (a) with respect to clause (v) of the definition of Liquidation Proceeds; (b) in the case of clause (vi) of the definition of Liquidation Proceeds if such purchase by the related mezzanine lender occurs within 90 days of when the related mezzanine lender’s option to purchase first becomes exercisable; (c) in the case of a final disposition consisting of the repurchase or replacement of a Trust Asset (or related REO Loan) by the Trust Asset Seller pursuant to the Purchase Agreement, if the Trust Asset Seller repurchases such Trust Asset within the resolution time period set forth in Section 2.03(d) of this Agreement (and giving effect to any applicable extension period beyond the end of the Initial Resolution Period set forth in Section 2.03(e) of this Agreement); (d) in connection with the purchase of any Defaulted Trust Asset by the Special Servicer; (e) in connection with the purchase of any Defaulted Trust Asset by the Directing Holder or any Affiliate of the Directing Holder or any Affiliate thereof if the purchase occurs within 90 days after the transfer of the Defaulted Trust Asset to Special Servicing; and (f) in connection with a Loss of Value Payment by the Trust Asset Seller, if the Trust Asset Seller makes such Loss of Value Payment within the resolution time period set forth in Section 2.03(e) of this Agreement.

“Liquidation Proceeds”:  Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Proceeds) received by or paid to the Master Servicer, the

Special Servicer or the Certificate Administrator in connection with:  (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Mortgage Loan related to a Defaulted Trust Asset, through trustee’s sale, foreclosure sale, disposition of REO Property or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and the terms and conditions of the related Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the sale of a Defaulted Trust Asset; (iv) the repurchase or substitution of a Trust Asset (or related REO Loan) by the Trust Asset Seller pursuant to the Purchase Agreement; (v) the purchase of all the Trust Assets and all property acquired in respect of any Trust Asset by the Remaining Certificateholder, the Certificateholders owning a majority of the Percentage Interest of the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01 of this Agreement; (vi) in the case of any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, the purchase of the related Trust Asset by a mezzanine lender; or (vii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.06(e) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Mortgage Loan Seller).

“Loan Agreement”:  With respect to any Mortgage Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

“Lock-Box Account”:  With respect to any Mortgaged Property, any account created pursuant to the related Mortgage Loan Documents to receive revenues therefrom.  Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.  The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Management Accounts in accordance with the terms of the related Mortgage Loan.

“Lock-Box Agreement”:  With respect to any Mortgage Loan, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

“Loss of Value Payment”:  As defined in Section 2.03(e) of this Agreement.

“Loss of Value Reserve Fund”:  The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(d) of this Agreement.  The Loss of Value Reserve Fund will be part of the Trust Fund but not part of either Trust REMIC or the Grantor Trust.

“Lower-Tier Distribution Account”:  The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to

Section 3.05(b) of this Agreement, which shall be entitled “U.S. Bank National Association, as Certificate Administrator, for the benefit of U.S. Bank National Association, as Trustee, and the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Lower-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account.  The Lower- Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”:  As defined in Section 4.01(a).

“Lower-Tier Principal Balance”:  With respect to any Class of Lower-Tier Regular Interest, initially will equal the original principal balance set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of distributions of the related Lower-Tier Distribution Amount allocable to principal and Realized Losses, allocable thereto in all prior periods as described in Section 4.01(g) of this Agreement, such that at all times the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the Certificate Balance of the Corresponding Certificates or Corresponding Upper-Tier Regular Interest, as applicable.

“Lower-Tier Regular Interests”:  The Class LA Interest, the Class LB Interest, the Class LC Interest, the Class LD Interest, the Class LE Interest, the Class LF Interest, and the Class LG Interest, issued by the Lower-Tier REMIC and held by the Trustee as assets of the Upper-Tier REMIC.  Each Lower-Tier Regular Interest (i) is designated as a “regular interest,” (ii) relates to its Corresponding Certificates or Corresponding Upper-Tier Regular Interest, (iii) is uncertificated, (iv) has an initial Lower-Tier Principal Balance equal to the initial Lower-Tier Principal Balance set forth in the Preliminary Statement hereto, (v) has a Pass-Through Rate equal to the Net WAC Rate, (vi) has a “latest possible maturity date,” within the meaning of Treasury Regulations Section 1.860G-1(a), that is the Rated Final Distribution Date and (vii) is entitled to the distributions in the amounts and at the times specified in Section 4.01(c) of this Agreement.

“Lower-Tier REMIC”:  A segregated asset pool within the Trust Fund consisting of the Trust Assets (other than the Excluded Fees), collections thereon, the Trust’s interest in any REO Property acquired in respect thereof, amounts related thereto held from time to time in the Collection Account, and the Lower-Tier Distribution Account, the Mortgage Loan REO Account (to the extent of the Trust Fund’s interest therein), amounts held from time to time in the Excess Liquidation Proceeds Account in respect thereof and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

“MAI”:  Member of the Appraisal Institute.

“Major Decision”:  As defined in Section 6.07.

“Management Agreement”:  With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

“Manager”:  With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

“Master Servicer”:  Wells Fargo Bank, National Association, a national banking association, or any successor master servicer appointed as herein provided.

“Master Servicer Event of Default”:  As defined in Section 7.01(a) of this Agreement.

“Master Servicer Prepayment Interest Shortfall”:  As defined in Section 3.17(c) of this Agreement.

“Master Servicer Website”:  Shall mean the internet website maintained by the Master Servicer; initially located at “www.wellsfargo.com/com”.

“Master Servicing Fee”:  With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date).

“Master Servicing Fee Rate”:  With respect to each Mortgage Loan, a per annum rate equal to 0.025%.

“Material Breach”:  As defined in Section 2.03(e) of this Agreement.

“Material Defect”:  As defined in Section 2.03(e) of this Agreement.

“Maturity Date”:  With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Note.

“Modification Fees”:  With respect to any Mortgage Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Special Servicer (other than all Assumption Fees, consent fees, assumption application fees and fees similar to the foregoing).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related Borrower shall be subject to a cap of 1.0% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap shall exist in connection with the amount of Modification Fees which may be collected from the related Borrower with respect to any Specially Serviced Mortgage Loan or REO Loan.  For the avoidance of doubt, Special Servicing Fees, Workout Fees and Liquidation Fees due to the Special Servicer in connection with a modification, extension, waiver or amendment shall not be considered Modification Fees.

“Modified Mortgage Loan”:  Any Specially Serviced Mortgage Loan that has been modified by the Special Servicer pursuant to Section 3.26 of this Agreement in a manner that:

(a)                                 except as expressly contemplated by the related Mortgage Loan Documents, reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

(b)                                 except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c)                                  in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”:  With respect to any Mortgage Loan (other than any REO Loan and other than any Mortgage Loan that is delinquent at its Maturity Date) and any Due Date, the scheduled monthly payment of principal (to the extent due, but excluding the Balloon Payment) and interest due on the related mortgage note on such Due Date (other than the Maturity Date), excluding any Default Interest.  For the purposes of determining the amount of P&I Advances to be made with respect to any Trust Asset, the Monthly Payment for any Distribution Date and any REO Loan or any Mortgage Loan that is delinquent at its Maturity Date, and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related mortgage note not been discharged or the related Maturity Date had not been reached, as the case may be.

“Moody’s”:  Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

“Mortgage File”:  With respect to any Mortgage Loan, collectively, the mortgage documents listed in Section 2.01(a)(i) through Section 2.01(a)(xxi) of this Agreement pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

“Mortgage Loan”: Each mortgage loan in which a Trust Asset represents a participation interest.

“Mortgage Loan Collection Account”:  With respect to each Mortgage Loan, the separate account or sub-account created and maintained by the Master Servicer pursuant to Section 3.05(f) of this Agreement on behalf of the Certificateholders and the related Companion Participation Holder, which shall be entitled “Wells Fargo Bank, National Association, as Master Servicer, for the benefit of, U.S. Bank National Association, as Trustee, the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, and

the related Companion Participation Holder, Mortgage Loan Collection Account.”  Amounts in the Mortgage Loan Collection Account applicable to the related Companion Participations shall not be assets of the Trust Fund, but instead shall be held by the Master Servicer on behalf of the Trust Fund (in respect of amounts reimbursable therefrom) and the related Companion Participation Holder.  Any such account or sub-account shall be an Eligible Account or a sub-account of an Eligible Account.

“Mortgage Loan Documents”:  With respect to any Mortgage Loan and the related Trust Asset, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or subsequently added to the related Mortgage File, including the Note, participation certificate (if applicable), the Loan Agreement and the Participation Agreement.

“Mortgage Loan Interest Period”:  For any Mortgage Loan and any Distribution Date, the period during which interest payable on the Due Date immediately preceding such Distribution Date accrues on such Mortgage Loan.

“Mortgage Loan Remittance Amount”:  For each Servicer Remittance Date that the Master Servicer is required to make a distribution to a Companion Participation Holder pursuant to Section 3.05(g) of this Agreement and with respect to each Mortgage Loan and related Mortgaged Property (if it becomes an REO Property), any amount received by the Master Servicer during the related Collection Period that is payable to the Companion Participation Holder (including any Excluded Fees, if applicable) pursuant to the related Participation Agreement or to be remitted to the Collection Account.

“Mortgage Loan REO Account”:  As defined in Section 3.15(b) of this Agreement.  The Mortgage Loan REO Account shall be an asset of the Lower-Tier REMIC.

“Mortgage Loan Special Servicer”:  Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Mortgage Loan or any related REO Property.

“Mortgage Pool”:  All of the Trust Assets and any successor REO Loans, collectively.  The Mortgage Pool does not include the Companion Participations or any portion representing a Companion Participation of related REO Loans.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan including any REO Property, consisting of a fee simple estate, in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgage Rate”:  With respect to each Mortgage Loan and any Interest Accrual Period, the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related mortgage note from time to time (the initial Mortgage Rate is set forth on Annex A to the Offering Circular); provided, however that for purposes of calculating the Net Trust Asset Interest Rate and the Net WAC Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest and without taking into account any change in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a change of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

“Net Condemnation Proceeds”:  Condemnation Proceeds, to the extent such proceeds are not to be applied to the restoration, preservation or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage Loan Documents or other documents included in the Mortgage File or in accordance with the Servicing Standard.

“Net Default Interest”:  With respect to any Distribution Date, an amount equal to the sum of (i) the amount of the aggregate collected Default Interest on the Mortgage Loans received during the preceding Collection Period, minus (ii) any portions thereof withdrawn (A) from the applicable Collection Account pursuant to Section 3.06(a)(ix) of this Agreement for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred on the related Mortgage Loan during or prior to such Collection Period and (B) from each Mortgage Loan Collection Account pursuant to Section 3.06(b)(ix) of this Agreement for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred on the related Mortgage Loan during such Collection Period.

“Net Insurance Proceeds”:  Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage Loan Documents or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

“Net Liquidation Proceeds”:  The Liquidation Proceeds received with respect to any Mortgage Loan, net of the amount of Liquidation Expenses incurred with respect thereto.

“Net Prepayment Interest Excess”:  The amount, if any, of the aggregate of all Prepayment Interest Excess for all Trust Assets that the Master Servicer collects during the related Collection Period not used during such Collection Period as part of the Master Servicer Prepayment Interest Shortfall payment made by the Master Servicer pursuant to Section 3.17(c) to cover Prepayment Interest Shortfalls.

“Net Prepayment Interest Shortfall”: The amount, if any, by which (i) the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period for all Trust Assets that the Master Servicer is servicing exceeds (ii) the Master Servicer Prepayment Interest Shortfall for such Trust Assets as of the related Distribution Date.  Net Prepayment Interest Shortfalls shall be allocated in accordance with Section 4.01(j).

“Net REO Proceeds”:  With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.15(b) of this Agreement.

“Net Trust Asset Interest Rate”:  For any Trust Asset and any Interest Accrual Period, a per annum rate equal to (1) the Mortgage Rate for such Trust Asset for such Interest Accrual Period minus (2) the sum of the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Trust Advisor Fee Rate and the CREFC® License Fee Rate.

“Net WAC Rate” With respect to any Distribution Date and the related Interest Accrual Period, the weighted average of the Net Trust Asset Interest Rates (weighted on the basis of their respective Stated Principal Balances on the first day of the related Interest Accrual Period).

“New Lease”:  Any lease of an REO Property entered into on behalf of the Lower-Tier REMIC, if such Trust REMIC has the right to renegotiate the terms of such lease, including any lease renewed or extended on behalf of such Trust REMIC.

“NMWHFIT”:  A “Non-Mortgage Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

“No Downgrade Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from any Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought shall be deemed to satisfy the requirement for the No Downgrade Confirmation from such Rating Agency with respect to such matter.  If a Rating Agency has not replied to a request for a No Downgrade Confirmation or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the related requirement for No Downgrade Confirmation, then such requirement shall be deemed satisfied subject to the satisfaction of the conditions set forth in Section 3.34 of this Agreement.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation shall be required from that Rating Agency.

“Non-recoverable Advance”:  Any Non-recoverable P&I Advance, Non-recoverable Property Advance or Non-recoverable Workout-Delayed Reimbursement Amounts.

“Non-recoverable P&I Advance”:  Any P&I Advance previously made or proposed to be made in respect of a Trust Asset or REO Loan which, in the reasonable judgment of the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard, or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Trust Asset or REO Loan, which shall be evidenced by an Officer’s Certificate as provided by Section 4.07(c) of this Agreement.

“Non-recoverable Property Advance”:  Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan or any REO Property that, in the reasonable judgment of the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard, or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or REO Loan, which shall be evidenced by an officer certificate as provided by Section 3.21(d) of this Agreement.

“Non-recoverable Workout-Delayed Reimbursement Amounts”:  Any Workout- Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Non-recoverable Property Advances or Non-recoverable P&I Advances, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Trust Asset or REO Loans or (b) has determined that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout- Delayed Reimbursement Amounts and Non-recoverable Advances, out of the principal portion of future collections on all of the Trust Assets and REO Properties.

“Non-U.S. Person”:  A person that is not a U.S. Person.

“Note”:  With respect to any Mortgage Loan as of any date of determination, the note, participation certificate or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Notice of Termination”:  Any of the notices given to the Trustee, the Certificate Administrator and the Master Servicer by the Special Servicer or the Master Servicer pursuant to Section 9.01(c) of this Agreement.

“Notional Balance”:  As of any date of determination, with respect to the Class X Certificates, the Class X Notional Balance.

“NRSRO”:  Any nationally recognized statistical ratings organization, other than the Rating Agencies.

“NRSRO Certification”:  A certification executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit O or in electronic form on the 17g-5 Information Provider’s Website that states that such NRSRO has access to the 17g-5 Information Provider’s Website, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s Website as confidential. The Rating Agencies may provide their NRSRO Certifications electronically via a click-through confirmation on the 17g-5 Information Provider’s website.

“Offered Certificates”:  Class A, Class B, Class C and Class D Certificates.

“Offering Circular”:  That certain Offering Circular, dated as of November 4, 2013, relating to the offering of the Offered Certificates.

“Officer’s Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer, Special Servicer or Additional Servicer customarily performing functions similar to those performed by any of the above designated officers, any Servicing Officer and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be.

“Offsetting Modification Fees”:  With respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Trust, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (i) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Mortgage Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Mortgage Loan that closed within the prior 12 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (ii) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Mortgage Loan.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer, the Master Servicer or the Trust Advisor, as the case may be, acceptable to the Certificate Administrator and the Trustee, except that any opinion of counsel relating to (a) qualification of either Trust REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either Trust REMIC or qualification of the Grantor Trust as a grantor trust, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”) or (c) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04(b) of this Agreement, must be an opinion of counsel who is Independent of the Depositor and the Master Servicer.

“Originator”:  The Trust Asset Seller and certain affiliates thereof.

“Outside Bidder”:  A bidder that is not the Special Servicer, the Trust Asset Seller, the Depositor, the Trust Asset Seller, or any affiliate thereof, or a bidder bidding for the account of, or pursuant to an agreement, in whole or in part, with the Special Servicer, the Trust Asset Seller, the Depositor, the Trust Asset Seller, or any affiliate thereof.

“Ownership Interest”:  Any record or beneficial interest in a Class R or Class LR Certificate.

“P&I Advance”:  As to any Trust Asset, any advance made by the Master Servicer or the Trustee pursuant to Section 4.07 of this Agreement.  Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate.

“P&I Advance Determination Date”:  With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

“Participation”:  A Companion Participation or a Trust Asset.

“Participation Agreement”:  As set forth in the Preliminary Statement.

“Pass-Through Rate”:  With respect to each Class of Certificates (other than the Class R and Class LR Certificates) or Upper-Tier Regular Interest, the rate for such Class as set forth below:

Class	Pass-Through Rate
Class A Certificates	Class A Pass-Through Rate
Class B Certificates	Class B Pass-Through Rate
Class C Certificates	Class C Pass-Through Rate
Class D Certificates	Class D Pass-Through Rate
Class E Certificates	Class E Pass-Through Rate
Class F Certificates	Class F Pass-Through Rate
Class G Certificates	Class G Pass-Through Rate
Class X Certificates	Class X Interest Rate
Class D Regular Interests	Class D Pass-Through Rate
Class E Regular Interests	Class E Pass-Through Rate
Class F Regular Interests	Class F Pass-Through Rate
Class G Regular Interests	Class G Pass-Through Rate
Class X Regular Interests	Class X Interest Rate

With respect to each Class of Lower-Tier Regular Interests, the Pass-Through Rate set forth in the definition of “Lower-Tier Regular Interest “.

“Paying Agent”:  The paying agent appointed pursuant to Section 5.04 of this Agreement.

“PCAOB”:  The Public Company Accounting Oversight Board.

“Penalty Charges”:  With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon from the Borrower that represent default charges, penalty charges, late fees and/or Default Interest, and excluding any Prepayment Premiums.

“Percentage Interest”:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class.  With respect to any Certificate (except the Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates.  With respect to any Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

“Performing Mortgage Loan”:  A Mortgage Loan that is not a Specially Serviced Mortgage Loan or REO Loan.

“Permitted Investments”:  Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee

or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates:

(a)                                 direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

(b)                                 Federal Housing Administration debentures;

(c)                                  obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

(d)                                 federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short-term debt rating category of each Rating Agency and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of the Rating Agencies, (or, in the case of any such Rating Agency and any such rating, (i) if rated by such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation, and (ii) if not rated by such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation relating to the Certificates); provided, however, that the investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

(e)                                  (i) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, or (ii) such demand and time deposits in, or certificates of deposit of, or bankers’ acceptances that are not fully insured by the Federal Deposit Insurance Corporation, in each case, the short term obligations of which bank or trust company, savings and loan association or savings bank are rated in the highest short-term debt rating category of each Rating Agency and, if it has a term in excess of six months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of the Rating Agencies (or, in the case of any such Rating Agency and any such rating, (i) if rated by such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation, and (ii) if not rated by such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation relating to the Certificates); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

(f)                                   debt obligations with maturities of not more than 365 days, the short term obligations of which are rated in the highest short-term debt rating category of each Rating Agency (in case of , if rated by) and, if it has a term in excess of six months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of the Rating Agencies (or, in the case of any such Rating Agency and any such rating, (i) if rated by such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation, and (ii) if not rated by such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation relating to the Certificates); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

(g)                                  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days, the short term obligations of which are rated in the highest short-term debt rating category of each Rating Agency and, if it has a term in excess of six months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of the Rating Agencies (or, in the case of any such Rating Agency and any such rating, (i) if rated by such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation, and (ii) if not rated by such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation relating to the Certificates); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

(h)                                 units of taxable money market mutual funds, issued by regulated investment companies, which seek to maintain a constant net asset value per share so long as any such fund is rated in the highest short-term unsecured debt ratings category by each Rating Agency (or, in the case of any such Rating Agency and any such rating, (i) if rated by such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation, and (ii) if not rated by such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation relating to the Certificates); and

(i)                                     any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that the Master Servicer, Special Servicer or Certificate Administrator, as applicable, has received a No Downgrade Confirmation relating to the Certificates;

provided, however, that no instrument or security shall be a Permitted Investment (a) unless such instrument is a “cash flow investment” earning a passive return in the nature of interest pursuant to Code Section 860G(a)(6) or (b) if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (c) if it may be redeemed of a price below the purchase price.  No Permitted Investment may be purchased at a price in excess of par or sold prior to maturity if such sale would result in a loss of principal or a tax on a prohibited transaction under Code Section 860F.

“Permitted Special Servicer/Affiliate Fees”:  Any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”:  With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer or an Affiliated Person, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Placement Agents”:  Wells Fargo Securities, LLC and J.P. Morgan Securities LLC and their successors in interest.

“Plan”:  As defined in Section 5.02(k) of this Agreement.

“Pledge and Account Control Agreement”:  The Pledge and Account Control Agreement, dated as of November 19, 2013, by and among the Trust Asset Seller, the Trustee, as trustee on behalf of the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Series 2013-FL1, as secured party, and U.S. Bank National Association, as bank, as the same may be amended, supplemented or replaced from time to time.

“Prepayment Assumption”:  The assumption that (i) each Mortgage Loan does not prepay prior to its respective initial Maturity Date, (ii) such initial Maturity Date is not extended and (iii) such Mortgage Loan repays in full on such initial Maturity Date.

“Prepayment Interest Excess”:  With respect to any Distribution Date and all Mortgage Loans serviced by the Master Servicer that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the related Collection Period, the excess of (i) the amount of interest accruing on the amount of such Principal Prepayments, or any prepayments resulting from the application of such Insurance Proceeds and Condemnation Proceeds, as applicable, for the period from the applicable Due Date to the date of prepayment (to the extent collected), over (ii) the corresponding amount of fees payable to the Trustee, the Certificate Administrator, the Trust Advisor and the Master Servicer.

“Prepayment Interest Shortfall”:  With respect to any Distribution Date, for each Trust Asset serviced by the Master Servicer (a) that was subject to a Principal Prepayment in full or in part prior to the Due Date for such Trust Asset in the related Collection Period, (b) as to which a prepayment occurs prior to the Due Date for such Trust Asset in the related Collection Period because Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer or (c) with respect to the Trust Assets identified on the Trust Asset Schedule as “Commerce Plaza I & II” and “7701 Southern Drive”, upon the repayment of the related Mortgage Loans on their respective Maturity Dates, the excess of (i) the aggregate amount of interest that would have accrued and been payable on the unpaid principal balance of such Trust Asset through the end of the related Mortgage Loan Interest Period had such Principal Prepayment or prepayment due to receipt of Insurance Proceeds, or Condemnation Proceeds not been made over (ii) the sum of the aggregate interest that did so accrue through the date of such payment was made plus the amount of any Prepayment Premium paid on such date.

“Prepayment Premium”:  With respect to any Mortgage Loan, any fees, penalties or premiums, other than Exit Fees, received on a Mortgage Loan in connection with the payment or prepayment of principal (or acceleration of the Mortgage Loan) prior to a date specified in the related Mortgage Loan Documents. Prepayment Premiums include yield maintenance charges, spread maintenance charges and minimum interest payments with respect to any payment or prepayment of principal (or acceleration of the Mortgage Loan) on or before the applicable yield maintenance or lockout date described in the related Mortgage Loan Documents.  Any breakage costs payable to the “lender” (as such term is used in the related Mortgage Loan Documents) under the related Mortgage Loan and actually collected from the Borrower in connection with a Principal Prepayment during or after a “lockout” period shall constitute Prepayment Premiums.

“Primary Servicing Fee Rate”:  With respect to each Mortgage Loan, a per annum rate equal to 0.075%; provided that, the Primary Servicer may from time to time, at its option, adjust its Primary Servicing Fee Rate in the range of 0.0% to 0.075% per annum, inclusively (no such adjustment will impact the Primary Servicer’s right to adjust the Primary Servicing Fee Rate in the future), and any such adjustment will result in a corresponding adjustment of the Servicing Fee Rate.  If the Primary Servicer elects to adjust its Primary Servicing Fee, the Primary Servicer shall notify the Master Servicer of such adjustment on or before the first Business Day after the

Determination Date immediately prior to the Servicer Remittance Date on which such adjusted Primary Servicing Fee Rate will become effective.

“Prime Rate”:  The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time.  The Certificate Administrator shall notify in writing the Master Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Balance Certificates”:  The Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

“Principal Distribution Amount”:  With respect to any Trust Asset and any Distribution Date, all amounts received with respect to, and allocable to, such Trust Asset on account of principal during the related Collection Period, including any Balloon Payment, the principal portion of any Unscheduled Payments and the principal portion of any Net REO Proceeds and Net Liquidation Proceeds, if any, received by the Master Servicer, the Special Servicer or the Certificate Administrator during the related Collection Period. The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 of this Agreement.

“Principal Prepayment”:  Any payments of principal made by a Borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Privileged Information”:  Any (i) correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Directing Holder under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception”:  With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Trust Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Trust Asset, the Certificate Administrator and the Trustee) required by law to disclose such information.

“Privileged Person”:  A party to this Agreement, a designee of the Depositor (including any financial market publisher), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) each Companion Participation Holder who delivers a certification substantially in the form of Exhibit L-4 to this Agreement, each Placement Agent, any other person who delivers to the Certificate Administrator an Investor Certification or an NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website or the 17g-5 Information Provider’s website, as applicable.  For purposes of obtaining information or access to the Certificate Administrator’s Website, Privileged Persons who are a Borrower, a Manager, an Affiliate of any of the foregoing or an agent of any Borrower shall be prohibited from obtaining such information or access pursuant to the terms of this Agreement (other than the Distribution Date Statement).

“Prohibited Party”:  Any proposed Servicing Function Participant (i) that is listed on the Depositor’s Do Not Hire List or (ii) for which the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee that seeks to retain such Servicing Function Participant has actual knowledge obtained by written notice or through actual experience that such party at any point prior to such hiring, assignment or transfer failed to comply with the Servicing Function Participant’s obligations under Regulation AB with respect to any other securitization.

“Property Advance”:  As to any Mortgage Loan, any advance made by the Master Servicer, the Special Servicer (to the extent provided in Section 3.21(e)) or the Trustee, as applicable, in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or to pay taxes and assessments or insurance premiums with respect to the related Mortgaged Property or REO Property, to the extent the making of any such advance is specifically provided for in this Agreement, including, but not limited to, as provided in Section 3.02 and Section 3.21 of this Agreement, as applicable.  Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate.  Notwithstanding anything to the contrary, “Property Advance” shall not include allocable overhead of the Master Servicer or the Special Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

“Property Protection Expenses”:  With respect to any Mortgage Loan, any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.04, Section 3.08(a), Section 3.10, Section 3.11, Section 3.15(a), Section 3.15(b), Section 3.15(c), Section 3.16(e) or Section 3.24(a) of this Agreement or indicated herein as being payable as a Property Advance or as a cost or expense of the Trust Fund and the related Companion Participation Holder but subject to the provisions of Section 1.02(e) of this Agreement or the Lower-Tier REMIC or Upper-Tier REMIC to be paid out of the Collection Account or the Mortgage Loan Collection Account, as applicable.

“PTCE”:  Prohibited Transaction Class Exemption.

“Purchase Agreement”:  The Trust Asset Purchase Agreement dated and effective the Closing Date, between the Trust Asset Seller and the Depositor.

“Qualified Affiliate”:  Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or Trust Advisor, as applicable, or by any Person or Persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Trust Advisor, as applicable.

“Qualified Institutional Buyer”:  A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”:  As used in Section 3.08 of this Agreement,

(i)                                     in the case of each Mortgage Loan, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability or financial strength rating is at least (A) “A-:VIII” by A.M. Best Company or (B) “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A3” by Moody’s ; and

(ii)                                  in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(d) of this Agreement, shall have a claims paying ability with any two of the following ratings:  (1) “A(low)” by DBRS or (2) “A3” or better by Moody’s;

unless in any such case each of the Rating Agencies has provided a No Downgrade Confirmation relating to the Certificates.

“Qualified Mortgage”:  A Mortgage Loan that is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

“Qualifying Substitute Trust Asset”:  A mortgage loan which must, on the date of substitution:  (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the Removed Trust Asset as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Removed Trust Asset; (iii) have the same Due Date as the Removed Trust Asset; (iv) accrue interest on the same basis as the Removed Trust Asset (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Removed Trust Asset; (vi) have an original loan to value ratio not higher than that of the Removed Trust Asset and a current loan to value ratio not higher than the then current loan-to-value ratio of the Removed Trust Asset; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the Purchase Agreement; (viii) have an Environmental Report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Removed Trust Asset and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the Removed Trust Asset; (x) be determined by an Opinion of Counsel (at the Trust Asset Seller’s expense) to be a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4); (xi) not have a maturity date after the date that is three years prior to the Rated Final Distribution Date; (xii) not be substituted for a Removed Trust Asset unless the Certificate Administrator and the Trustee has received a prior No Downgrade Confirmation (the cost, if any, of obtaining such No Downgrade Confirmation to be paid by the Trust Asset Seller); (xiii) have been approved, so long as no Control Termination Event has occurred and is continuing, by the Directing Holder; and (xiv) not be substituted for a Removed Trust Asset if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel.  In the event that one or more mortgage loans are substituted for one or more Removed Trust Assets, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate shall be lower than the highest Pass-Through Rate (not subject to a cap equal to the Net WAC Rate) of any Class of Principal Balance Certificates having an outstanding Certificate Balance.  When a Qualified Substitute Trust Asset is substituted for a Removed Trust Asset, the Trust Asset Seller shall certify that the Trust Asset meets all of the requirements of the above definition and shall send such certification to the Certificate Administrator, the Trust Advisor, the Trustee and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

“Rated Final Distribution Date”:  The Distribution Date in June 2030.

“Rating Agency”:  means any of DBRS and Moody’s.

“Rating Agency Q&A Forum and Servicer Document Request Tool”:  As defined in Section 3.14(d) of this Agreement.

“Real Property”:  Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

“Realized Loss”:  With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on such Distribution Date exceeds (ii) the aggregate Stated Principal Balance of the Trust Assets (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Trust Assets that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Trust Assets for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Non-recoverable

Advances) as of such Distribution Date (after giving effect to the reductions in such Stated Principal Balance on such Distribution Date).

“Reassignment of Assignment of Leases, Rents and Profits”:  As defined in Section 2.01(a)(viii) of this Agreement.

“Record Date”:  With respect to each Distribution Date, the close of business on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day; provided, however, that with respect to the Distribution Date occurring in December 2013, the Record Date will be the Closing Date.

“Regular Certificates”:  The Principal Balance Certificates and the Class X Certificates.

“Regulation AB”:  Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation D”:  Regulation D under the Securities Act.

“Regulation S”:  Regulation S under the Securities Act.

“Regulation S Global Certificate”:  Each of the Class A, Class X, Class B, Class C, Class D, Class E, Class F and Class G Certificates issued as such on the Closing Date.

“Regulation S Investor”:  With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

“Regulation S Transfer Certificate”:  As defined in Section 5.02(c)(i)(B) of this Agreement.

“Relevant Servicing Criteria”:  The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer and the Trust Advisor, on Schedule I to this Agreement).  For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers.  With respect to a Servicing Function Participant engaged by the Master Servicer or the Special Servicer, the term “Relevant Servicing Criteria” refers to the items of the Relevant Servicing Criteria applicable to the Master Servicer or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

“Remaining Certificateholder”:  Any Holder (or Holders, provided they act in unanimity) holding (i) 100% of the Regular Certificates or (ii) a complete and irrevocable assignment of the Voting Rights thereof with respect to causing a qualified liquidation and the right to direct the exchange of the related certificates under Section 9.01(g).

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Code Section 860D and the REMIC Provisions.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Removed Trust Asset”:  A Trust Asset which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Trust Assets are substituted.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(a)                                 except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b)                                 any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);

(c)                                  any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(d)                                 any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e)                                  rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Loan”:  Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

“REO Proceeds”:  With respect to any REO Property and the related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan which do not constitute Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds.

“REO Property”:  A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

“Replacement Trust Asset”:  Any Qualifying Substitute Trust Asset that is substituted for one or more Removed Trust Assets.

“Reporting Servicer”:  The Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and each Servicing Function Participant.

“Repurchase Communication”:  For purposes of Section 2.03(d) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Price”:  With respect to any Trust Asset to be repurchased or purchased pursuant to Section 2.03(e) or Section 9.01 of this Agreement, or any Specially Serviced Mortgage Loan or any REO Loan to be sold pursuant to Section 3.16 of this Agreement, an amount, calculated by the Master Servicer or the Special Servicer, as applicable, equal to:

(a)                                 the outstanding principal balance of such Trust Asset as of the date of purchase; plus

(b)                                 all accrued and unpaid interest on such Trust Asset at the related Mortgage Rate in effect from time to time to but not including the Due Date in the month of purchase, but excluding any Prepayment Premium or other prepayment penalty; plus

(c)                                  all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and all Special Servicing Fees and Workout Fees allocable to such Trust Asset or the related Mortgage Loan; plus

(d)                                 any Liquidation Fee due pursuant to Section 3.12 of this Agreement allocable to such Trust Asset or the related Mortgage Loan; plus

(e)                                  all Additional Trust Fund Expenses allocable to such Trust Asset or the related Mortgage Loan; plus

(f)                                   if such Trust Asset (or related REO loan) is being purchased by the Trust Asset Seller pursuant to the Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any such expenses previously reimbursed from the Collection Account or the applicable Mortgage Loan Collection Account, as applicable, plus accrued and unpaid interest thereon at the Advance Rate, to the extent payable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee.

“Repurchase Request”:  As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Recipient”:  As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Withdrawal”:  As defined in Section 2.03(d) of this Agreement.

“Request for Approval”:  As defined in Section 3.25(a) of this Agreement.

“Request for Release”:  A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E to this Agreement.

“Requesting Holders”: As defined in Section 3.10(a) of this Agreement.

“Requesting Party”:  As defined in Section 3.34(a) of this Agreement.

“Reserve Accounts”:  With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account.  Any Reserve Account may be a sub-account of a related Cash Management Account.  Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.  The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Management Account, if applicable, or the Collection Account or Mortgage Loan Collection Account or for the purposes set forth under the related Mortgage Loan Documents for the related Mortgage Loan.

“Residual Certificates”:  The Class R and Class LR Certificates, collectively.

“Resolution Extension Period” shall mean:

(a)                                             for purposes of remediating a Material Breach with respect to any Trust Asset, the 90-day period following the end of the applicable Initial Resolution Period;

(b)                                             for purposes of remediating a Material Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the Trust Asset Seller’s receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(c)                                              for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of the end of such Initial Resolution Period and the Trust Asset Seller’s receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(d)                                             for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days; provided that, if the Trust Asset Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

“Responsible Officer”:  When used with respect to the Trustee or the Certificate Administrator, any officer of the Trustee or the Certificate Administrator, as the case may be, assigned to the Corporate Trust Office of such party; in each case, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee and the Certificate Administrator, as such list may from time to time be amended.

“Restricted Certificate”:  As defined in Section 5.02(k) of this Agreement.

“Restricted Period”:  The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Placement Agents and any other distributor (as defined in Regulation S) of the Certificates and (b) the Closing Date.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Global Certificate”:  Each of the Class A, Class X, Class B, Class C, Class D, Class E, Class F and Class G Certificates issued as such on the Closing Date.

“Scheduled Extension”:  With respect to any Mortgage Loan, an extension of the Maturity Date of such Mortgage Loan, as specifically provided in the related Mortgage Loan Documents.

“Scheduled Extension Fee”:  With respect to any Mortgage Loan, a fee set forth in the related Mortgage Loan Documents as being payable by the Borrower upon a Scheduled Extension of the Maturity Date of such Mortgage Loan.

“Securities Act”:  The Securities Act of 1933, as it may be amended from time to time.

“Securities Legend”:  As defined in Section 5.02(c)(iii) of this Agreement.

“Segregated Liquidity”:  An amount equal to the sum of (1)  undrawn Committed amounts under the Wells Fargo Repurchase Facility; (2) cash or cash equivalents of the Trust Asset Seller and its consolidated subsidiaries that are segregated and set aside for the sole purpose of funding future advances (including amounts, if any, on deposit in the restricted account); and (3) undrawn amounts under any warehouse facility of the Trust Asset Seller and its consolidated subsidiaries that are available for draw subject only to the satisfaction of general conditions precedent in the related warehouse facility documents.

“Service(s)(ing)”:  In accordance with Regulation AB, the act of servicing and administering the Trust Assets or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer Remittance Date”:  With respect to any Distribution Date, the Business Day preceding such Distribution Date.

“Servicing Compensation”:  With respect to any Collection Period, the related Servicing Fee and any other fees, charges or other amounts payable to the Master Servicer under this Agreement for such period.

“Servicing Criteria”:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

“Servicing Fee”:  With respect to each Mortgage Loan and REO Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date immediately preceding such Distribution Date (without giving effect to payments of principal on such Mortgage Loan on such Due Date).  The Servicing Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement.  For the avoidance of doubt, the Servicing Fee allocated to each Trust Asset shall be deemed to be paid from the Lower-Tier REMIC.

“Servicing Fee Amount”:  With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the Master Servicing Fee Rate for such Mortgage Loan.  With respect to the each Sub-Servicer of the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan sub-serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the Primary Servicing Fee Rate for such Mortgage Loan.

“Servicing Fee Rate”:  With respect to each Mortgage Loan and REO Loan, the sum of the Master Servicing Fee Rate and the Primary Servicing Fee Rate.

“Servicing File”:  As defined in the Purchase Agreement.

“Servicing Function Participant”:  Any Person, other than the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee or the Certificate Administrator, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Trust Assets (based on their Stated Principal Balance) or the Master Servicer has assumed responsibility for the servicing activity, as provided for under Regulation AB.

“Servicing Officer”:  Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Certificate Administrator, the Trust Advisor and the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Standard”:  With respect to the Master Servicer (with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans and REO Loans) (in each case, directly or through one or more sub-servicers), to diligently service and administer the applicable Mortgage Loans in the best interests of and for the benefit of all of the Certificateholders and the related Companion Participation Holders (as a collective whole as if such Certificateholders and the related Companion Participation Holders constituted a single lender) in accordance with applicable law, the terms of this Agreement, the terms of the applicable Mortgage Loans and the terms of the related Participation Agreement and to the extent consistent with the foregoing:

(a)                                             in accordance with the higher of the following standards of care:

(i)                                     the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans and REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans and REO Properties for other third party portfolios or securitization trusts;

(ii)                                  the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans and REO Properties owned, if any, by the Master Servicer or the Special Servicer, as the case may be; and

(b)                                             with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of Defaulted Trust Assets, the maximization of timely recovery of principal and interest on a net present value basis (determined in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, at the Calculation Rate) on each Mortgage Loans, and the best interests of the Trust and the Certificateholders and the related Companion Participation Holder (as a collective whole as if such Certificateholders and related Companion Participation Holder constituted a single lender);

(c)                                              but without regard to any potential conflict of interest arising from:

(i)                                     any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, may have with the related Borrower, the Trust Asset Seller, any other party to this Agreement or any Affiliate of the foregoing;

(ii)                                  the ownership of any Certificate or any Companion Participation by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer;

(iii)                               the Master Servicer’s obligation to make Advances;

(iv)                              the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction;

(v)                                 the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable;

(vi)                              any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower or an Affiliate of any Borrower (including, without limitation, any mezzanine financing); and

(vii)                           any obligation of the Special Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan.

“Servicing Transfer Event”:  An event specified in the definition of Specially Serviced Mortgage Loan.

“Similar Law”:  As defined in Section 5.02(k) of this Agreement.

“Special Notice”:  Any (a) notice transmitted to Certificateholders pursuant to Section 5.05(c) of this Agreement, (b) notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer pursuant to Section 3.22(b) of this Agreement, (c) notice of any request by at least 15% of the Voting Rights with respect to the Mortgage Loans of the Certificates to terminate and replace the Trust Advisor pursuant to Section 7.07(e) of this Agreement and (d) notice transmitted to Certificateholders pursuant to Section 3.22(c) of this Agreement.

“Special Servicer”:  Ares Commercial Real Estate Servicer LLC, a Delaware limited liability company, or its successor in interest, or any successor special servicer appointed as provided in Section 3.22 of this Agreement, including without limitation any successor special servicer appointed with respect to a specific Mortgage Loan pursuant to Section 3.22 of this Agreement.  In the event there is more than one Special Servicer administering Specially Serviced Mortgage Loans hereunder, each reference in this Agreement to the “Special Servicer” shall be construed to apply to the Special Servicer then servicing that particular Mortgage Loan.

“Special Servicer Event of Default”:  As defined in Section 7.01(b) of this Agreement.

“Special Servicing Compensation”:  With respect to any Mortgage Loans or related REO Property, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other fees, charges or other amounts which shall be due to the Special Servicer.

“Special Servicing Fee”:  With respect to each Specially Serviced Mortgage Loan (or REO Loan) for each calendar month (or portion thereof), the fraction of the Special Servicing Fee Rate applicable to such month, or portion thereof (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Specially Serviced Mortgage Loan or REO Loan for such month) multiplied by the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the Due Date (without giving effect to all payments of principal on such Specially Serviced Mortgage Loan or REO Loan on such Due Date) immediately preceding the applicable Distribution Date (or, in the event that a Principal Prepayment in full or an event described in clauses (i)-(vii) under the definition of Liquidation Proceeds has occurred with respect to any such Specially Serviced Mortgage Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Proceeds event in a month consisting of 30 days).  For the avoidance of doubt, the Special Servicing Fee shall be deemed to be paid from the Lower-Tier REMIC.

“Special Servicing Fee Rate”:  A rate equal to 0.25% per annum; provided that, the Special Servicer may from time to time, at its option, adjust its Special Servicing Fee in the range of 0.0% to 0.25% per annum, inclusively (no such adjustment will impact the Special Servicer’s right to adjust the Special Servicing Fee in the future).  If the Special Servicer elects to adjust its Special Servicing Fee, the Special Servicer shall notify the Master Servicer of such adjustment on or before the first Business Day after the Determination Date immediately prior to the Servicer Remittance Date on which such adjusted Special Servicing Fee Rate will become effective.

“Specially Serviced Mortgage Loan”:  Subject to Section 3.23 of this Agreement, any Mortgage Loan with respect to which:

(a)                                 either (x) other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its Maturity Date or, if the Maturity Date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended Maturity Date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however if (A) the related Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Trust Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related Borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) if applicable, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related Maturity Date; and provided, further, if the related Borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer, and the Borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date or extended Maturity Date and (2) the termination of the refinancing commitment;

(b)                                 any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent;

(c)                                  the Master Servicer or the Special Servicer determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related Borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days;

(d)                                 the related Borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(e)                                  the related Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower of or relating to all or substantially all of its property;

(f)                                   the related Borrower admits (orally or in writing) its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(g)                                  a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related Borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer materially and adversely affects the interests of the Certificateholders or the related Companion Participation Holder occurs and remains unremedied for the applicable grace period specified in the Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days);

(h)                                 the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

(i)                                     the Master Servicer or the Special Servicer receives actual notice that the related Borrower has violated any “due-on-sale” or “due-on-encumbrance” provision in the related Mortgage Loan Documents (each, a “Servicing Transfer Event”);

provided, however, that such Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (a) and (b) above, when the Borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (c), (d), (e), (f) and (h) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (g) and (i) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

“Sponsor”:  ACRC Lender LLC, a Delaware limited liability company, or its successor in interest.

“Startup Day”:  In the case of the Upper-Tier REMIC and Lower-Tier REMIC, the day designated as such pursuant to Section 2.06(a) of this Agreement.

“Stated Principal Balance”:  With respect to any Trust Asset, Companion Participation or Mortgage Loan, on any date of determination, the principal balance as of the Cutoff Date (or in the case of a Replacement Trust Asset, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 of this Agreement to, principal of or with respect to such Trust Asset, Companion Participation or Mortgage Loan that are distributed to Certificateholders on such Distribution Date or Companion Participation Holders on the related remittance date in the same calendar month as such Distribution Date or applied to any other payments required under this Agreement on or prior to such Distribution Date, and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Trust Asset, Companion Participation or Mortgage Loan during the related Collection Period.

A Trust Asset or any related REO Loan (excluding any portion thereof representing a Companion Participation) shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which Liquidation Proceeds, if any, received in connection with a Final Recovery Determination are to be (or, if no such Liquidation Proceeds are received, would have been) distributed to Certificateholders.  The Stated Principal Balance of any Mortgage Loan with respect to which the Master Servicer or Special Servicer has made a Final Recovery Determination during any Collection Period is zero from and after the related Collection Period.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Trust Assets but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Trust Assets under the direction or authority of the Master Servicer or a Servicing Function Participant.

“Substitution Shortfall Amount”:  In connection with the substitution of one or more Replacement Trust Assets for one or more Removed Trust Assets, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Removed Trust Asset(s) calculated as of the date of substitution exceeds the Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Trust Asset(s) as of the date of substitution.

“Sub-Servicer”:  Any Person engaged by the Master Servicer or the Special Servicer (including, for the avoidance of doubt, the Trust Asset Seller Sub-Servicer) to perform Servicing with respect to one or more Mortgage Loans or REO Loans.

“Sub-Servicing Agreement”:  The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of the Mortgage Loans as provided in Section 3.01(c) of this Agreement.

“Tax Matters Person”:  The Person designated as the “tax matters person” of a REMIC pursuant to Treasury Regulations Section 1.860F-4(d).

“Tax Returns”:  The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Certificate Administrator on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed by the Certificate Administrator on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, part I of the subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal law or Applicable State and Local Tax Law.

“Terminated Party”:  As defined in Section 7.01(c) of this Agreement.

“Terminating Party”:  As defined in Section 7.01(c) of this Agreement.

“Termination Date”:  The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01 of this Agreement.

“Third Party Appraiser”:  A Person performing an Appraisal.

“Third Party Reports”:  With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report, engineering report, structural report, property condition report or similar report, if any.

“Transfer”:  Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

“Transferee Affidavit”:  As defined in Section 5.02(l)(ii) of this Agreement.

“Transferor Letter”:  As defined in Section 5.02(l)(ii) of this Agreement.

“Trimont”: Trimont Real Estate Advisors, Inc., a Georgia corporation, or its successor in interest.

“Trust” or “Trust Fund”:  The corpus of the trust created hereby and to be administered hereunder, consisting of (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of the related Companion Participation Holder therein and any Excluded Fees):  (i) such Trust Assets as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Assets due after the Cutoff Date (except for the Excluded Fees); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements; (vi) any indemnities or guaranties given as additional security for any Trust Assets; (vii) a security interest in all assets deposited in the Borrower Accounts; (viii) any Loss of Value Reserve Fund; (ix) amounts on deposit in the Collection Account, and the Mortgage Loan Collection Accounts attributable to the Trust Assets as identified on the Trust Ledger, the Distribution Accounts, any Excess Liquidation Proceeds Account, and any Mortgage Loan REO Account, including any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Assets and the Mortgaged Properties; (xii) the rights and remedies under the Purchase Agreement relating to document delivery requirements with respect to the Trust Assets and the representations and warranties of the Trust Asset Seller regarding its Trust Assets; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Borrower Accounts, to the extent such interest belongs to the related Borrower).

“Trust Advisor”:  Trimont, or any successor Trust Advisor appointed as herein provided.

“Trust Advisor Annual Report”:  As defined in Section 3.35(d)(iv) of this Agreement.

“Trust Advisor Fee”:  With respect to each Trust Asset and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the Trust Advisor Fee Rate and (ii) the Stated Principal Balance of such Trust Asset as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date).  Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Trust Advisor under this Agreement.  The Trust Advisor Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement.  For the avoidance of doubt, the Trust Advisor Fee shall be payable from the Lower-Tier REMIC.

“Trust Advisor Consulting Fee”:  A fee for each Major Decision on which the Trust Advisor has consulting rights equal to $10,000 with respect to any Trust Asset or such lesser amount as the related Borrower agrees to pay, payable pursuant to Section 3.06(a) of this Agreement; provided, however, no such fee shall be payable unless paid by the related Borrower; provided, further that the Trust Advisor or the Special Servicer (as provided in Section 3.35(j) in accordance with the Servicing Standard) may reduce the Trust Advisor Consulting Fee with respect to any Major Decision.

“Trust Advisor Fee Rate”:  With respect to each Interest Accrual Period, a rate equal to 0.002% per annum.

“Trust Advisor Standard”:  As defined in Section 3.35(b) of this Agreement.

“Trust Advisor Termination Event”:  As defined in Section 7.07(a) of this Agreement.

“Trust Asset”:  Each of the pari passu participations transferred and assigned to the Trustee pursuant to Section 2.01 of this Agreement and from time to time held in the Trust Fund.  The Trust Assets originally so transferred, assigned and held are identified on the Trust Asset Schedule as of the Closing Date.  Such term shall include any REO Loan or Specially Serviced Mortgage Loan.  Such term shall not include the Companion Participations.

“Trust Asset Schedule”:  The list of Trust Assets included in the Trust Fund as of the Closing Date being attached as Exhibit B to this Agreement, which list shall set forth the following information with respect to each Trust Asset:

(a)                                 the Asset Number;

(b)                                 the Trust Asset name;

(c)                                  the street addresses (including city, state and zip code) of the related Mortgaged Property or Mortgaged Properties;

(d)                                 the Mortgage Rate in effect as of the Cutoff Date;

(e)                                  the original principal balance;

(f)                                   the Stated Principal Balance of such Trust Asset and the related Mortgage Loan as of the Cutoff Date;

(g)                                  the Maturity Date of such Trust Asset and the related Mortgage Loan;

(h)                                 the Due Date of the related Mortgage Loan;

(i)                                     the amount of the Monthly Payment on the related Mortgage Loan due on the first Due Date following the Cutoff Date that is allocable to such Trust Asset;

(j)                                    the Servicing Fee Rate; and

(k)                                 whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Trust Asset.

Such list may be in the form of more than one list, collectively setting forth all of the information required.  A comparable list shall be prepared with respect to each Companion Participation.

“Trust Asset Seller Sub-Servicer”:  A Servicing Function Participant or Sub-Servicer required to be retained by the Master Servicer by the Trust Asset Seller or any successor thereto.  On the Closing Date, Ares Commercial Real Estate Servicer LLC will be the Trust Asset Seller Sub-Servicer with respect to all of the Mortgage Loans.

“Trust Asset Seller”:  ACRC Lender LLC, an indirect wholly-owned subsidiary of Ares Commercial Real Estate Corporation.

“Trust Ledger”:  Amounts deposited in the Collection Account or the Mortgage Loan Collection Accounts attributable to the Trust Assets, which are maintained pursuant to Section 3.06(a) or 3.06(b) of this Agreement and held on behalf of the Trustee on behalf of the Certificateholders.

“Trust REMICs”:  The Lower-Tier REMIC and the Upper-Tier REMIC.

“Trustee”:  U.S. Bank National Association, a national banking association, in its capacity as Trustee, or its successor in interest, or any successor Trustee appointed as herein provided.

“Trustee/Certificate Administrator Fee”:  With respect to each Trust Asset and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the Trustee/Certificate Administrator Fee Rate multiplied by (ii) the Stated Principal Balance of such Trust Asset as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Trust Asset on such Due Date).  The Trustee/Certificate Administrator Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement.  For the avoidance of doubt, the Trustee/Certificate Administrator Fee with respect to each Trust Asset shall be deemed to be paid from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”:  A rate equal to 0.004% per annum.

“Underwritten Net Cash Flow”: With respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and adding back reserves for estimated capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

“Underwritten Net Operating Income”: With respect to any Mortgaged Property, means an estimate of cash flow available for debt service as determined by the Trust Asset Seller.

“Unliquidated Advance”:  Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.06(a) or Section 3.06(b) of this Agreement, as applicable, but that has not been recovered from the related Borrower or otherwise from collections on or the proceeds of the Trust Asset or the applicable Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Payments”:  With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any related Trust Asset that is repurchased or purchased pursuant to or as contemplated by Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement, the Substitution Shortfall Amount with respect to any substitution pursuant to Section 2.03(g) of this Agreement, the Loss of Value Payment made pursuant to Section 2.03(e) of this Agreement and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums, if any) during such Collection Period.

“Updated Appraisal”:  An Appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cutoff Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Property Advance by the Master Servicer.  Updated Appraisals shall be conducted by an Independent MAI appraiser selected by the Special Servicer.

“Upper-Tier Distribution Account”:  The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(e) of this Agreement, which shall be entitled “U.S. Bank National Association, as Certificate Administrator, for the benefit of U.S. Bank National Association, as Trustee, and the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Upper-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account.  The Upper-Tier Distribution Account shall be an asset of the Upper-Tier REMIC.

“Upper-Tier Regular Interests”:  As set forth in the Preliminary Statement.

“Upper-Tier REMIC”:  A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests, the Upper-Tier Distribution Account and amounts held therein from time to time.

“U.S. Person”:  A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations, or other entity) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

“USAP Report”:  A statement by a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants, to the effect that such firm has examined the servicing operations of the applicable servicer for the previous calendar year and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (“USAP”), such firm confirms that the applicable servicer complied with the minimum servicing standards identified in USAP, in all material respects, except for such exceptions or errors in records that, in the opinion of such firm, the USAP does not require it to report.

“Voting Rights”:  The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of Certificateholders.  At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be:  (a)  98% to be allocated among the Certificateholders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates, (b) 2% to the Certificateholders of the Class X Certificates and (c) except as otherwise set forth in this Agreement with respect to any particular matter, 0%, in the case of the Class R and Class LR Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

“Wells Fargo Repurchase Facility”:  The warehouse facility evidenced by the Master Repurchase and Securities Contract, dated as of December 14, 2011, between Wells Fargo Bank, National Association, as buyer, and ACRC Lender W LLC, as seller, as the same may be amended, supplemented or restated from time to time.

“WHFIT”:  shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”:  shall mean Treasury Regulations section 1.671-5, as amended.

“Workout-Delayed Reimbursement Amounts”:  With respect to any Trust Asset or, with respect to Property Advances, any Mortgage Loan, the amount of any Advance made with respect to such Trust Asset or Mortgage Loan on or before the date such Trust Asset or Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Asset or Mortgage Loan, as the case may be, becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related Borrower to pay such amount under the terms of the modified Mortgage Loan Documents.

“Workout Fee”:  An amount equal to 1.0% of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by the Trust Asset Seller of a Trust Asset due to a Material Defect or a Material Breach shall not be considered a prepayment for purposes of this definition), Balloon Payments and payments at maturity, but excluding late payment charges and Default Interest) received on a Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c) of this Agreement with respect to any particular workout of a Specially Serviced Mortgage Loan; provided, that no Workout Fee shall be payable by the Trust with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (c) of the definition of “Specially Serviced Mortgage Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of this Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Mortgage Loan for a reason other than under clause (c) of the definition thereof.  Notwithstanding the foregoing, the total amount of Workout Fees payable by the Trust with respect to any Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Trust until such time it has been fully paid such reduced amount.  For the avoidance of doubt, the Trust Asset Seller will be required to pay a Workout Fee in connection with a repurchase or substitution to the extent the Special Servicer was entitled to such a fee and such fee was unpaid immediately prior to such repurchase or substitution or was previously paid by the Trust and was not reimbursed by the related Borrower immediately prior to such repurchase or substitution.  In furtherance of the foregoing, upon a Specially Serviced Mortgage Loan becoming a Corrected Mortgage Loan, the Special Servicer shall provide the Master Servicer with a calculation of the total amount of Workout Fees expected to be payable by the Trust with respect to such Corrected Mortgage Loan throughout its term (which calculation shall be reasonably acceptable to the Master Servicer).

Section 1.02.                                   Certain Calculations.  Unless otherwise specified herein, the following provisions shall apply:

(a)                                             All calculations of interest with respect to the Trust Assets, the Companion Participations and the Mortgage Loans and of Advances in respect thereof provided for herein shall be made on an Actual/360 basis.  The Servicing Fee, the CREFC® License Fee and the Trust Advisor Fee for each Trust Asset or Mortgage Loan, as applicable, shall accrue on the same basis as interest accrues on such Trust Asset or Mortgage Loan, as applicable.

(b)                                             Any Trust Asset or Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Certificate Administrator; provided, however, that for purposes of calculating distributions on the Certificates and Prepayment Interest Excess, Principal Prepayments with respect to any Trust Asset or Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the Stated Principal Balance of such Trust Asset or Mortgage Loan on which interest accrues.

(c)                                              Except as otherwise provided in the related Mortgage Loan Documents or Participation Agreement, any amounts received in respect of a Trust Asset or Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Trust Asset or Mortgage Loan prior to the application to late fees.

(d)                                             Allocations of payments between a Trust Asset and the related Companion Participation shall be made in accordance with the related Participation Agreement.

(e)                                              If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust Fund or either Trust REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely “an expense of the Trust Fund” or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Companion Participation Holder and such Companion Participation Holder shall not suffer any adverse consequences as a result of the payment of such expense.

(f)                                               All amounts collected by or on behalf of the Trust in respect of any Trust Asset or Mortgage Loan in the form of payments from the related Borrower, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (in each case, exclusive of amounts payable to the related Companion Participation Holder in accordance with the related Participation Agreement) shall be allocated to amounts due and owing under the related Mortgage Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and the related Participation Agreement; provided, however, absent such express provisions, and after an event of default thereunder that has not been cured or waived, all such amounts collected (in each case, exclusive of amounts payable to the related Companion Participation Holder in accordance with the related Participation Agreement) shall be deemed to be allocated for purposes of collecting amounts due under, and allocable to, the Trust Asset in the following order of priority (in each case, following the application of any priority of payments provided in the related Participation Agreement):

(i)                                     as a recovery of any unreimbursed Advances with respect to such Trust Asset and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Trust Asset (in the case of interest on Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses, to the extent expressly payable by the borrower under the related Mortgage Loan Documents);

(ii)                                  as a recovery of Non-recoverable Advances with respect to such Trust Asset and any interest at the Advance Rate thereon to the extent previously reimbursed or paid from Principal Distribution Amounts with respect to the other Trust Assets (in the case of interest on Advances, to the extent expressly payable by the borrower under the related Mortgage Loan Documents);

(iii)                               to the extent not previously allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on such Trust Asset (exclusive of Default Interest) to the extent of the excess of (A) accrued and unpaid interest on such Trust Asset at the related Mortgage Rate to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from the related Borrower, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Trust Asset that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)                              to the extent not previously allocated pursuant to clause (i) or (ii) above, as a recovery of principal of such Trust Asset then due and owing, including by reason of acceleration of such Trust Asset following a default thereunder (or, if such Trust Asset has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)                                 as a recovery of accrued and unpaid interest on such Trust Asset to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Trust Asset that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)                              as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments, ground rent and insurance premiums and similar items relating to such Trust Asset;

(vii)                           as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Trust Asset;

(viii)                        as a recovery of any Prepayment Premium then due and owing under such Trust Asset;

(ix)                              as a recovery of any Exit Fees, Scheduled Extension Fees or Contingent Interests then due and owing under such Trust Asset;

(x)                                 as a recovery of any late payment charges and Default Interest then due and owing under such Trust Asset;

(xi)                              as a recovery of any Assumption Fees and Modification Fees then due and owing under such Trust Asset;

(xii)                           as a recovery of any other amounts then due and owing under such Trust Asset other than remaining unpaid principal; and

(xiii)                        as a recovery of any remaining principal of such Trust Asset to the extent of its entire remaining unpaid principal balance.

provided that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Trust Asset (together with any related Companion Participation) exceeds 125% (based solely on the value of the Real Property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be allocated to reduce the principal balance of the Trust Asset (together with any related Companion Participation) in the manner permitted by such REMIC Provisions.

(g)                                              Collections by or on behalf of the Trust in respect of any REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) shall be deemed to be allocated for purposes of collecting amounts due under, and allocable to, the Trust Asset in the following order of priority (in each case, following the application of any priority of payments provided in the related Participation Agreement):

(i)                                     as a recovery of any unreimbursed Advances with respect to the related Trust Asset and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Trust Asset;

(ii)                                  as a recovery of Non-recoverable Advances with respect to such Trust Asset and any interest at the Advance Rate thereon to the extent previously reimbursed or paid from principal collections with respect to the other Trust Assets;

(iii)                               to the extent not previously allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on the related Trust Asset (exclusive of Default Interest) to the extent of the excess of (A) accrued and unpaid interest on such Trust Asset at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Trust Asset that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)                              to the extent not previously allocated pursuant to clause (i) or (ii) above, as a recovery of principal of the related Trust Asset to the extent of its entire unpaid principal balance;

(v)                                 as a recovery of accrued and unpaid interest on the related Trust Asset to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Trust Asset that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)                              as a recovery of any Prepayment Premium then due and owing under the related Trust Asset;

(vii)                           as a recovery of any Exit Fees, Scheduled Extension Fees or Contingent Interests then due and owing under such Trust Asset;

(viii)                        as a recovery of any late payment charges and Default Interest then due and owing under the related Trust Asset;

(ix)                              as a recovery of any Assumption Fees and Modification Fees then due and owing under the related Trust Asset; and

(x)                                 as a recovery of any other amounts then due and owing under the related Trust Asset other than remaining unpaid principal.

(h)                                             The applications of amounts received in respect of any Trust Asset pursuant to paragraph (f) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard.  The applications of amounts received in respect of any Trust Asset or, to the extent applicable, any REO Property pursuant to paragraph (g) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(i)                                                 All net present value calculations and determinations made hereunder with respect to any Mortgage Loan, a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, using the Calculation Rate.

Section 1.03.                                   Certain Constructions.  For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates.  For purposes of this Agreement, each Class of Principal Balance Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero.  For purposes of this Agreement, the Class R and Class LR Certificates shall be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01 of this Agreement or any other Class of Certificates remains outstanding.  For purposes of this Agreement, the Class X Certificates shall be deemed to be outstanding until their Notional Balance has been reduced to zero.

Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, each reference to any action by the Master Servicer or the Special Servicer that is subject to the consent or approval of the Directing Holder shall in each case be further subject to the determination by the Master Servicer or the Special Servicer that taking or refraining from taking the action as proposed by the Directing Holder, or not taking such action as proposed by the Master Servicer or the Special Servicer if the Directing Holder fails to grant its consent or approval to any action proposed to be taken by the Master Servicer or the Special Servicer, in each case, is consistent with the Servicing Standard.  In each case, (a) if the response by the Directing Holder hereunder is inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer shall take such action as is consistent with the Servicing Standard, and (b) if the Master Servicer or the Special Servicer determines in accordance with the Servicing Standard that the failure to take immediate action would materially and adversely affect the interests of the Certificateholders and the applicable Companion Participation Holder (as a collective whole as if such Certificateholders and the related Companion Participation Holder constituted a single lender) and has made a reasonable effort to contact the Directing Holder, it may take such action without waiting for a response from the Directing Holder.

ARTICLE II.

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.                                   Conveyance of Trust Assets; Assignment of Purchase Agreement.

(a)                                             The Depositor, concurrently with the execution and delivery hereof on the Closing Date, does hereby establish a trust designated as “ACRE Commercial Mortgage Trust 2013-FL1,” appoint the Trustee as trustee of the Trust Fund and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Trust Assets, including all rights to payment in respect thereof, except as set forth below, together with all of the Depositor’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve, lock-box, cash management or other comparable accounts related to the Trust Assets, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and a security interest in all Borrower Accounts and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders and the Companion Participation Holders.  Such transfer and assignment includes all interest due that accrued with respect to the Trust Assets on or after the Closing Date and all principal due on or with respect to the Trust Assets after the Cutoff Date and is subject to the related Participation Agreement.  The Depositor, concurrently with the execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Purchase Agreement as provided therein (excluding Sections 6(f)-(h) of the Purchase Agreement, and excluding the Depositor’s rights and remedies under any indemnification agreements) to the extent related to any Trust Asset.  The Depositor shall cause the Borrower Accounts relating to the Trust Assets to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the Trust Asset Seller.

The parties hereto intend that the provisions of this Section 2.01(a) serve as an assignment and assumption agreement between the Depositor, as the assignor, and the Trustee, as the assignee.  Accordingly, the Depositor hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Trustee all right, title and interest of the Depositor in, to and arising out of the Participation Agreements and the Trustee hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of the Depositor with respect to Participation Agreements from and after the Closing Date.  In addition, the Trustee acknowledges that each Mortgage Loan will be serviced pursuant to the terms of this Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, with copies to the Master Servicer and the Special Servicer, the following documents or instruments with respect to each Trust Asset and the related Mortgage Loan (provided, however, the original of documents specified in items (xix) and (xx) shall be delivered to the Master Servicer):

(i)                                     (A)                               the original mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, without recourse”, (B) either (1) the original participation certificate bearing or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, without recourse” or (2) a new participation certificate registered in the name of the Trustee in the following form: “U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates” and (C) a copy of the executed participation certificate for the related Companion Participation;

(ii)                                  the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)                               an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates;

(iv)                              (A)                               an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity, for the benefit of the

Certificateholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(v)                                 (A)                               stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the related Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee (in such capacity, for the benefit of the Certificateholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)                              the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)                           the original or a copy of the lender’s title insurance policy issued in connection with the origination of the related Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or, subject to Section 2(d) of the Purchase Agreement, a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of the Purchase Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)                        (A)                               the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and

Profits”) (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity, for the benefit of the Certificateholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(ix)                              the original or a copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the Mortgaged Properties required in connection with origination of the related Mortgage Loans, if any, and copies of Environmental Reports;

(x)                                 copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)                              [reserved];

(xii)                           if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee (in such capacity, for the benefit of the Certificateholders);

(xiii)                        if any related Lock-Box Agreement or Cash Management Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to any Borrower Account, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the mortgagee’s security interest in such Borrower Account and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee on behalf of the Certificateholders and the related Companion Participation Holder;

(xiv)                       originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the related Mortgage Loan has been assumed;

(xv)                          the original or a copy of any guaranty of the obligations of the Borrower under the related Mortgage Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)                       the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)                    [reserved];

(xviii)                 [reserved];

(xix)                       the original (or copy, if the original is held by the Master Servicer) of any letter of credit held by the lender as beneficiary or assigned as security for the related Mortgage Loan;

(xx)                          the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing the related Mortgage Loan (or copy thereof, if the original is held by the Master Servicer) which entitles the Master Servicer on behalf of the Trust to draw thereon; and

(xxi)                       a copy of the related Participation Agreement and any assignment thereof, if required thereby.

The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in each applicable filing or recording offices.

With respect to the Trust Assets, on or prior to the Closing Date, the Trust Asset Seller will, or will cause a third party vendor (which may be the Trustee) to, complete (to the extent necessary) the assignment and recordation or filing of the related Mortgage Loan Documents in the name of the Trustee on behalf of the Certificateholders and the related Companion Participation Holders.  On or promptly following the Closing Date, the Trust Asset Seller, will, or will cause such third party vendor, at the expense of the Trust Asset Seller, (1) to promptly prepare and record (in favor of the Trustee, for the benefit of the Holders of ACRC 2013-FL1 Depositor LLC, ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates) in the appropriate public recording office (a) in no event later than 30 Business Days following the receipt thereof (and, in any event, within 60 days following the Closing Date), each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) in no event later than 30 days following the receipt thereof (and, in any event, within 60 days following the Closing Date), each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii)(B) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) to prepare and file in the appropriate public filing office each UCC assignment of financing statement referred to in Section 2.01(a)(v)(B) and (xiii) which has not yet been submitted for filing or recording in no event later than 30 days following the receipt thereof (and, in any event, within 60 days following the Closing Date).  In the event that any such document or instrument in respect of any Trust Asset is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trust Asset Seller shall promptly prepare or cause the preparation of a substitute thereof or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Custodian for recording or filing, as appropriate, at the Trust Asset Seller’ expense (as set forth in the Purchase Agreement).  The Trust Asset Seller will, promptly upon receipt of the original recorded or filed copy (and in no event later than five (5) Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon.  Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases,

Rents and Profits, if applicable, after any has been recorded, the obligations of the Trust Asset Seller under the Purchase Agreement shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable.

If the Trust Asset Seller cannot deliver, or cause to be delivered, as to any Trust Asset, the original or a copy of the related lender’s title insurance policy referred to in Section 2.01(a)(vii) solely because such policy has not yet been issued, the delivery requirements of this Section 2.01 will be deemed to be satisfied as to such missing item, and such missing item will be deemed to have been included in the related Mortgage File by delivery to the Custodian of a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Trust Asset Seller will be required to deliver to the Custodian or at the direction of the Trustee, promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).  Copies of recorded or filed Assignments of Mortgage, Reassignments of Assignment of Leases, Rents and Profits and UCC assignments of financing statements shall be held by the Custodian.

Subject to the third preceding paragraph, all original documents relating to the Trust Assets which are not delivered to the Custodian are and shall be held by the Depositor or the Master Servicer (or a sub-servicer on its behalf), as the case may be, for the benefit of the Certificateholders and on behalf of and for the benefit of the related Companion Participation Holders.  In the event that any such original document, or in the case of a Companion Participation, the original participation certificate, is required pursuant to the terms of this Section 2.01 to be a part of a Mortgage File in order to effectuate the purposes of this Agreement, such document shall be delivered promptly to the Custodian.

(b)                                             In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed the Trust Asset Seller pursuant to the Purchase Agreement to deliver to and deposit with or cause to be delivered to and deposited with, (i) the Custodian, on or before the Closing Date, for each Trust Asset the documents and/or instruments referred to in Sections 2.01(a)(i), (ii), (iii), (vii), (viii), (xix), (xx) and (xxi) (with originals with respect to Sections 2.01(a)(i), (iii) and (viii)(B) and copies with respect to Sections 2.01(a)(ii), (vii), (viii)(A), (xix), (xx) and (xxi)), and, within 30 days following the Closing Date, the remaining applicable documents referred to in Section 2.01(a) for each such Trust Asset and related Companion Participation, in each case with copies to the Master Servicer and (ii) the Master Servicer, on or before the Closing Date, all documents and records that are part of each applicable Servicing File.  If the Trust Asset Seller cannot deliver, or cause to be delivered, as to any Trust Asset, the original Note, the Trust Asset Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in favor of the Certificate Administrator and the Trustee.

If the Trust Asset Seller or the Depositor cannot deliver, or cause to be delivered, as to any Trust Asset, the original or a copy of any of the documents and/or instruments referred to in

Sections 2.01(a)(ii), (v), (viii), (xiv) and (xvi) and the UCC financing statements and UCC assignments of financing statements referred to in Section 2.01(a)(xiii), with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or the Trust Asset Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days after the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Trust Asset Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder’s or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

(c)                                              Notwithstanding anything herein to the contrary, with respect to the documents referred to in Sections 2.01(a)(xix) and (xx), the Master Servicer shall hold the original of each such document in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust and the Trust Asset Seller shall be deemed to have satisfied the delivery requirements of the Purchase Agreement and this Section 2.01 by delivering the original of each such document to the Master Servicer, who shall forward a copy of the applicable document to the Custodian.  The Trust Asset Seller shall pay any costs of assignment or amendment of such letter of credit (which amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust.  In the event that the documents specified in Section 2.01(a)(xx) are missing because the related assignment or amendment documents have not been completed, the Trust Asset Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Section 2.02.                                   Acceptance by Custodian and the Trustee.

By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Trust Assets in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Trust Asset assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and Companion Participation Holders.

The Custodian hereby certifies to each of the Directing Holder, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Trust Asset Seller and each related Companion Participation Holder that except as identified in the Custodian’s closing date certification, which shall be delivered no later than two (2) Business Days after the Closing Date, and which is attached as Exhibit N-1 to this Agreement, with regard to each Trust Asset, each Note and participation certificate in its possession has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Trust Asset.

On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all exceptions have been removed and (iii) the day on which the Trust Asset Seller has repurchased or substituted for the last affected Trust Asset), the Custodian shall review each Mortgage File and shall certify to each of the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Trust Asset Seller and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) in the form attached as Exhibit N-2 to this Agreement that all documents (other than documents referred to in Sections 2.01(a)(xix) and (xx), which shall be delivered to the Master Servicer and the documents referred to in Sections 2.01(a)(iii), (v)(B) and (viii)(B) and the assignments of financing statements referred to in Section 2.01(a)(xiii), which shall be delivered for filing or recording by the Trust Asset Seller as provided herein) referred to in Section 2.01(a) (in the case of the documents referred to in Sections 2.01(a)(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii), (ix) and (x) through (xxi), as identified to it in writing by the Trust Asset Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Trust Assets identified in the Trust Asset Schedule.  In so doing, the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Trust Assets identified in the Trust Asset Schedule, appear not to be what they purport to be or have been torn in any materially adverse manner or mutilated or otherwise defaced, the Custodian shall promptly so notify (in the form attached as Exhibit M to this Agreement) the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Trust Advisor, the Trust Asset Seller and the related Companion Participation Holder by providing a written report, setting forth for each affected Trust Asset, with particularity, the nature of the defective or missing document.  The Depositor shall or shall cause the Trust Asset Seller to deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form constitutes a Material Defect, the Depositor shall cause the Trust Asset Seller to cure, repurchase or substitute for the related Trust Asset in the manner provided in Section 2.03(e).  None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

Contemporaneously with its execution of this Agreement, the Depositor shall cause the Trust Asset Seller to deliver a power of attorney substantially in the form of Exhibit C to the Purchase Agreement to the Master Servicer and Special Servicer, to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Trust Asset which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund.  Pursuant to the Purchase Agreement, the Trust Asset Seller will be required to effect (at the expense of the Trust Asset Seller) the assignment and recordation of its respective Mortgage Loan Documents until the assignment and recordation of all such Mortgage Loan Documents has been completed.

In reviewing any Mortgage File pursuant to the third preceding paragraph or Section 2.01, the Master Servicer shall have no responsibility to cause the Custodian or Trustee to, and the Custodian or Trustee will have no responsibility to examine any opinions or determine whether any document is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

The Custodian shall hold that portion of the Trust Fund delivered to the Custodian consisting of “instruments” (as such term is defined in Section 9-102 of the Uniform Commercial Code as in effect in Minnesota on the date hereof) in Minnesota and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Minnesota, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Minnesota) that in the event the transfer of the Trust Assets to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

Section 2.03.                                   Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Assets.

(a)                                             The Depositor hereby represents and warrants that:

(i)                                     The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

(ii)                                  The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Trust Assets in accordance with this Agreement;

(iii)                               This Agreement has been duly and validly executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)                              The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of formation or limited liability company operating agreement, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any law, order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)                                 The limited liability company operating agreement of the Depositor provides that the Depositor is permitted to engage in only the following activities:

(A)                               to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal with the following:  (I) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as “Private Securities”); (II) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans or mezzanine loans or preferred equity securities related to such mortgage loans (“Trust Assets”); (III) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (“Contract”); and (IV) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period (“Other Assets”);

(B)                               to loan its funds to any person under loan agreements and other arrangements which are secured by Private Securities, Trust Assets, Contracts and/or Other Assets;

(C)                               to authorize, issue, sell and deliver bonds or other evidences of indebtedness that are secured by Private Securities, Trust Assets, Contracts and/or Other Assets;

(D)                               to authorize, issue, sell and deliver certificates evidencing beneficial ownership interests in pools of Private Securities, Trust Assets, Contracts and/or Other Assets; and

(E)                                to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

Capitalized terms defined in this clause (v) shall apply only to such clause;

(vi)                              There is no action, suit, proceeding or investigation pending or threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement;

(vii)                           No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such approval has been obtained prior to the Cutoff Date; and

(viii)                        The Trustee, if not the owner of the related Trust Asset, will have a valid and perfected security interest of first priority in each of the Trust Assets and any proceeds thereof.

(b)                                             The Depositor hereby represents and warrants with respect to each Trust Asset that:

(i)                                     Immediately prior to the transfer and assignment to the Trustee, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Trust Asset and had full right to transfer and sell the Trust Asset to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(ii)                                  The Depositor is transferring such Trust Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Trust Asset;

(iii)                               The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee; and

(iv)                              No claims have been made by the Depositor under the lender’s title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender’s title insurance policy.

(c)                                              It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Companion Participation Holders, the Master Servicer and the Special Servicer.

(d)                                             If the Master Servicer or the Special Servicer (i) receives a Repurchase Communication of a request or demand for repurchase or replacement of a Trust Asset because of a Breach or a Defect (each as defined below) (any such request or demand, a “Repurchase Request”, and the Master Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives a Repurchase Communication of a withdrawal of a Repurchase Request by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), then such Person shall deliver written notice of such Repurchase Request or Repurchase Request Withdrawal (each, a “15Ga-1 Notice”) to the Depositor and the Trust Asset Seller, in each case within ten (10) Business Days from such party’s receipt of a Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, as applicable.

Each 15Ga-1 Notice shall include (i) the identity of the related Trust Asset, (ii) the date the Repurchase Communication of the Repurchase Request or Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

No Person that is required to provide a 15Ga-1 Notice pursuant to this Section 2.03(d) (a “15Ga-1 Notice Provider”) shall be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines.  The Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.03(d) is so provided only to assist the Trust Asset Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(d) by a 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to the Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Administrator, the Trust Advisor or the Custodian receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Master Servicer, if relating to a Performing Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, and include the following statement in the related correspondence: “This is a “Repurchase Request [Withdrawal]” under Section 2.03(d) of the Pooling and Servicing Agreement relating to the ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder”.  Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and such party shall comply with the procedures set forth in this Section 2.03(d) with respect to such Repurchase Request or Repurchase Request Withdrawal.  In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

(e)                                              A “Defect” shall exist with respect to a Trust Asset if any document constituting a part of the related Mortgage File has not been delivered within the time periods provided for in the Purchase Agreement, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Trust Asset Schedule.  A “Breach” shall mean a breach of any representation or warranty of the Trust Asset Seller made pursuant to the Purchase Agreement with respect to any Trust Asset.  If any party hereto discovers or receives notice of a Defect or a Breach, and if such Defect is a Material Defect or such Breach is a Material Breach, as applicable, then such party, on behalf of the Trust Fund, shall give prompt written notice thereof to the Trust Asset Seller, the other parties hereto, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.  If any such Defect or Breach materially and adversely affects the value of any Trust Asset, the value of the related Mortgaged Property or the interests of the Trustee in any Trust Asset hereunder, or causes the Trust Asset not to be a Qualified Mortgage, then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (vii), (xi) and (xix) of the definition of “Mortgage File” are not delivered as required in the Purchase Agreement, it shall be deemed a Material Defect.  The Custodian and the Trustee shall not be required to make any such determination absent written notice or direction.  Promptly upon receiving written notice of any such Material Defect or Material Breach with respect to a Trust Asset, accompanied by a written demand to take the actions contemplated by this sentence from the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian, on behalf of the Trust Fund, the Trust Asset Seller shall, not later than 90 days from the Trust Asset Seller’s receipt of such notice of such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Trust Asset not being a Qualified Mortgage, not later than 90 days after the Trust Asset Seller or any party hereto discovering such Material Defect or Material Breach) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Trust Asset at the applicable Repurchase Price in conformity with the Purchase Agreement or (iii) substitute a Qualifying Substitute Trust Asset for such affected Trust Asset (provided that, in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period or, with respect to the immediately preceding proviso, the time period set forth therein, (ii) such Material Defect or Material Breach is not related to any Trust Asset’s not being a Qualified Mortgage and (iii) the Trust Asset Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Trust Asset Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Trust Asset or substitute a Qualifying Substitute Trust Asset.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties with respect to a Trust Asset, the Trust Asset Seller will not be obligated to repurchase the Trust Asset if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Trust Asset Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency has provided a No Downgrade Confirmation.

In the event that the Trust Asset Seller, in connection with a Material Defect or a Material Breach (or an allegation of a Material Defect or a Material Breach) pertaining to a Trust Asset, makes a cash payment pursuant to an agreement or a settlement between the Trust Asset Seller and the Trust Advisor on behalf of the Trust (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) (each such payment, a “Loss of Value Payment”) with respect to such Trust Asset, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(e) of this Agreement.  If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the Trust Asset Seller to otherwise cure such Material Breach or Material Defect or repurchase or substitute for the affected Trust Asset based on such Material Breach or Material Defect under any circumstances.  This paragraph is intended to apply only to a mutual agreement or settlement between the Trust Asset Seller and the Trust, provided, however, that prior to any such agreement or settlement nothing in this paragraph shall preclude the Trust Asset Seller or the Trustee from exercising any of its rights related to a Material Defect or a Material Breach in the manner and timing set forth in the Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Trust Asset), and provided, further, that such Loss of Value Payment shall not be greater than the Repurchase Price of the affected Trust Asset; and provided, further, that a Material Defect or a Material Breach as a result of a Trust Asset not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment.

In determining whether to agree to a Loss of Value Payment, the Trust Advisor may conclusively rely on advice of independent counsel and/or any opinions or reports of qualified independent experts in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Trust Asset, in each case, selected with reasonable care by the Trust Advisor in making such determination.  All reasonable costs and expenses incurred by the Trust Advisor and such counsel or experts shall be reimbursable to the Trust Advisor and such reimbursement shall be an Additional Trust Fund Expense.

If (x) there exists a breach of any representation or warranty on the part of the Trust Asset Seller as set forth in, or made pursuant to, certain representations set forth in the Purchase Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the Trust Asset Seller may cure such breach by transferring to the Collection Account, within 90 days of the Trust Asset Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such breach.  Upon its making such deposit, the Trust Asset Seller shall be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a Material Breach, and the Trust Asset Seller will not be obligated to repurchase or otherwise cure such breach.

(f)                                               In connection with any repurchase of or substitution for a Trust Asset contemplated by this Section 2.03, (A) the Custodian, the Master Servicer (with respect to any Performing Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) shall each tender to the Trust Asset Seller all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and other documents pertaining to such Trust Asset possessed by it, upon delivery (i) to each of the Master Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the Trust Asset Seller, (B) each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Trust Asset Seller to the Trust Asset Seller as shall be necessary to vest in the Trust Asset Seller the legal and beneficial ownership of such Trust Asset to the extent such ownership was transferred to the Trustee (provided, however, that the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the extent in its possession to the Trust Asset Seller in connection with the Trust Asset Seller’s preparation of such endorsement or assignment) and (C) the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause a release of, any escrow payments and reserve funds held by the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, or on the Certificate Administrator’s, the Master Servicer’s and the Special Servicer’s, as applicable, behalf, in respect of such Trust Asset to the Trust Asset Seller.

(g)                                              Subject to the following paragraph, the Special Servicer shall, for the benefit of the Certificateholders and the Trustee, use reasonable efforts to enforce the obligations of the Trust Asset Seller under Section 6 of the Purchase Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard.  The Trustee, the Certificate Administrator, the Master Servicer and

the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement:  first, pursuant to Section 3.06 of this Agreement (with respect to the related Trust Asset), out of the related Repurchase Price or Substitution Shortfall Amount, as applicable, to the extent that such expenses are a specific component thereof; and second, if at the conclusion of such enforcement action it is determined that the amounts described in clause first are insufficient, then pursuant to Section 3.06 of this Agreement, out of general collections on the Trust Assets on deposit in the Collection Account in each case with interest thereon at the Advance Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed.

Prior to taking any action or electing not to take any action or to discontinue any action, in each case, with respect to any Breach (or purported Breach) by the Trust Asset Seller of its representations and warranties regarding the Trust Assets under the Purchase Agreement or with respect to any Defect or purported Defect (including, without limitation, the Special Servicer’s assessment of materiality of any purported Breach or purported Defect), the Special Servicer shall notify the Trust Advisor, and shall consult with the Trust Advisor (on a non-binding basis) with respect to its proposed action or election not to act or discontinue an action.

So long as document exceptions are outstanding, on each anniversary of the Closing Date, the Custodian shall prepare and forward to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Asset Seller, a document exception report setting forth the then current status of any Defects related to the Mortgage Files pertaining to the Trust Assets sold by the Trust Asset Seller in a format mutually agreed upon between the Custodian and the Trustee.

As to any Qualifying Substitute Trust Asset, the Trustee shall direct the Trust Asset Seller to deliver to the Custodian for such Qualifying Substitute Trust Asset (with a copy to the Master Servicer), the related Mortgage File with the related Note endorsed as required by Section 2.01(a)(i) hereof.  Monthly Payments due with respect to Qualifying Substitute Trust Assets in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the Trust Asset Seller on the next succeeding Distribution Date.  For the month of repurchase or substitution, distributions to Certificateholders will include the Monthly Payment(s) due on the related Removed Trust Asset, if and to the extent received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Trust Asset Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Trust Asset.

In any month in which the Trust Asset Seller substitutes one or more Qualifying Substitute Trust Assets for one or more Removed Trust Assets, the Special Servicer will determine the applicable Substitution Shortfall Amount and promptly notify the Certificate Administrator thereof.  Promptly upon receipt of such notice, the Certificate Administrator shall direct the Trust Asset Seller to deposit into the Collection Account and/or the applicable Mortgage Loan Collection Account, as applicable, cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Trust Assets, without any reimbursement thereof.  The Certificate Administrator shall also direct the Trust Asset Seller to give written notice to the Depositor, the Trustee and the Master Servicer of such deposit.  The

Certificate Administrator shall amend the Trust Asset Schedule to reflect the removal of each Removed Trust Asset and, if applicable, the substitution of the Qualifying Substitute Trust Asset; and, upon such amendment, the Certificate Administrator shall deliver or cause the delivery of such amended Trust Asset Schedule to the other parties hereto.  Upon any such substitution, the Qualifying Substitute Trust Assets shall be subject to the terms of this Agreement in all respects.

It is understood and agreed that Section 6 of the Purchase Agreement provides the sole remedy available to the Certificateholders and the Trustee on behalf of the Certificateholders respecting any Breach (including a Breach with respect to a Trust Asset failing to constitute a Qualified Mortgage) or any Defect.

Section 2.04.                                   Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Trust Advisor.

(a)                                             The Master Servicer, as Master Servicer, hereby represents and warrants with respect to itself to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Special Servicer, the Companion Participation Holders and the Trust Advisor, as of the Closing Date, that:

(i)                                     The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                                  The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)                               The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)                              This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Certificate Administrator, the Special Servicer, the Trust Advisor and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                                 The Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Master Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)                              No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)                           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions of the Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder; and

(viii)                        Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement.

(b)                                             The Special Servicer, as Special Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Master Servicer, the Companion Participation Holders and the Trust Advisor, as of the Closing Date, that:

(i)                                     The Special Servicer is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                                  The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)                               The Special Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)                              This Agreement, assuming due authorization, execution and delivery by the Trustee, the Certificate Administrator, the Master Servicer, the Depositor and the Trust Advisor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                                 The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)                              No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)                           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder; and

(viii)                        Each officer and employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement.

(c)                                              It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor, the Certificate Administrator, the Trust Advisor, the Companion Participation Holders and the Master Servicer or Special Servicer, as the case may be.  Upon discovery by the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Trust Advisor or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Certificate Administrator, the Master Servicer, Special Servicer, the Trust Advisor or the Trustee in any Trust Asset, the party discovering such breach shall give prompt written notice to the other parties hereto and the Trust Asset Seller.

(d)                                             The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders, the Companion Participation Holders and the Trust Advisor as of the Closing Date, that:

(i)                                     The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iii)                               Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-Trustee or separate Trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound;

(iv)                              The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Trustee or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Trustee or its properties or impair the ability of the Trust Fund to realize on the Trust Assets;

(v)                                 No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cutoff Date; and

(vi)                              To the best of the Trustee’s knowledge, no litigation is pending or threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated as of November 4, 2013, among the Trustee, the Depositor and the Placement Agents.

(e)                                              The Certificate Administrator hereby represents and warrants to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificateholders, the Companion Participation Holders and the Trust Advisor as of the Closing Date, that:

(i)                                     The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Certificate Administrator and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Certificate Administrator in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iii)                               Neither the execution and delivery of this Agreement by the Certificate Administrator nor the consummation by the Certificate Administrator of the transactions herein contemplated to be performed by the Certificate Administrator, nor compliance by the Certificate Administrator with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Certificate Administrator or its properties or the organizational documents of the Certificate Administrator or the terms of any material agreement, instrument or indenture to which the Certificate Administrator is a party or by which it is bound which, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement;

(iv)                              The Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Certificate Administrator or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Certificate Administrator or its properties;

(v)                                 No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Certificate Administrator of or compliance by the Certificate Administrator with this Agreement, or if required, such approval has been obtained prior to the Cutoff Date or which, if not obtained, would have a materially adverse effect on the Certificate Administrator’s ability to perform its obligations hereunder; and

(vi)                              To the best of the Certificate Administrator’s knowledge, no litigation is pending or threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated as of November 4, 2013, among the Certificate Administrator, the Depositor and the Placement Agents.

(f)                                               The Trust Advisor hereby represents and warrants to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificateholders, the Companion Participation Holders and the Certificate Administrator as of the Closing Date, that:

(i)                                     The Trust Advisor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)                                  The execution and delivery of this Agreement by the Trust Advisor, and the performance and compliance with the terms of this Agreement by the Trust Advisor, do not (A) violate the Trust Advisor’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Trust Advisor or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Trust Advisor to perform its obligations under this Agreement or its financial condition;

(iii)                               The Trust Advisor has the full entity power and authority to enter into and consummate all transactions to be performed by it contemplated by this

Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)                              This Agreement, assuming due authorization, execution and delivery by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, constitutes a valid, legal and binding obligation of the Trust Advisor, enforceable against the Trust Advisor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                                 The Trust Advisor is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Trust Advisor’s reasonable judgment, is likely to materially and adversely affect the financial condition or operations of the Trust Advisor or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)                              No litigation is pending or, to the best of the Trust Advisor’s knowledge, threatened against the Trust Advisor which would prohibit the Trust Advisor from entering into this Agreement or, in the Trust Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trust Advisor to perform its obligations under this Agreement or the financial condition of the Trust Advisor; and

(vii)                           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trust Advisor, or compliance by the Trust Advisor with, this Agreement or the consummation of the transactions of the Trust Advisor contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Trust Advisor to perform its obligations hereunder.

Section 2.05.                                   Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

The Trustee acknowledges the assignment to it of the Trust Assets and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 of this Agreement and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds the Trust Assets (other than the Excluded Fees) on behalf of the Lower-Tier REMIC and the Holders of the Certificates; (ii) acknowledges the issuance of the Lower-Tier Regular Interests and has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, the Class LR Certificates, (iii) acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests to the Upper-Tier REMIC and hereby declares that it holds the Lower-Tier Regular

Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class R Certificates and (iv) in exchange for the Lower-Tier Regular Interests has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, (I) from the Upper-Tier REMIC:  (A) the Class A, Class B and Class C Certificates, (B) the Class D Regular Interest, Class E Regular Interest, Class F Regular Interest, Class G Regular and Class X Regular Interest and (D) the Class R Certificates, and (II) from the Grantor Trust (A) the Class D, Class E, Class F and Class G Certificates, together with their respective entitlements to Additional Interest Accrual Amounts and (B) the Class X Certificates subject to the obligation to pay the Aggregate Additional Interest Amounts, in each case, in authorized denominations, registered in the names set forth in such order or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates evidence ownership of the entire Trust Fund.

Section 2.06.                                   Miscellaneous REMIC and Grantor Trust Provisions.

(a)                                             The Lower-Tier Regular Interests issued hereunder are hereby designated as the “regular interests” in the Lower- Tier REMIC within the meaning of Code Section 860G(a)(1), and the Class LR Certificates are hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2).  The Class A, Class B and Class C Certificates and the Class D, Class E, Class F, Class G and Class X Regular Interests are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1) and the Class R Certificates are hereby designated as the sole Class of “residual interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2).  The Closing Date is hereby designated as the “Startup Day” of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Code Section 860G(a)(9).  The “latest possible maturity date” of the Lower-Tier Regular Interests, the Class A, Class B and Class C Certificates and the Class D, Class E, Class F, Class G and Class X Regular Interests for purposes of Code Section 860G(a)(l) is the date that is the Rated Final Distribution Date.

(b)                                             None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

(c)                                              The Grantor Trust shall constitute a grantor trust for federal income tax purposes under subpart E of part I of subchapter J of the Code.  The Grantor Trust shall be comprised of (i) the uncertificated Class D, Class E, Class F and Class G Regular Interests and the right to receive Additional Interest Accrual Amounts, which will be beneficially owned by the related Additional Interest Certificates, and (ii) the uncertificated Class X Regular Interests, which will be beneficially owned by the Class X Certificates, subject to the obligation to pay the Aggregate Additional Interest Amounts.

ARTICLE III.

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01.                                   The Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loan.

(a)                                             The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Mortgage Loans that are Specially Serviced Mortgage Loans and REO Loans), each as an independent contractor servicer, shall diligently service and administer the Mortgage Loans on behalf of the Trust Fund, in the best interests of and for the benefit of the Certificateholders and the Companion Participation Holders (as a collective whole, as if the Certificateholders and the related Companion Participation Holders constituted a single lender), and in accordance with the Servicing Standard.

The Master Servicer’s or Special Servicer’s liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof).  To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or Special Servicer of the collectability of the Mortgage Loans.  Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through Sub-Servicers (subject to paragraph (c) of this Section 3.01, to the related Sub-servicing Agreement with each sub-servicer and to Section 3.01(e) of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration that it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders and the related Companion Participation Holders (as a collective whole as if such Certificateholders and the related Companion Participation Holder constituted a single lender), including, without limitation, with respect to each Mortgage Loan to prepare, execute and deliver, on behalf of the Certificateholders and Companion Participation Holders and the Trustee or any of them:  (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Section 3.03, Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26 and Section 3.27 hereof.  The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Loans) shall provide to the Borrowers related to the Mortgage Loans that it is servicing any reports required to be provided to them pursuant to the related Mortgage Loan Documents.  Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer, as applicable, any powers of attorney and other documents prepared by the Master Servicer and Special Servicer, as applicable, and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer, as applicable, to carry out their servicing and administrative duties hereunder.  The Trustee shall not be held liable for any misuse of any such power of attorney or such other documents by the Master Servicer and Special Servicer, as applicable.  Notwithstanding anything contained herein to the contrary, none of the Master Servicer or the Special Servicer shall, without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

(b)                                             Unless otherwise provided in the related Note, related Loan Agreement or related Participation Agreement, the Master Servicer shall apply any total or partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the Stated Principal Balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such total or partial Principal Prepayment; provided that the Master Servicer shall apply any total or partial Principal Prepayment received on a Mortgage Loan on a date following a Due Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date to the Stated Principal Balance of such Mortgage Loan as of the Due Date immediately preceding the date of receipt of such total or partial Principal Prepayment.

(c)                                              The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (i) any such agreement requires the Sub-Servicer to comply with all of the applicable terms and conditions of this Agreement and shall be consistent with the provisions of this Agreement, the terms of the respective Mortgage Loan Documents (including the related Participation Agreement), (ii) if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any such agreement provides that the failure of such Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which the Master Servicer or the Special Servicer, as applicable, shall (and the Depositor may) immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement, which termination shall be deemed for cause, (iii) no Sub-Servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan or foreclose any Mortgage without the approval of the Master Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26, Section 3.27, as applicable, (iv) such agreement shall be consistent with the Servicing Standard and (v) with respect to any Sub-Servicing Agreement entered into after the Closing Date, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party.  Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of this Section 3.01(c) (including, for the avoidance of doubt, that no such agent or Subcontractor is a Prohibited Party, if such agent or Subcontractor would be a Servicing Function Participant, at the time the related sub-servicing agreement is entered into).  Any monies received by a Sub-Servicer pursuant to a Sub-Servicing Agreement (other than sub-servicing fees) shall be deemed to be received by the Master Servicer on the date received by such Sub-Servicer.

Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed by the Trustee (in its sole discretion, but, if it is a Sub-Servicing Agreement with a Trust Asset Seller Sub-Servicer, must be assumed so long as such Trust Asset Seller Sub-Servicer is not in default under the applicable Sub-Servicing Agreement) if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, respectively, or any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02 (it being understood that any such obligations shall be the obligations of the terminated Master Servicer or Special Servicer, as applicable, only).

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Trust Fund, the Trust Advisor and Certificateholders and the related Companion Participation Holder shall not be deemed parties thereto and shall have no claims, rights (except as specified below), obligations, duties or liabilities with respect to the Sub-Servicer, except as set forth in Section 3.01(c)(ii) and Section 3.01(d).

Any Sub-Servicing Agreement as to which any Trust Asset Seller required the Master Servicer to enter into shall provide that the Master Servicer (and any successor Master Servicer) may only terminate the Trust Asset Seller Sub-Servicer for cause pursuant to such Sub-Servicing Agreement and as otherwise specified in such Sub-Servicing Agreement.

Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.01, in no event shall the Trust Fund, the Depositor or any Companion Participation Holder bear any termination fee required to be paid to any Sub-Servicer as a result of the termination of any Sub-Servicing Agreement.

Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

(d)                                             If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to the extent necessary to permit the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c).  In such event, such successor shall be deemed to have assumed all of the Master Servicer’s or the Special Servicer’s interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to such successor, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of such successor.

If the Trustee or any successor Master Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, then upon request of such successor, the Master Servicer or Special Servicer, as applicable, shall at its own expense (except (i) in the event that the Special Servicer is terminated pursuant to Section 3.22, at the expense of the Certificateholders effecting such termination, as applicable; or (ii) in the event that the Master Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), at the expense of the Trust) deliver to such successor all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to such successor.  The Master Servicer shall not be required to assume the obligations of the Special Servicer and nothing in this paragraph shall imply otherwise.

(e)                                              The parties hereto acknowledge that each Mortgage Loan is subject to the terms and conditions of the related Participation Agreement.  The parties hereto further recognize, acknowledge and agree to the respective rights and obligations of each Companion Participation Holder under the related Participation Agreement, including, without limitation the following to the extent provided in the related Participation Agreement: (i) the allocation of collections (including, without limitation, Default Interest) and all other amounts received in connection with the related  Mortgage Loan, (ii) the rights of the applicable Companion Participation Holder to receive notices and reports (as specifically provided in the Participation Agreement) and (iii) the obligation of the Companion Participation Holder to make future advances.

Notwithstanding the foregoing, to the extent of any inconsistency between a Participation Agreement, on one hand, and this Agreement, on the other, with respect to servicing, this Agreement shall control; provided, however, that (in all cases) in the event the inconsistency relates to the allocation of rights or payments between the holder of the Trust Asset and the related Companion Participation Holder, including, without limitation, the rights specified in the immediately preceding paragraph, or to any other matters besides servicing, the related Participation Agreement shall control.

In the event that any Trust Asset is no longer part of the Trust Fund and the servicing and administration of the related Mortgage Loan is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be acceptable to the Master Servicer and/or the Special Servicer, in its sole discretion, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except that such Mortgage Loan and the related Mortgaged Property shall be serviced as if they were the sole assets serviced and administered thereunder and the sole source of funds thereunder and except that there shall be no further obligation of any Person to make Advances.  All amounts due the Master Servicer and the Special Servicer (including Advances and interest thereon) pursuant to this Agreement and the applicable Participation Agreement shall be paid to the Master Servicer and the Special Servicer on the first Servicer Remittance Date following removal of such Trust Asset.  In addition, until such time as a separate servicing agreement with respect to such Mortgage Loan and any related REO Property has been entered into then, notwithstanding that neither such Trust Asset nor any related REO Property is part of the Trust Fund, the Custodian shall continue to hold the Mortgage File and the Master Servicer and, if applicable, the Special Servicer shall (subject to the second preceding sentence) continue to service such Mortgage Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement.  Nothing herein shall be deemed to override the provisions of a Participation Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Mortgage Loans.

(f)                                               In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for purposed of this clause (f), “Applicable Law”), the Master Servicer and the Special Servicer, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Master Servicer or the Special Servicer.  Accordingly, each of the parties hereto agrees to provide to the Master Servicer and the Special Servicer, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Master Servicer and the Special Servicer to comply with Applicable Law.

(g)                                              Notwithstanding anything herein to the contrary, none of the Master Servicer, the Trustee, the Depositor or any other party, except for the Special Servicer, will have the right to apply or direct the application of any Insurance Proceeds or Condemnation Proceeds with respect to a Trust Asset.  The Special Servicer shall have the exclusive authority to apply or direct the application of any and all Insurance Proceeds or Condemnation Proceeds with respect to the Trust Assets.  The Special Servicer shall not (i) allow any such proceeds or awards to be used by the related borrower to restore, repair, replace or rebuild the related Mortgage Property or (ii) reimburse the related borrower in connection with such a restoration with such proceeds or awards, if, in the Special Servicer’s sole discretion, the fair market value of the real property constituting the remaining Mortgaged Property is not at least 80% of the remaining principal balance of the related Mortgage Loan after such restoration.  In such event, the Special Servicer will apply such proceeds or awards to the payment of accrued but unpaid interest and principal and certain other charges due on the related Trust Asset, but not for restoration or for any reimbursements.

Section 3.02.                                   Liability of the Master Servicer and the Special Servicer When Sub-Servicing.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer, as applicable, and any Person acting as sub-servicer (or its agents or Subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee (on behalf of the Certificateholders), the Certificateholders and the Companion Participation Holders, for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or Subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans.  Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03.                                   Collection of Trust Asset and Companion Participation Payments.

(a)                                             The Master Servicer (with respect to all the Mortgage Loans, other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans or REO Property) shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans each is obligated to service hereunder, to the extent such procedures are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans.  With respect to each Performing Mortgage Loan, the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Mortgage Loan Documents and the terms hereof.  The Master Servicer shall provide at least 90 days’ notice (with a copy to the Special Servicer) to the Borrowers of Balloon Payments coming due on Performing Mortgage Loans.  Consistent with the foregoing, the Master Servicer (with respect to each Performing Mortgage Loan) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) may in their discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan that it is servicing.  In addition, the Special Servicer may, in its discretion, waive any Default Interest in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.  In addition, the Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under this Agreement.

Section 3.04.                                   Collection of Taxes, Assessments and Similar Items; Escrow Accounts.  The Master Servicer, in the case of all Mortgage Loans that it is servicing, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto.  With respect to each Specially Serviced Mortgage Loan, the Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Mortgage Loan Documents.  The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all Mortgage Loans that it is servicing, shall use reasonable efforts consistent with the Servicing Standard to, from time to time, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect, or, if the Special Servicer, to use reasonable efforts to cause the Master Servicer to effect, payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan Documents for the related Mortgage Loan.  If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Non-recoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement).  The Master Servicer shall be entitled to reimbursement of Property Advances, with interest thereon at the Advance Rate, that it makes pursuant to this Section 3.04 of this Agreement from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a Non-recoverable Advance, to the extent permitted by Section 3.06 of this Agreement.  No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders or Companion Participation Holders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

(b)                                             The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan that it is servicing constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds and maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard.  The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments to the extent required pursuant to Section 3.07(b) of this Agreement and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan Documents.  Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan Documents require it to be held in an account that is not an Eligible Account); provided, however, in the event that the ratings of the financial institution holding such account are downgraded to a ratings level below that of an Eligible Account (except to the extent the related Mortgage Loan Documents require it to be held in an account that is not an Eligible Account), the Master Servicer shall have 30 days

(or such longer time as confirmed by a No Downgrade Confirmation, obtained at the expense of the Master Servicer relating to the Certificates) to transfer such account to an Eligible Account.  Escrow Accounts shall be entitled, “Wells Fargo Bank, National Association, as Master Servicer, for the benefit of U.S. Bank National Association, as Trustee, the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Various Borrowers and the related Companion Participation Holder”.  Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)                                     to effect timely payments of items constituting Escrow Payments for the related Mortgage;

(ii)                                  to transfer funds to the Collection Account and/or the applicable Mortgage Loan Collection Account (or any sub-account thereof) to reimburse the Master Servicer or the Trustee for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)                               for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan Documents and the Servicing Standard;

(iv)                              to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

(v)                                 to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the related Mortgage Loan Documents, or otherwise to the Master Servicer; or

(vi)                              to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to Borrowers determined to be overages.

(c)                                              The Master Servicer shall, as to each Mortgage Loan that it is servicing, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for such Mortgage Loans that require the related Borrower to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date.  For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents (or, if such Mortgage Loan Documents do not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to comply with the requirement of the related Mortgage Loan Documents that the Borrower make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for non-payment of such items).  Subject to Section 3.21 of this Agreement, the Master Servicer shall timely make a Property Advance with respect to the Mortgage Loans that it is servicing, if any, to cover any such item which is not so paid, including any penalties or other charges arising from the Borrower’s failure to timely pay such items.

Section 3.05.                                   Collection Accounts; Excess Liquidation Proceeds Account; Distribution Accounts and Mortgage Loan Collection Accounts.

(a)                                             The Master Servicer shall establish and maintain a Collection Account, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests with respect to the Trust Assets that it is servicing.  The Collection Account shall be established and maintained as an Eligible Account.  Amounts attributable to the Trust Assets will be assets of the Lower-Tier REMIC or the Grantor Trust, as specified in Section 2.05.  Amounts attributable to the Companion Participations will not be assets of the Trust Fund.

The Master Servicer shall deposit or cause to be deposited in the Collection Account within two (2) Business Days following receipt of properly identified funds of the following payments and collections received or made by or on behalf of it on or with respect to the Trust Assets subsequent to the Cutoff Date:

(i)                                     any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement, in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(ii)                                  any other amounts required by the provisions of this Agreement (including without limitation any amounts to be transferred from the Mortgage Loan Collection Account pursuant to Section 3.06(b)(i) of this Agreement and, with respect to any Companion Participation or mezzanine indebtedness that may exist, all amounts received pursuant to any cure and purchase rights or reimbursement obligations set forth in the related Participation Agreement or mezzanine intercreditor agreement, as applicable) to be deposited into the Collection Account by the Master Servicer or Special Servicer;

(iii)                               any Master Servicer Prepayment Interest Shortfalls in respect of the Trust Asset, as set forth in Section 3.17(c) of this Agreement; and

(iv)                              any Loss of Value Payments, as set forth in Section 3.06(e) of this Agreement.

In the case of Excess Liquidation Proceeds on deposit in the Collection Account, the Master Servicer shall make appropriate ledger entries with respect thereto, and shall hold such Excess Liquidation Proceeds for the benefit of the Trustee for the benefit of the Certificateholders.  Any Excess Liquidation Proceeds shall be identified separately from any other amounts held in the Collection Account.

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12), Assumption Fees, Modification Fees, consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans (excluding, for the avoidance of doubt, Excluded Fees) that it is servicing as additional compensation.

In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)                                             The Certificate Administrator shall establish and maintain the Lower-Tier Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests.  The Lower-Tier Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

(c)                                              With respect to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator on or before the Servicer Remittance Date the funds then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a) of this Agreement and deposits from the Mortgage Loan Collection Account pursuant to Section 3.06(b) of this Agreement.  Upon receipt from the Master Servicer of such amounts held in the Collection Account, the Certificate Administrator shall deposit in the Lower-Tier Distribution Account (i) the amount of Available Funds to be distributed pursuant to Section 4.01 of this Agreement hereof on such Distribution Date and (ii) the amount of Excess Liquidation Proceeds allocable to any Trust Asset in the Excess Liquidation Proceeds Account pursuant to Section 3.05(i) of this Agreement.

(d)                                             If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e) of this Agreement, the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments.  Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a subaccount of an Eligible Account.  The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.  The Special Servicer shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of either Trust REMIC or the Grantor Trust.  Furthermore, for all federal tax purposes, the Certificate Administrator and the Special Servicer shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Certificateholders as contributed to and distributed by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Trust Asset Seller as distributions by the Trust Fund to the Trust Asset

Seller as beneficial owner of the Loss of Value Reserve Fund.  The Trust Asset Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

(e)                                              The Certificate Administrator shall establish and maintain the Upper-Tier Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders.  The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account.  Promptly on each Distribution Date, the Certificate Administrator shall withdraw or be deemed to withdraw from the Lower-Tier Distribution Account and deposit or be deemed to deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums for such Distribution Date to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a) and Section 4.01(e) of this Agreement on such date.

(f)                                               With respect to each Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained, a Mortgage Loan Collection Account in which the Master Servicer shall deposit or cause to be deposited within two (2) Business Days following receipt of properly identified funds of the following payments and collections received or made by or on behalf of it on such Mortgage Loan subsequent to the Cutoff Date:

(i)                                     all payments on account of principal on such Mortgage Loan, including the principal component of Unscheduled Payments;

(ii)                                  all payments on account of interest on such Mortgage Loan (net of the related Servicing Fees), including Prepayment Premiums, Default Interest and the interest component of all Unscheduled Payments;

(iii)                               any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement, in connection with net losses realized on Permitted Investments with respect to funds held in such Mortgage Loan Collection Account;

(iv)                              all Net REO Proceeds withdrawn from the related Mortgage Loan REO Account in respect of such Mortgage Loan pursuant to Section 3.15(b) of this Agreement;

(v)                                 any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to such Mortgage Loan, to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)                              all Insurance Proceeds, Condemnation Proceeds, and Liquidation Proceeds received in respect of such Mortgage Loan or any related REO Property, together with any amounts representing recoveries of Non-recoverable Advances, including any recovery of Unliquidated Advances, in respect of such Mortgage Loan;

(vii)                           Penalty Charges on such Mortgage Loan to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d) of this Agreement;

(viii)                        any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) of this Agreement in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Trust Asset included in such Mortgage Loan;

(ix)                              any other amounts required by the provisions of this Agreement (including with respect to any subordinate indebtedness or mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related intercreditor agreement) to be deposited into the applicable Mortgage Loan Collection Account by the Master Servicer or the Special Servicer;

(x)                                 any cure payments remitted by any Companion Participation Holder pursuant to the related Participation Agreement; and

(xi)                              any Master Servicer Prepayment Interest Shortfalls in respect of the Trust Asset included in such Mortgage Loan pursuant to Section 3.17(c) of this Agreement.

The foregoing requirements for deposits into the applicable Mortgage Loan Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment changes (subject to Section 3.12 of this Agreement), Assumption Fees, Modification Fees, consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited into the applicable Mortgage Loan Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.12 of this Agreement hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans (excluding, for the avoidance of doubt, Excluded Fees) as additional compensation.

In the event that the Master Servicer deposits in the applicable Mortgage Loan Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Mortgage Loan Collection Account, any provision herein to the contrary notwithstanding.

Each Mortgage Loan Collection Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Master Servicer; provided, however, that such Mortgage Loan Collection Account may be a sub-account of the Collection Account but shall, for purposes of this Agreement, be treated as a separate account.  Each Mortgage Loan Collection Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

Upon receipt of any of the foregoing amounts described in clauses (i), (ii), (v) and (vi) of this Section 3.05(f) with respect to each Mortgage Loan for so long as it is a Specially Serviced Mortgage Loan but is not an REO Loan, the Special Servicer shall remit within one (1) Business Day such amounts to the Master Servicer for deposit into the applicable Mortgage Loan

Collection Account in accordance with the first paragraph of this Section 3.05(f)(i) of this Agreement, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason.  Any such amounts received by the Special Servicer with respect to an REO Property related to any Mortgage Loan shall initially be deposited by the Special Servicer into the Mortgage Loan REO Account and remitted to the Master Servicer for deposit into the applicable Mortgage Loan Collection Account pursuant to Section 3.15(b) of this Agreement.  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer (A) with respect to any Specially Serviced Mortgage Loan shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier and (B) with respect to any REO Loan shall deposit such check into the applicable Mortgage Loan REO Account.

(g)                                              Notwithstanding anything to the contrary contained herein, with respect to each Due Date and each Companion Participation, subject to the applicable Participation Agreement and in accordance with the priorities therein (taking into account other amounts due under such Participation Agreement), on or before the related Servicer Remittance Date, the Master Servicer shall remit, from amounts on deposit in the applicable Mortgage Loan Collection Account in accordance with Section 3.06(b)(i) of this Agreement, by wire transfer in immediately available funds to the account of the applicable Companion Participation Holder or an agent therefor appearing on the Companion Participation Holder Register on the date of such remittance amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Companion Participation Holder or its agent appearing on the Companion Participation Holder Register) the portion of the applicable Mortgage Loan Remittance Amount allocable to such Companion Participation Holder; provided that, with respect to any delinquent payment received by the Master Servicer after the Servicer Remittance Date in the applicable month, the portion of such delinquent payment that is allocated to a Companion Participation, subject to the applicable Participation Agreement and in accordance with the priorities therein (taking into account other amounts due under such Participation Agreement), shall be remitted by the Master Servicer to the related Companion Participation Holder by no later than the second Business Day following receipt thereof.

(h)                                             Notwithstanding anything to the contrary contained herein, (i) if any Excluded Fees that are payable to the Trust Asset Seller pursuant to the related Participation Agreement are received during any Mortgage Loan Collection Period, on or before the related Servicer Remittance Date, the Master Servicer shall remit the full amount of such Excluded Fees, by wire transfer in immediately available funds to the account specified on Schedule IV hereto, or such other account as may be specified in writing by the Trust Asset Seller, and (ii) the Master Servicer shall remit any amounts received by the Master Servicer in respect of interest accrued on the Trust Assets prior to and excluding the Closing Date, by wire transfer in immediately available funds, to the account specified on Schedule IV hereto, or such other account as may be specified in writing by the Trust Asset Seller.

(i)                                                 Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Liquidation Proceeds are received, the Certificate Administrator shall establish and maintain the Excess Liquidation Proceeds Account, which may have one or more sub-accounts, to be held in its own name on behalf of the Trustee, for the benefit of the Certificateholders.  Each account that constitutes an Excess Liquidation Proceeds Account shall be an Eligible Account.  On each Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account, all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Servicer Remittance Date which are allocable to a Trust Asset; provided that on the Business Day prior to the final Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account attributable to the Trust Assets.

(j)                                                The Certificate Administrator shall establish and maintain the Additional Interest Certificate Account in its own name on behalf of the Trustee, for the benefit of the Holders of the Additional Interest Certificates.  The Additional Interest Certificate Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account and shall relate solely to the Additional Interest Certificates, and the Certificate Administrator, on behalf of the Trustee, shall have the exclusive right to withdraw funds therefrom.

On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account and deposit into the Additional Interest Certificate Account that portion of the Interest Distribution Amount in respect of the Class X Regular Interest up to an amount equal to the Aggregate Additional Interest Distribution Amount for such Distribution Date.

The Certificate Administrator shall make withdrawals from the Additional Interest Certificate Account only for the following purposes:

(i)                                     to withdraw amounts deposited in the Additional Interest Certificate Account in error and pay such amounts to the Persons entitled thereto;

(ii)                                  to make payments on the Additional Interest Certificates pursuant to Section 4.01(c) of this Agreement; and

(iii)                               to clear and terminate the Additional Interest Certificate Account pursuant to Section 9.01.

(k)                                             The Master Servicer shall give written notice to the Depositor, the Trustee, the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and the Mortgage Loan Collection Accounts as of the Closing Date and shall notify the Depositor, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, in writing prior to any subsequent change thereof.  In addition, the Master Servicer shall provide notice to each affected Companion Participation Holder of the location and account number of the relevant Mortgage Loan Collection Account as well as notice in writing prior to any subsequent change thereof.  The Certificate Administrator shall give written notice to the Depositor, the Trustee, the Special Servicer and the Master Servicer of the location and account number of the Distribution Accounts as of the Closing Date and shall notify the Depositor, the Trustee, the Special Servicer and the Master Servicer, as applicable, in writing prior to any subsequent change thereof.

(l)                                                 Investment of funds held in the Collection Account, the Mortgage Loan Collection Account, the Distribution Accounts, the Excess Liquidation Proceeds Account and the Mortgage Loan REO Account is governed by Section 3.07.

Section 3.06.                                   Permitted Withdrawals from the Collection Accounts, the Mortgage Loan Collection Accounts and the Distribution Accounts; Trust Ledger.

(a)                                             The Master Servicer shall maintain a separate Trust Ledger with respect to the Trust Assets that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto.  On each Servicer Remittance Date, with respect to each Trust Asset, the Master Servicer shall make withdrawals from amounts allocated thereto in the Collection Account (and may debit the Trust Ledger) for the purposes listed below (the order set forth below not constituting an order of priority for such withdrawals):

(i)                                     on or before 3:00 p.m. (New York City time) on each Servicer Remittance Date, to remit to the Certificate Administrator the Available Funds to be deposited into the Lower-Tier Distribution Account (including any amount transferred from the Mortgage Loan Collection Account in respect of each Trust Asset) and shall remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account any Excess Liquidation Proceeds which the Certificate Administrator shall then deposit into the Upper-Tier Distribution Account to the extent of the Lower-Tier Distribution Amount pursuant to Section 3.05(e) and Section 3.05(i) of this Agreement, respectively;

(ii)                                  to pay (A) itself, unpaid Servicing Fees (subject to Section 3.12(a) of this Agreement) and the Trust Advisor, unpaid Trust Advisor Fees; the Master Servicer’s or the Trust Advisor’s, as applicable, rights to any Servicing Fees or Trust Advisor Fees pursuant to this clause (ii)(A) with respect to any Trust Asset being limited to amounts received on or in respect of such Trust Asset (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as recovery of interest thereon, (B) the Special Servicer, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees, in respect of each Specially Serviced Mortgage Loan or REO Loan, as applicable, remaining unpaid, out of general collections on the Trust Assets and on Specially Serviced Mortgage Loans and REO Properties allocable to the related Trust Assets, but only to the extent that amounts on deposit in the applicable Mortgage Loan Collection Account are insufficient therefor (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder) and (C) the Trust Advisor, any unpaid Trust

Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fees were received from the related Borrower);

(iii)                               to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Trust Asset), for unreimbursed P&I Advances that become Workout-Delayed Reimbursement Amounts from amounts recovered on the related Trust Asset intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of all of the Trust Assets and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(iv)                              to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Trust Asset or REO Property), for unreimbursed Property Advances that become Workout-Delayed Reimbursement Amounts from amounts recovered on the related Trust Asset intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Trust Assets and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(v)                                 (A) to reimburse itself and the Trustee, as applicable (in reverse of such order with respect to any Trust Asset or REO Property), (1) with respect to Non-recoverable Advances on any Trust Asset (or Mortgage Loan), first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Trust Asset and related REO Properties (and allocable to the Trust Assets), second, out of the principal portion of general collections on the Trust Assets and REO Properties (and allocable to the Trust Assets), and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any election at its sole discretion to defer reimbursement thereof pursuant to this Section 3.06(a) of this Agreement, out of other collections on the Trust Assets and REO Properties (and allocable to the Trust Assets) and (2) with respect to the Workout-Delayed Reimbursement Amounts on any Trust Asset (or Mortgage Loan), out of the principal portion of the general collections on the Trust Assets and REO Properties (and allocable to the Trust Assets), net of such amounts being reimbursed pursuant to the preceding clause (1) above, but in the case of either clause (1) or (2) above with respect to each Mortgage Loan, only to the extent that amounts on deposit in the applicable Mortgage Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Participation Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder) and (B) to pay itself or the Special Servicer out of general collections on the Trust Assets and REO Properties (and allocable to the

Trust Assets), with respect to any Trust Assets or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Trust Asset or REO Property and the deposit into the Collection Account of all amounts received in connection therewith, but in the case of each Mortgage Loan, only to the extent that amounts on deposit in the applicable Mortgage Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Participation Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder);

(vi)                              at such time as it reimburses itself, the Special Servicer and the Trustee, as applicable (in reverse of such order with respect to any Trust Asset or REO Property), for (A) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Trust Asset pursuant to clause (iii) or (v) above, to pay itself or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Trust Asset or REO Property pursuant to clause (iv) or (v) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (C) any Non-recoverable P&I Advances made with respect to a Trust Asset or REO Property and any Non-recoverable Property Advances made with respect to a Trust Asset or REO Property or any Workout-Delayed Reimbursement Amounts pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon, in each case first from Penalty Charges as provided in Section 3.12(d) and then from general collections, but in the case of a Mortgage Loan only to the extent that such Non-recoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Mortgage Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Participation Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder);

(vii)                           to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the Trust Asset Seller under Section 6 of the Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Advance Rate, each such Person’s right to reimbursement pursuant to this clause

(vii) with respect to any Trust Asset subject to the following:  (a) if the Repurchase Price is paid for such Trust Asset, then such Person’s right to reimbursement shall be limited to that portion of the Repurchase Price that represents such expense in accordance with clause (e) of the definition of Repurchase Price, or (b) if no Repurchase Price is paid or if an amount less than the Repurchase Price is paid and proceedings are instituted to enforce the Trust Asset Seller’s payment or performance pursuant to the Purchase Agreement or if a Loss of Value Payment is made, then such Person shall be entitled to reimbursement from the Trust following the adjudication of such proceedings in favor of the Trust Asset Seller, settlement of the Breach or Defect claim, or payment of such Loss of Value Payment, as the case may be;

(viii)                        [reserved];

(ix)                              to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of this Agreement, (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.07(b) of this Agreement (but only to the extent of the net investment earnings with respect to such Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) late payment charges on the Trust Assets (not including Specially Serviced Mortgage Loans);

(x)                                 to pay itself, the Special Servicer, the Depositor, the Trust Advisor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) of this Agreement (and in the case of a Mortgage Loan only to the extent that such amounts on deposit in the applicable Mortgage Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Participation Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder));

(xi)                              to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 10.08 of this Agreement (and in the case of a Mortgage Loan only to the extent that such amounts on deposit in the applicable Mortgage Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Participation Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder));

(xii)                           to pay out of general collections on the Trust Assets and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to this Agreement;

(xiii)                        to reimburse the Trustee or the Certificate Administrator out of general collections on the Trust Assets and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund, except to the extent such amounts relate solely to a Mortgage Loan, in which case, such amounts will be reimbursed first, from the applicable Mortgage Loan Collection Account(s) in accordance with Section 3.06(b) of this Agreement and then, out of general collections on the Trust Assets (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder);

(xiv)                       to pay any Person permitted to purchase a Trust Asset under Section 3.16 of this Agreement with respect to each Trust Asset (exclusive of any Trust Asset included in the Mortgage Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xv)                          to pay to itself, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor or the Depositor, or to any other Person to whom such amount is owed, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(a) of this Agreement, except to the extent such amounts relate solely to a Mortgage Loan, in which case, such amounts will be reimbursed first, from the applicable Mortgage Loan Collection Account(s) in accordance with Section 3.06(b) of this Agreement and then, out of general collections on the Trust Assets (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder), it being acknowledged that this clause (xv) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made; provided, that (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Trust Asset, to such Trust Asset and (b) if not related to any particular Trust Asset, pro rata, among all Trust Assets based on the respective Stated Principal Balances of the Trust Assets;

(xvi)                       to withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto;

(xvii)                    to pay from time to time to itself in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account;

(xviii)                 to transfer Excess Liquidation Proceeds allocable to the Trust Assets to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Account in accordance with Section 3.05(i) of this Agreement;

(xix)                       to pay itself, the Special Servicer or the Trust Asset Seller, as the case may be, with respect to each Trust Asset, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Trust Asset subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualifying Substitute Trust Asset(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g) of this Agreement; and

(xx)                          to pay to the Certificate Administrator, the Trustee or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(d) of this Agreement; provided, that (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Trust Asset, to such Trust Asset and (b) if not related to any particular Trust Asset, pro rata, among all Trust Assets based on the respective Stated Principal Balances of the Trust Assets;

(xxi)                       pursuant to the CREFC® License Agreement, to pay the CREFC® License Fee to CREFC® on a monthly basis; and

(xxii)                    to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled.  The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.  The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan and the related Companion Participation, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

The Master Servicer shall keep and maintain separate accounting records, on a Trust Asset by Trust Asset basis, reflecting amounts allocable to each Trust Asset, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Collection Account or the Trust Ledger.  Upon written request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to the Lower-Tier REMIC and Grantor Trust (with respect to the Trust Assets) and the Companion Participations.

The Master Servicer shall pay to the Trustee, the Certificate Administrator, the Trust Advisor or the Special Servicer from the Collection Account amounts permitted to be paid to the Trustee, the Certificate Administrator, the Trust Advisor or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, a Responsible Officer of the Certificate Administrator, a Responsible Officer of the Trust Advisor or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled (unless such payment to the Trustee, the Certificate Administrator, the Trust Advisor or the Special Servicer, as the case may be, is specifically required pursuant to this Agreement and the timing and the amount of payment is specified in, or calculable pursuant to, this Agreement, in which case a certificate is not required).  The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

The Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, CREFC® and the Trust Advisor shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), Trustee/Certificate Administrator Fees, Special Servicing Compensation (including investment income), Trust Advisor Fees, Trust Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fees are actually received from the Borrowers), the CREFC® License Fee, Advances, Advance Interest Amounts (for each of such Persons other than CREFC®), their respective indemnification payments (if any) pursuant to Section 6.03, Section 8.05 or Section 10.02 of this Agreement, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement.  In addition, the Certificate Administrator, the Trustee, the Special Servicer, the Master Servicer and the Trust Advisor shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of any federal, state or local taxes imposed on either Trust REMIC.

Upon the determination that a previously made Advance is a Non-recoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Trust Assets (or with respect to Property Advances, the Mortgage Loans) deposited in the Collection Account (or the applicable Mortgage Loan Collection Account) and available for distribution on the next Distribution Date, the Master Servicer, the Special Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Non-recoverable Advance pursuant to Section 3.06(a) or Section 3.06(b) of this Agreement immediately, may elect to refrain from obtaining such reimbursement for such portion of the Non-recoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  If the Master Servicer, the Special Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Non-recoverable Advance (together with interest thereon), then such Non-recoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Non-recoverable Advance shall again be payable first from Principal Distribution Amounts as described above prior to payment from other collections).  In connection with a potential election by the Master Servicer, the Special Servicer or the Trustee to refrain from the reimbursement of a particular Non-recoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer, the Special Servicer or the Trustee shall further be authorized but not obligated (in its sole discretion) to wait for Principal Distribution Amounts on the Trust Assets to be received before making its determination of whether to refrain from the reimbursement of a particular Non-recoverable Advance (or portion thereof) until the end of such Collection Period; provided, however, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall give notice of its election to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), at least 15 days prior to any reimbursement to it of Non-recoverable Advances from amounts in the Collection Account allocable to interest on the Trust Assets unless (1) the Master Servicer, the Special Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover Non-recoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer, the Special Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Non-recoverable Advance, whether to defer reimbursement of a Non-recoverable Advance or the determination in clause (1) above, or (3) the Master Servicer, the Special Servicer or the Trustee, as applicable, has not timely received from the Certificate Administrator information requested by it to consider in determining whether to defer reimbursement of a Non-recoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall give notice of an anticipated reimbursement to it of Non-recoverable Advances from amounts in the Collection Account allocable to interest on the Trust Assets as soon as reasonably practicable in such circumstances to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).  None of the Master Servicer, the Special Servicer or the Trustee shall have any liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this Section 3.06(a) or to comply with the terms of this Section 3.06(a) and the other provisions of this Agreement that apply once such an election, if any, has been made.  If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Non-recoverable Advances without deferral as described above, then the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Non-recoverable Advances with interest thereon at the Advance Rate from all amounts in the Collection Accounts for such Distribution Date.  Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Non-recoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest at the Advance Rate on such Non-recoverable Advance for the period prior to the actual reimbursement of such Non-recoverable Advance.  The Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, election to defer reimbursement of such Non-recoverable Advances as set forth above is an accommodation to the Certificateholders and the applicable Companion Participation Holders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders or the applicable Companion Participation Holder.  Nothing herein shall be deemed to create in the Certificateholders and the Companion Participation Holders a right to prior payment of distributions over the Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise).  In all events, the decision to defer reimbursement or to seek immediate reimbursement of Non-recoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Master Servicer, the Special Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Participation Holders for any such election that such party makes as contemplated by this Section 3.06(a) or for any losses, damages or other adverse economic or other effects that may arise from such an election.

None of the Master Servicer, the Special Servicer or the Trustee shall be permitted to reverse any other Person’s determination that an Advance is a Non-recoverable Advance.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Non-recoverable Advances (together with any interest accrued and payable thereon at the Advance Rate), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:  first, out of the Principal Distribution Amount, which, but for its application to reimburse a Non-recoverable Advance and/or to pay interest thereon at the Advance Rate, would be included in Available Funds for any subsequent Distribution Date and, second, out of other amounts which, but for their application to reimburse a Non-recoverable Advance and/or to pay interest thereon, would be included in Available Funds for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Non-recoverable Advance or to pay interest thereon at the Advance Rate, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement.  If and to the extent (i) any Advance is determined to be a Non-recoverable Advance, (ii) such Advance and/or interest thereon at the Advance Rate is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Trust Asset, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon at the Advance Rate.

(b)                                             The Master Servicer shall maintain a separate Trust Ledger with respect to the Mortgage Loans that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto.  On each Servicer Remittance Date, with respect to each Mortgage Loan, the Master Servicer shall make withdrawals from amounts allocated thereto in the Mortgage Loan Collection Account (and may debit the Trust Ledger) for the purposes listed below (the order set forth below not constituting an order of priority for such withdrawals):

(i)                                     to make remittances each month as and when required in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Mortgage Loan Remittance Amount to (A) the related Companion Participation Holder in accordance with Section 3.05(g) of this Agreement and (B) the Collection Account for the benefit of the Trust in accordance with Section 4.06 of this Agreement, in each case in accordance with the related Participation Agreement; provided that Liquidation Proceeds relating to the purchase or repurchase of any Companion Participation shall be remitted solely to the related Companion Participation Holder and Liquidation Proceeds relating to the purchase, repurchase or substitution of a Trust Asset shall be remitted solely to the Collection Account;

(ii)                                  to pay (A) to itself unpaid Servicing Fees and to the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Mortgage Loan or related REO Loan, as applicable, the Master Servicer’s or the Special Servicer’s, as applicable, rights to payment of Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees, as applicable, pursuant to this clause (ii)(A) with respect to such Mortgage Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and to the extent insufficient, out of general collections on such Mortgage Loan and (B) to the Special Servicer, each month to the extent not covered by clause (ii)(A) above, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Mortgage Loan or related REO Loan, as applicable, remaining unpaid out of general collections in the Collection Account as provided in Section 3.06(a)(ii) of this Agreement;

(iii)                               to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances with respect to the applicable Trust Asset, the Master Servicer’s and the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received in the applicable Mortgage Loan Collection Account which represent Late Collections received in respect of such Trust Asset (as allocable thereto pursuant to the related Mortgage Loan Documents and the related Participation Agreement), during the applicable period; provided, however, that if such P&I Advance on the applicable Trust Asset becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from amounts recovered on the related Trust Asset intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Trust Assets and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in Section 3.06(a)(v) above;

(iv)                              to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to such Mortgage Loan or REO Property, subject to Section 3.06(i)), for unreimbursed Property Advances with respect to such Mortgage Loan or related REO Property, the Master Servicer’s, the Special Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments by the applicable Borrower with respect to such Property Advance, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Proceeds with respect to such Mortgage Loan; provided that if such Property Advance becomes a Workout-Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Trust Assets and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(v)                                 (A) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to such Mortgage Loan or related REO Property), as applicable (x) with respect to Non-recoverable Advances with respect to such Mortgage Loan or REO Property, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Mortgage Loan and related REO Properties, and second, out of general collections in the Collection Account as provided in Section 3.06(a) of this Agreement and (y) with respect to the Workout Delayed Reimbursement Amounts with respect to such Mortgage Loan or REO Property, first, out of the principal portion of the general collections on the Mortgage Loan and related REO Properties, net of such amounts being reimbursed pursuant to the sub-clause first in the preceding clause (x) above and second, out of general collections in the Collection Account as provided in Section 3.06(a) of this Agreement; provided that in the case of both clause (x) and clause (y) of this clause (v), prior to making any reimbursement from general collections, such reimbursements shall be made on a pro rata basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance) and then, from general collections in the Collection Account (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder), or (B) to pay itself or the Special Servicer out of general collections on such Mortgage Loan and/or related REO Property, with respect to the related Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or related REO Property and the deposit into the applicable Mortgage Loan Collection Account of all amounts received in connection therewith, such party’s rights to reimbursement or payment pursuant to this clause (v) with respect to any such Non-recoverable Advance that is a P&I Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, being limited (except to the extent set forth in Section 3.06(a) of this Agreement) to amounts on deposit in the applicable Mortgage Loan Collection Account that were received in respect of the particular Trust Asset (as allocable thereto pursuant to the related Mortgage Loan Documents and the related Participation Agreement) in the related Mortgage Loan as to which such Non-recoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, were incurred;

(vi)                              at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable, for (A) any unreimbursed P&I Advance with respect to the applicable Trust Asset (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount), to pay itself or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) or (v) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (C) any Non-recoverable Advances pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon, such party’s rights to reimbursement pursuant to this clause (vi) with respect to any such interest on P&I Advances being limited to amounts on deposit in the applicable Mortgage Loan Collection Account that were received in respect of the particular Trust Asset (as allocable thereto pursuant to the related Mortgage Loan Documents and the related Participation Agreement) in the related Mortgage Loan as to which such advance relates;

(vii)                           to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Trust Asset giving rise to a repurchase obligation of the Trust Asset Seller under Section 6 of the Purchase Agreement including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to such Mortgage Loan being limited to that portion of the Repurchase Price paid for the related Trust Asset that represents such expense in accordance with clause (d) of the definition of Repurchase Price;

(viii)                        to pay the Trust Asset Seller, as and when required, Excluded Fees that are payable to the Trust Asset Seller pursuant to the related Participation Agreement and other amounts payable to the Trust Asset Seller, in each case, in accordance with Section 3.05(g);

(ix)                              (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of this Agreement, (1) interest and investment income earned in respect of amounts relating to such Mortgage Loan held in the applicable

Mortgage Loan Collection Account as provided in Section 3.07(b) of this Agreement (but only to the extent of the net investment earnings with respect to such Mortgage Loan Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) late payment charges on the Trust Assets (not including Specially Serviced Mortgage Loans); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.12, the pro rata portion of any Penalty Charges, as allocated in the related Participation Agreement, on the related Trust Asset (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or Additional Trust Fund Expenses and in accordance with the related Participation Agreement);

(x)                                 to recoup any amounts deposited in such Mortgage Loan Collection Account in error;

(xi)                              to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) of this Agreement, solely to the extent that such amounts relate to such Mortgage Loan;

(xii)                           to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 10.08 of this Agreement solely to the extent payable out of the Trust Fund as they relate to such Mortgage Loan;

(xiii)                        to pay out of general collections on such Mortgage Loan and related REO Property any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that neither the Master Servicer, the Special Servicer, the Certificate Administrator nor the Trustee is liable therefor pursuant to this Agreement and only to the extent that such amounts relate to the related Trust Asset;

(xiv)                       to reimburse the Trustee and the Certificate Administrator out of general collections on such Mortgage Loan and related REO Properties for expenses incurred by and reimbursable to it by the Trust Fund related to such Mortgage Loan;

(xv)                          to pay any Person permitted to purchase a Trust Asset under Section 3.16 of this Agreement with respect to the Trust Asset included in such Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xvi)                       to pay to itself, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Trust Asset included in such Mortgage Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this

Agreement to which reference is not made in any other clause of this Section 3.06(b), it being acknowledged that this clause (xvi) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement or in the related Participation Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made;

(xvii)                    to pay the Trust Asset Seller with respect to any Trust Asset previously repurchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Trust Asset subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualifying Substitute Trust Asset(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g) of this Agreement; and

(xviii)                 to clear and terminate such Mortgage Loan Collection Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

The Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from any Mortgage Loan Collection Account.  All withdrawals with respect to any Mortgage Loan shall be made first, from the applicable Mortgage Loan Collection Account, and then, from the Master Servicer’s Collection Account to the extent permitted by Section 3.06(a) of this Agreement.  Notwithstanding anything herein to the contrary, no withdrawal from any particular Mortgage Loan Collection Account shall be permitted if such withdrawal relates to another Mortgage Loan or an unrelated Trust Asset.  Upon request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to the Lower-Tier REMIC and the Companion Participations.

The Master Servicer shall pay to the Special Servicer from the Mortgage Loan Collection Accounts amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which the Special Servicer is entitled.  The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.  The Special Servicer shall keep and maintain separate accounting for each Specially Loan included in the Mortgage Loan and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from any Mortgage Loan Collection Account.

In the event that the Master Servicer fails, as of 5:00 p.m. (New York City time) on any Servicer Remittance Date or any other date a remittance is required to be made, to remit to the Certificate Administrator (in respect of the related Trust Asset) or the Companion Participation Holders (in respect of any related Companion Participation) any amounts required to be so remitted hereunder by such date (including any P&I Advance pursuant to Section 4.07 of this Agreement), the Master Servicer shall pay to the Certificate Administrator (in respect of the Trust Asset) or the Companion Participation Holders (in respect of the Companion Participation), for the account of the Certificate Administrator (in respect of the Trust Asset) or the Companion Participation Holders (in respect of the Companion Participations), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until (but not including) the date such late payment is received by the Certificate Administrator or the Companion Participation Holders, as applicable.

(c)                                              On each Servicer Remittance Date, all net income and gain realized from investment of funds to which the Master Servicer or the Special Servicer is entitled pursuant to Section 3.07(b) of this Agreement shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable.

(d)                                             With respect to any Mortgage Loan, if amounts required to pay the expenses allocable to any related Companion Participation exceed amounts on deposit in the related Mortgage Loan Collection Account and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, shall have sought reimbursement from the Trust Fund with respect to such expenses allocable to such Companion Participation, the Master Servicer or Special Servicer, as applicable, shall seek (on behalf of the Trust Fund, subject to the related Participation Agreement) payment or reimbursement from the related Companion Participation Holder.

(e)                                              If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Trust Asset or any related REO Property, then the Special Servicer shall, promptly upon written direction from the Master Servicer (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such liquidation event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date) transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)                                     to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.06(a) of this Agreement, for any Non-recoverable Advance made by such party with respect to such Trust Asset or any related REO Property (together with interest thereon at the Advance Rate);

(ii)                                  to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to such Trust Asset or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

(iii)                               to offset any realized losses (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Trust Asset or any related successor REO Loan;

(iv)                              following the occurrence of a liquidation event with respect to such Trust Asset or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Trust Asset, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Trust Asset or REO Loan; and

(v)                                 On the final Distribution Date after all distributions have been made as set forth in clause (i) through (iv) above, to the Trust Asset Seller, net of any amount contributed by the Trust Asset Seller that was used pursuant to clauses (i)-(iii) to offset any Realized Losses, Additional Trust Fund Expenses or any Non-recoverable Advances incurred with respect to the Trust Asset related to such contribution.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Trust Asset or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Trust Asset or REO Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

(f)                                               The Certificate Administrator, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

(i)                                     to make deposits of the Lower-Tier Distribution Amount and the amount of any Prepayment Premium distributable pursuant to Section 4.01(a) of this Agreement into the Upper-Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(a) of this Agreement;

(ii)                                  to pay itself, the Trustee and the Custodian respective portions of any accrued but unpaid Trustee/Certificate Administrator Fees;

(iii)                               to pay itself an amount equal to all net income and gain realized from investment of funds in the Lower-Tier Distribution Account pursuant to Section 3.07(b) of this Agreement;

(iv)                              to pay to itself, the Trustee or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b), 8.05(c) and 8.05(d) of this Agreement;

(v)                                 to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

(vi)                              to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(g)                                              The Certificate Administrator, may make withdrawals from the Upper- Tier Distribution Account for any of the following purposes:

(i)                                     to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Sections 4.01(a) or 9.01 of this Agreement, as applicable;

(ii)                                  to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

(iii)                               to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(h)                                             The Certificate Administrator, may make withdrawals from the Additional Interest Certificate Account for any of the following purposes:

(i)                                     to make distributions to Certificateholders of the Additional Interest Certificates on each Distribution Date pursuant to Sections 4.01(c) or 9.01 of this Agreement, as applicable;

(ii)                                  to recoup any amounts deposited in the Additional Interest Certificate Account in error; and

(iii)                               to clear and terminate the Additional Interest Certificate Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(i)                                                 Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not be entitled to reimbursement of any Property Advances made by it until the Master Servicer and the Trustee have been reimbursed for all Property Advances made by the Master Servicer or the Trustee, as applicable, unless such Property Advance was made by the Special Servicer as a result of each of the Master Servicer and the Trustee failing to make the related Property Advance when it is required to do so.

Section 3.07.                                   Investment of Funds in the Collection Accounts, the Mortgage Loan Collection Accounts, the Distribution Accounts, the Excess Liquidation Proceeds Account, the Loss of Value Reserve Fund and the Borrower Accounts.

(a)                                             The Master Servicer (or with respect to any Mortgage Loan REO Account and any Loss of Value Reserve Fund, the Special Servicer) may direct any depository institution maintaining the Collection Account, any Mortgage Loan Collection Account, any Borrower Accounts (as defined below and subject to the second succeeding sentence), any Mortgage Loan REO Account and any Loss of Value Reserve Fund (each, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement.  Funds on deposit in the Distribution Accounts and Excess Liquidation Proceeds Account shall remain uninvested.  Any investment of funds on deposit in an Investment Account by the Master Servicer or the Special Servicer shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand.  In the case of any Borrower Account, the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent that the Master Servicer is required to do so under the terms of the respective Mortgage Loan Documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee.  All investment directions shall be in the control of the Special Servicer, with respect to any Mortgage Loan REO Accounts, as an independent contractor to the Trust Fund.  Neither the Certificate Administrator nor the Trustee shall have any responsibility or liability with respect to the investment directions of the Master Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  The Master Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  The Special Servicer shall have no responsibility or liability with respect to the investment directions of the Master Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer, as applicable) shall:

(i)                                     consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)                                  demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)                                             All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the related Mortgage Loan Documents for the Trust Asset or applicable law or (ii) any Mortgage Loan REO Account and the Loss of Value Reserve Fund, which shall be for the benefit of the Special Servicer) and, if held in the Collection Account, any Mortgage Loan Collection Account or Mortgage Loan REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.15(b) of this Agreement, as applicable.  The Master Servicer, or with respect to any Mortgage Loan REO Account or Loss of Value Reserve Fund, the Special Servicer, shall deposit from its own funds into the Collection Account, the applicable Mortgage Loan Collection Account or any Mortgage Loan REO Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Master Servicer or the Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it.  The Master Servicer shall also deposit from its own funds in any Borrower Account immediately upon realization of such loss the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the related Mortgage Loan Documents for the Trust Asset, Mortgage Loan or applicable law; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company has satisfied the qualifications set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) 30 days prior to such insolvency.

(c)                                              Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, in either case as a result of an action or inaction of the Master Servicer or the Special Servicer, as applicable, the Trustee may, and upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  In the event the Trustee takes any such action, (i) the Master Servicer, if such Permitted Investment was for the benefit of the Master Servicer or (ii) the Special Servicer, if such Permitted Investment was for the benefit of the Special Servicer, shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.

Section 3.08.                                   Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

(a)                                             In the case of each Mortgage Loan (but excluding any REO Loan), the Master Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to cause the related Borrower, with respect to the Mortgage Loans that it is servicing, to maintain the following insurance coverage (including identifying the extent to which such Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property (x) except where the Mortgage Loan Documents permit a Borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the full replacement cost of improvements securing such Mortgage Loan, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including, but not limited to, coverage for acts of terrorism) as is required, subject to applicable law, under the related Mortgage Loan Documents; provided, however, that:

(i)                                     the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless (x) such insurance policy was in effect at the time of the origination of the related Mortgage Loan, as applicable, or (y) such insurance policy was required by the related Mortgage Loan Documents and is available at commercially reasonable rates, provided that the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan, in each case, to the extent such amounts are available at commercially reasonable rates; provided, further, that, if the Master Servicer does not cause the related Borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust Fund’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates;

(ii)                                  if and to the extent that any Mortgage Loan Document or Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers;

(iii)                               the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained under the Mortgage Loan Documents; provided, however, that this clause shall not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy, as provided herein;

(iv)                              except as provided below (including under clause (vi) below), in no event shall the Master Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such Borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer);

(v)                                 to the extent that the Master Servicer itself is required to maintain insurance that the Borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available to the Master Servicer on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(vi)                              any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents shall be enforced by the Master Servicer in accordance with the Servicing Standard, unless the Special Servicer (and, if no Control Termination Event has occurred and is continuing, the Directing Holder) has consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard (provided that the Special Servicer shall promptly notify the Master Servicer in writing of such waiver) and, to the extent terrorism insurance is not explicitly required but the lender under the related Mortgage Loan Documents has discretion to require additional insurance coverages, the Master Servicer will be required to (unless the Special Servicer and, other than during the continuance of a Control Termination Event, the Directing Holder have consented to a waiver) request that the related Borrower maintain terrorism insurance, provided that the

Master Servicer shall not be required to pursue any remedies or declare an event of default under the Mortgage Loan Documents if the related Borrower fails to provide such terrorism insurance coverage due to such coverage not being expressly required by the Mortgage Loan Documents.

The Master Servicer shall notify the Special Servicer, the Certificate Administrator, the Trustee and the Directing Holder if the Master Servicer determines in accordance with the Servicing Standard that a Borrower has failed to maintain insurance required under the Mortgage Loan Documents and such failure materially and adversely affects the interests of the Certificateholders or if the Borrower has notified the Master Servicer in writing that the Borrower does not intend to maintain such insurance and that the Master Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders.

Subject to Section 3.15(a) of this Agreement, with respect to each REO Property, the Special Servicer shall use reasonable efforts and only if the Trustee has an insurable interest, consistent with the Servicing Standard, to maintain (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer shall make such Property Advance) with Qualified Insurers to the extent reasonably available at commercially reasonable rates, (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or, other than during the continuance of a Control Termination Event, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1.0 million per occurrence, and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months; provided, however, that the Special Servicer shall not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

All such insurance policies maintained as described above shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Master Servicer (on behalf of the Trustee on behalf of Certificateholders and the related Companion Participation Holder), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (on behalf of Certificateholders and the related Companion Participation Holder) (in the case of insurance maintained in respect of an REO Property).  Any amounts collected by the Master Servicer or Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the applicable Mortgage Loan Collection Account, subject to withdrawal pursuant to Section 3.06 of this Agreement, in the case of amounts received in respect of a Mortgage Loan, or in the applicable Mortgage Loan REO

Account of the Special Servicer, subject to withdrawal pursuant to Section 3.15 of this Agreement, in the case of amounts received in respect of an REO Property.  Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders or Companion Participation Holders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust Fund to enforce any obligations of the related Borrower under such Mortgage Loan.  Any costs incurred by the Master Servicer in maintaining any such insurance policies in respect of the Mortgage Loans or Specially Serviced Mortgage Loans (other than REO Properties) (i) if the Borrower defaults on its obligation to do so, shall be advanced by the Master Servicer as a Property Advance and will be charged to the related Borrower and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the Stated Principal Balance of the related Trust Asset, notwithstanding that the terms of such Trust Asset so permit.  Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Property Advance (or paid from the Collection Account if the Master Servicer determines such Advance would be a Non-recoverable Advance, subject to Section 3.21(d) of this Agreement).

(b)                                             If either

(i)                                     the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, then, to the extent such policy, is obtained from a Qualified Insurer, and provides protection equivalent to the individual policies otherwise required or

(ii)                                  the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s) and “A2” by Moody’s, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.

Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.08(a) of this Agreement, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the related

Mortgage Loan Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  The Master Servicer and Special Servicer shall prepare and present, on behalf of itself, the Trustee, Certificateholders and the Companion Participation Holders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.  If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Advance.

(c)                                              With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder.  With respect to each Specially Serviced Mortgage Loan and REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust, on behalf of the Certificateholders and the related Companion Participation Holder, is entitled thereunder.  Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

(d)                                             The Master Servicer and Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties as to which it is the Special Servicer are included in the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard.  The Master Servicer or Special Servicer, as applicable, shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be.  Such fidelity bond shall provide that it may not be cancelled without ten days’ prior written notice to the Trustee.  So long as the long-term unsecured debt obligations of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A(low)” by DBRS (if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s) and “A2” by Moody’s, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

The Master Servicer and Special Servicer, as applicable, shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with their servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard.  The Master Servicer or the Special Servicer, as applicable, shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be.  Any such errors and omissions policy shall provide that it may not be cancelled without ten days’ prior written notice to the Trustee.  So long as the long-term unsecured debt obligations of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A(low)” by DBRS (if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs which may include Moody’s) and “A2” by Moody’s, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

Section 3.09.                                   Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)                                             If any Mortgage Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners), which by its terms:

(i)                                     provides that such Mortgage Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners),

(ii)                                  provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, or

(iii)                               provides that such Mortgage Loan may be assumed or transferred without the consent of the mortgagee, provided certain conditions set forth in the Mortgage Loan Documents are satisfied, then, for so long as the related Trust Asset is included in the Trust Fund, subject to the rights of the Directing Holder under Section 6.07 and the Trust Advisor under Section 3.35, the Special Servicer on behalf of the Trust Fund, shall not be required to enforce any such due-on-sale clauses and in connection therewith neither shall be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption if such provision is not exercisable under applicable law or if the Special Servicer determines, in accordance with the Servicing Standard and subject to the rights of the Directing Holder under Section 6.07 and the Trust Advisor under Section 3.35, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Borrower or that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.  If the Special Servicer determines that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (a)(iii) above relating to the assumption or transfer of such Mortgage Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Trust Asset and substitute the new Borrower as obligor thereon, provided that (a) the credit status of the prospective new Borrower is in compliance with the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Special Servicer has complied with Section 3.09(c), if applicable.  To the extent not precluded by the Mortgage Loan Documents, the Special Servicer (with respect to Specially Serviced Mortgage Loans or REO Loans) shall not approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund (provided that the Master Servicer shall, after receiving payment from or using amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder).

The Master Servicer shall have no obligation to enforce, consent to or waive any due-on-sale clauses.  Upon receipt of any request for a waiver of, or actual knowledge of a violation of,  any due-on-sale clause, the Master Servicer shall provide notice to the Special Servicer and shall have no further obligation with respect to such matter.

(b)                                             If any Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms:

(i)                                     provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners),

(ii)                                  requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), or

(iii)                               provides that such Mortgaged Property may be further encumbered without the consent of the mortgagee (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), provided certain conditions set forth in the Mortgage Loan Documents are satisfied, then, subject to the rights of the Directing Holder under Section 6.07 and the Trust Advisor under Section 3.35, the Special Servicer, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance, if the Special Servicer determines, in accordance with the Servicing Standard and subject to the rights of the Directing Holder under Section 6.07 and the Trust Advisor under Section 3.35, that such enforcement would not be in the best interests of the Trust Fund and the applicable Companion Participation Holder, or that in the case of a Mortgage Loan described in clause (b)(iii) above that the conditions to further encumbrance have been satisfied.  To the extent not precluded by the Mortgage Loan Documents, the Special Servicer shall not approve the creation of any lien or other encumbrance without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund (provided that the Master Servicer shall, after receiving payment from or using amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder).

The Master Servicer shall have no obligation to enforce, consent to or waive any due-on-encumbrance clauses.  Upon receipt of any request for a waiver of, or actual knowledge of a violation of, any due-on-encumbrance clause, the Master Servicer shall provide notice to the Special Servicer and shall have no further obligation with respect to such matter.

(c)                                              Notwithstanding anything under this Section to the contrary, the Special Servicer may not waive the rights of the lender or grant its consent under any “due-on-sale clause” with respect to any Mortgage Loan that represents one of the five largest Mortgage Loans based on Stated Principal Balance unless the Special Servicer has received a No Downgrade Confirmation from DBRS or Moody’s.  In addition, the Special Servicer may not waive the rights of the lender or grant its consent under any “due-on-encumbrance clause” with respect to any Mortgage Loan that represents one of the five largest Trust Assets based on Stated Principal Balance unless the Special Servicer has received a No Downgrade Confirmation from DBRS or Moody’s.  Notwithstanding the foregoing, without any other approval, the Special Servicer may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

(d)                                             The Special Servicer shall provide copies of any waivers or agreements that it effects pursuant to Sections 3.09(a) or 3.09(b) of this Agreement to the Master Servicer, the Trustee, the Certificate Administrator, the 17g-5 Information Provider (who shall promptly post such waivers to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the Directing Holder and the related Companion Participation Holder.  The Special Servicer shall forward to the Custodian the original of any such waiver or agreement, which original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

(e)                                              Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(f)                                               In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.26 hereof, as applicable.

Section 3.10.                                   Appraisals; Realization upon Defaulted Trust Assets.

(a)                                             Upon the occurrence of an Appraisal Reduction Event, the Special Servicer shall use reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the related Mortgaged Property or REO Property, as the case may be, within 120 days of the event that resulted in such Appraisal Reduction Event, the cost of which shall constitute a Property Advance; provided, however, that the Special Servicer shall not be required to obtain an Updated Appraisal with respect to any Mortgaged Property for which there exists an Appraisal or Updated Appraisal which is less than 12 months old; provided further, without limiting the Special Servicer’s obligation to order and obtain such Updated Appraisal, if the Special Servicer has not obtained an Updated Appraisal, as applicable, referred to above within 120 days of the event that resulted in such Appraisal Reduction Event, solely for purposes of determining the amount by which P&I Advances required to be made by the Master Servicer with respect to the related Trust Asset is to be reduced, the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan allocated or deemed allocated on a pro rata and pari passu basis as between the Trust Asset and the Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance) until such time as such Updated Appraisal referred to above is received and the Appraisal Reduction Amount is calculated.

For so long as such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer shall obtain letter updates to each Updated Appraisal every 12 months and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Trust Asset and recalculate the Appraisal Reduction Amount.  The Special Servicer will be required to update, every 12 months, each Updated Appraisal for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan.  The Special Servicer shall send all such letter updates to the Master Servicer, the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder. In addition, with respect to the Trust Assets, (i) if no Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Directing Holder with respect to the calculation of an Appraisal Reduction Amount in accordance with Section 6.07, and (ii) with respect to the Trust Assets, if a Control Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Trust Advisor with respect to the calculation of an Appraisal Reduction Amount in accordance with Section 3.35.

The Special Servicer shall monitor each Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan) as are consistent with the Servicing Standard.  If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b) of this Agreement, the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) and with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders and Companion Participation Holders (as a collective whole as if such Certificateholders and the related Companion Participation Holder constituted a single lender) on a present value basis (discounting at the related Calculation Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.26 hereof.  The Master Servicer shall pay the costs and expenses in any such proceedings as a Property Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Property Advance would constitute a Non-recoverable Advance; provided, however, if such Property Advance would constitute a Non-recoverable Advance but the Special Servicer determines that such payment would be in best interests of the Certificateholders and the related Companion Participation Holders (as a collective whole as if such Certificateholders and the related Companion Participation Holder constituted a single lender)) (with the Master Servicer permitted to conclusively rely upon any such determination by the Special Servicer), the Special Servicer shall direct the Master Servicer to make such payment from the Collection Account (or, if applicable, the applicable Mortgage Loan Collection Account), which payment shall be an Additional Trust Fund Expense.  The Trustee shall be entitled to conclusively rely upon any determination of the Master Servicer or Special Servicer that a Property Advance, if made, would constitute a Non-recoverable Advance.  If the Master Servicer does not make such Property Advance in violation of the third preceding sentence, the Trustee shall make such Property Advance, unless the Trustee determines that such Property Advance would be a Non-recoverable Advance.  The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Property Advances

(with interest at the Advance Rate) made pursuant to this paragraph to the extent permitted by Section 3.06 of this Agreement.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates with a Certificate Balance greater than zero whose rights are adversely affected by the occurrence of a Control Termination Event as a result of an allocation of an Appraisal Reduction Amount in accordance with Section 4.08 (such class, an “Appraised-Out Class”) will have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use reasonable best efforts to obtain an Appraisal (or an update or desktop review to any Appraisal that is less than 12 months old) from an MAI appraiser reasonably acceptable to the Special Servicer within thirty (30) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amount determination and/or waiting for an additional Appraisal (or an update or desktop review, as applicable) will not exercise any rights of the Controlling Class until such time, if any, as such Class is no longer an Appraised-out Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional Appraisal (or an update or desktop review to any Appraisal that is less than 12 months old) of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use reasonable best efforts to obtain an Appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 30 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer will not be required to obtain such Appraisal (or update or desktop review, as applicable) if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal (or an update or desktop review, as applicable) as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an Appraisal (or an update or desktop review, as applicable) requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional Appraisal (or update or desktop review, as applicable), any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to recalculate such Appraisal Reduction Amount based upon such additional Appraisal.  If required by any such recalculation, a Control Termination Event may no longer exist.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after the related Trust Asset has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such

Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

(b)                                             If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if (i) the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or (ii) if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee and the Certificate Administrator.

(c)                                              In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee on behalf of the Trust Fund, or to its nominee (which shall not include the Special Servicer) or a separate Trustee or co-Trustee on behalf of the Trustee as Holder of the Lower-Tier Regular Interests, the Certificateholders and the related Companion Participation Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan such Mortgage Loan shall (except for purposes of Section 9.01 of this Agreement) be considered to be an REO Loan until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.  Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

(i)                                     it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii)                                  subject to Section 1.02(g) of this Agreement, Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note(s) in accordance with the terms of such Note(s) and the applicable Participation Agreement.  In the absence of such terms, Net REO Proceeds shall, subject to Section 1.02(g) of this Agreement, be deemed to have been received first, in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second, in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note(s) and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan.  If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

(d)                                             Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)                                     such personal property is incident to real property (within the meaning of Code Section 856(e)(l)) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)                                  the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(e)                                              Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(f)                                               Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not cause the Trustee, on behalf of the Trust Fund, to obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, to obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise cause the Trustee to acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund, the Certificateholders or the related Companion Participation Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously received an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits (which report will be an expense of the Trust), and either:

(i)                                     such report indicates (a) such Mortgaged Property is in compliance with applicable environmental laws and regulations or (b) there are no circumstances or conditions present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations, or

(ii)                                  the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report determines, that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Certificateholders and the Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender.

In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and the related Companion Participation Holder.  Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(g)                                              The environmental assessment contemplated by Section 3.10(f) of this Agreement shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard.  Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Master Servicer of pertinent back-up information the Master Servicer shall advance the cost of preparation of such environmental assessments as a Property Advance unless the Master Servicer determines, in its good faith judgment, that such Property Advance would be a Non-recoverable Advance.  The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06.  The Special Servicer shall provide written reports and a copy of any environmental assessments in electronic format to the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Master Servicer, the related Companion Participation Holder and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Trust Asset or defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.10(f) of this Agreement has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of (i) satisfaction of both such conditions, (ii) repurchase of the related Trust Asset by the Trust Asset Seller or (iii) release of the lien of the related Mortgage on such Mortgaged Property.

(h)                                             If the Special Servicer determines pursuant to Section 3.10(f) of this Agreement (x) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund and the related Companion Participation Holder, as a collective whole as if such Certificateholders and related Companion Participation Holder constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or (y) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund and the related Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, then the Special Servicer (if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) shall take such action as it deems to be in the best economic interest of the Trust Fund and the related Companion Participation Holder, but only if the Certificate Administrator has mailed notice to the Holders of the Regular Certificates and the related Companion Participation Holder of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Certificate Administrator does not receive, within 30 days of such notification, instructions from the Holders of Regular Certificates entitled to a majority of the Voting Rights or the related Companion Participation Holder directing the Special Servicer not to take such action.  Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee and the Certificate Administrator setting forth the basis for such determination, then the Special Servicer may take or cause to be taken such action to remedy such condition as may be consistent with the Servicing Standard.  None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(h) at the direction of the Certificateholders and the related Companion Participation Holder unless the Certificateholders and the related Companion Participation Holder agree to indemnify the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer with respect to such action or inaction.  The Master Servicer shall advance the cost of any such compliance, containment, clean-up or remediation as a Property Advance unless the Master Servicer determines, in its good faith judgment, that such Advance would constitute a Non-recoverable Advance.

(i)                                                 The Special Servicer shall notify the Master Servicer of any Mortgaged Property which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Borrower, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer.  The Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(j)                                                The costs of any Updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as a Property Advance and shall be reimbursable, first, from the applicable Mortgage Loan Collection Account and second, to the extent amounts in the Mortgage Loan Collection Accounts are insufficient therefor, from the Collection Accounts in accordance with Section 3.06(a) of this Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related

Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder).

Section 3.11.                                   Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Mortgage Loan Collection Account pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File.  Any expense incurred in connection with any instrument of satisfaction or deed of reconveyance that is not paid by the related Borrower shall be an expense of the Trust Fund.  The Master Servicer agrees to use reasonable efforts in accordance with the Servicing Standard to enforce any provision in the relevant Mortgage Loan Documents that require the Borrower to pay such amounts.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Trustee or chargeable to the Collection Account or any Mortgage Loan Collection Account.

From time to time upon request of the Master Servicer or the Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Custodian shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Loans) any court pleadings, requests for a trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.12.                                   Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation.

(a)                                             As compensation for its activities hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan that it is servicing.  The Master Servicer’s rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement.  In addition, the Master Servicer shall be entitled to receive, as additional

Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loan Documents and the related Participation Agreement, (i) all investment income earned on amounts on deposit in the Collection Account, the Mortgage Loan Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) any Penalty Charges (other than Default Interest) accrued on any Trust Asset during the period the related Mortgage Loan was a Performing Mortgage Loan that are collected by the Master Servicer or the Special Servicer during a Collection Period and remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Trust Asset and any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) relating to such Trust Asset incurred during or prior to such Collection Period, provided however, that Penalty Charges shall be allocated between such Trust Asset and the related Companion Participation pursuant to the related Participation Agreement and as further described in subsection (d) below, (iii) 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Excluded Fees and Prepayment Premiums) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (50% with respect to all Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent the Special Servicer consent or processing is required) and (iv) any amounts collected for checks returned for insufficient funds (with respect to any Performing Mortgage Loan or Specially Serviced Mortgage Loan); in each case, to the extent received and not required to be deposited or retained in the Collection Account (or Mortgage Loan Collection Account) pursuant to Section 3.05 of this Agreement.  In addition, the Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.07(b), to receive from any Borrower Account (to the extent not payable to the related Borrower under the related Mortgage Loan or applicable law), any interest or other income earned on deposits therein.

As compensation for its activities hereunder on each Distribution Date, the Certificate Administrator shall be entitled with respect to each Trust Asset to its portion of the Trustee/Certificate Administrator Fee, which shall be payable from amounts on deposit in the Lower-Tier Distribution Account.  The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee and the routine fees of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent.  The Certificate Administrator’s and the Trustee’s rights to the Trustee/Certificate Administrator Fee may not be transferred in whole or in part except in connection with the transfer of all of its respective responsibilities and obligations under this Agreement.

Except as otherwise provided herein, the Master Servicer shall pay all of its overhead expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

(b)                                             As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan and REO Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account and the Mortgage Loan Collection Accounts as set forth in Section 3.06 of this Agreement.  The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.  In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loan Documents, (i) any Penalty Charges (other than Default Interest) accrued on any Trust Asset during the period the related Mortgage Loan was a Specially Serviced Mortgage Loan and any Net Default Interest accrued on any Trust Asset, in each case, to the extent collected by the Master Servicer or the Special Servicer during a Collection Period and remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Trust Asset and any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) relating to such Trust Asset incurred during or prior to such Collection Period, provided however, that Penalty Charges shall be allocated between such Trust Asset and the related Companion Participation pursuant to the related Participation Agreement and as further described in subsection (d) below, (ii) 100% of Modification Fees and other similar fees with respect to any Mortgage Loan, (iii) 100% of any Assumption Fees, assumption application fees and consent fees (or similar fees) relating to the transactions referred to in Section 3.09 of this Agreement, (iv) 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Excluded Fees and Prepayment Premiums) with respect to all Specially Serviced Loans (50% with respect to all Mortgage Loans that are not Specially Serviced Loans to the extent the Special Servicer consent or processing is required) and (v) any interest or other income earned on deposits in the Mortgage Loan REO Accounts.

Notwithstanding anything herein to the contrary, the Special Servicer shall be permitted to, from time to time, reduce or waive any Workout Fees, Liquidation Fees, additional servicer compensation or other compensation under this Agreement to which it is entitled (no such reduction or waiver will impact the Special Servicer’s right to earn the full amount of such fees or compensation in the future).

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

(c)                                              In addition, a Workout Fee will be payable to the Special Servicer with respect to each Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof.  As to each such Mortgage Loan, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding Penalty Charges) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.  The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan.  If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing this Specially Serviced Mortgage Loan and that had ceased being Specially Serviced Mortgage Loans (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage

Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan, REO Loan or Trust Asset repurchased by the Trust Asset Seller after the applicable time period (including any applicable extension thereof) in Section 2.03(e) of this Agreement or Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any Liquidation Proceeds.  As to each such Specially Serviced Mortgage Loan, REO Loan or Trust Asset repurchased by the Trust Asset Seller after the applicable time period (including any applicable extension thereof) in Section 2.03(e) of this Agreement or Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from the related payment or proceeds.  Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds as set forth in the last paragraph of the definition of “Liquidation Fee” herein.  With respect to any future mezzanine debt, to the extent not prohibited by the Mortgage Loan Documents, the Master Servicer or Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that in the event of a purchase of a Trust Asset by the related mezzanine lender on a date that is more than 90 days following the date that the related option first becomes exercisable, such mezzanine lender shall be required to pay a Liquidation Fee equal to the amount that the Special Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Trust Asset (provided, however, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstance, be payable out of the Trust).  If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or any Specially Serviced Mortgage Loan.  In the event that (i) the Special Servicer resigns or has been terminated, and (ii) either prior or subsequent to such resignation or termination, either (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder, or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers, any amounts due and owing to any of its Affiliates, and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.08 of this Agreement, except to the extent such premiums are reimbursable pursuant to Section 3.08 of this Agreement), if and to the extent such expenses are not expressly payable directly out of the applicable Mortgage Loan Collection Account or the applicable Mortgage Loan REO Account or as a Property Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Trust Asset or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.12; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(d)                                             In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan during the related Collection Period shall be applied (as between Default Interest and late payment changes, in the priority set forth in the definition of Advance Interest Amount) to reimburse (i) the Master Servicer, the Special Servicer or the Trustee for interest on Advances at the Advance Rate with respect to such Mortgage Loan that accrued in the period that such Penalty Charges were collected, (ii) the Trust Fund for all interest on Advances with respect to such Mortgage Loan previously paid to the Master Servicer or the Trustee pursuant to Sections 3.06(a)(vi) or 3.06(b)(vi) of this Agreement and (iii) the Trust Fund for any Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application.  For the avoidance of doubt, the portion of Penalty Charges allocated to a Trust Asset (in accordance with the applicable Participation Agreement) shall be allocated in accordance with clauses (i), (ii) and (iii) above.

(e)                                              The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be entitled to reimbursement from the Trust Fund (and, prior to recovery from the Trust Fund, first, out of the related Mortgage Loan Collection Account from collections on the related Serviced Pari Passu Companion Loan and the related Mortgage Loan on a pro rata basis by Stated Principal Balance, and second, to the extent any such costs and expenses remain unreimbursed, out of the Collection Account) for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii).  Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(xv) of this Agreement.  All such costs and expenses shall be treated as costs and expenses of the Lower-Tier REMIC (and the related Mortgage Loan, if applicable).

(f)                                               No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Trust Assets, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Trust Advisor’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee, the cost of which would not be an expense of the Trust Fund or the related Companion Participation Holder hereunder, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower, such Certificateholder, or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Trust Advisor’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee, as the case may be, in its sole discretion.  Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

Section 3.13.                                   Reports to the Certificate Administrator; Collection Account Statements.

(a)                                             The Master Servicer shall deliver to the Certificate Administrator no later than 2:00 p.m. (New York City time) two Business Days prior to each Distribution Date, the CREFC® Loan Periodic Update File with respect to all of the Mortgage Loans that it is servicing for the related Distribution Date.  The Master Servicer’s responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer’s obligations under Section 3.13(f) and Section 3.23 of this Agreement.  In the event of the receipt by the Master Servicer of a Principal Prepayment or other Unscheduled Payment after a Determination Date but prior to the related Servicer Remittance Date, the Master Servicer shall be permitted to deliver to the Certificate Administrator a revised CREFC® Loan Periodic Update File by no later than 10:00 a.m. (New York time) on the Servicer Remittance Date.  In connection with the delivery of any revised report in accordance with the preceding sentence, the Master Servicer shall not be required to pay the Certificate Administrator or any other party any “re-state fee” or any other fee for delivery of such revised report and shall not be required to bear any expenses or penalty charges in connection with the processing of such Principal Prepayment or Unscheduled Payment.

(b)                                             For so long as the Master Servicer makes deposits into or credits to and withdrawals or debits from the Collection Account or any Mortgage Loan Collection Account, not later than 15 days after each Distribution Date, the Master Servicer shall forward to the Certificate Administrator a statement prepared by the Master Servicer setting forth the status of the Collection Account and each Mortgage Loan Collection Account as of the close of business on the last Business Day of the prior month and showing the aggregate amount of deposits into and withdrawals from the Collection Account and each Mortgage Loan Collection Account of each category of deposit (or credit) specified in Section 3.05 of this Agreement and each category of withdrawal (or debit) specified in Section 3.06 of this Agreement for the related Collection Period, in each case for the Mortgage Loans.  The Trustee and the Certificate Administrator and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

(c)                                              No later than 3:00 p.m. (New York City time) on each Servicer Remittance Date commencing in December 2013, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator (who shall promptly post such reports to the Certificate Administrator’s Website pursuant to Section 4.02(b)(iii)(B) of this Agreement), the following reports (in electronic form) with respect to the Mortgage Loans that it is servicing (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date:  (i) to the extent the Master Servicer has received the most recent CREFC® Special Servicer Loan File from the Special Servicer at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification and Corrected Mortgage Loan Report and CREFC® REO Status Report received from such Special Servicer, (ii) the most recent CREFC® Property File (which may be on a consolidated basis with regard to any Mortgage Loan), CREFC® Financial File, CREFC® Comparative Financial Status Report and the CREFC® Loan Level Reserve/LOC Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File), (iii) the CREFC® Servicer Watch List with information that is current as of such Determination Date and (iv) the CREFC® Advance Recovery Report.  The Depositor shall deliver (or cause to be delivered) the CREFC® Loan Setup File to the Certificate Administrator on the Closing Date.

The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least two Business Days prior to the related Servicer Remittance Date in the form required by Section 3.13(f) of this Agreement or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required.  In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports without any duty or obligation to re-compute, verify or recalculate any of the amounts and other information stated therein.

(d)                                             The Master Servicer shall deliver or cause to be delivered to the Trustee, the Certificate Administrator, the Placement Agents, the Trust Advisor, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and the Companion Participation Holder, the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic format, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer with respect to the Mortgage Loans that such Master Service is servicing:

(i)                                     At least annually, on or before June 30 of each year, commencing in June 2014, with respect to each Mortgaged Property and REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Mortgage Loan or REO Loan), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (initially, year-end 2013), together with copies of the related operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent received by the Special Servicer) for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) shall use commercially reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (followed up with telephone calls), requesting such annual and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Mortgage Loan Documents.  Upon receipt of such annual and other periodic operating statements (including year-to-date statements) and related rent rolls the Master Servicer shall promptly update the Operating Statement Analysis Report.

(ii)                                  Within 60 days after receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual year-end operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), a CREFC® NOI Adjustment Worksheet for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit).  The Master Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

In connection with the delivery by the Master Servicer to the Rule 17g-5 Information Provider of any information, report, notice or document for posting to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider shall notify the Master Servicer of when such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website, and the Master Servicer may, but is not obligated to, send such information, report, notice or other document to the applicable Rating Agency  after it has provided such information, report, notice or other document to the Rule 17g-5 Information Provider.

The Master Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan) relating to a Trust Asset that it is servicing.  The CREFC® Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated with trailing 12-month information, as available (commencing with the quarter ending March 31, 2014), or year-to-date information until 12-month trailing information is available by the Master Servicer and such updated report shall be delivered to the Trustee, the Certificate Administrator, the Trust Advisor and any related Companion Participation Holder in the calendar month following receipt by the Master Servicer of such updated trailing or year-to-date operating statements and related rent rolls for such Mortgaged Property.

The Special Servicer will be required pursuant to Section 3.13(g) of this Agreement to deliver to the Master Servicer the information required of it pursuant to this Section 3.13(d) with respect to Specially Serviced Mortgage Loans and REO Loans commencing in December 2013, and within 45 days after its receipt of any operating statement and related rent rolls for any related Mortgaged Property or REO Property.

(e)                                              In connection with their servicing of the Mortgage Loans and REO Properties, the Master Servicer and the Special Servicer, as applicable, shall provide to each other and to the Trustee, the Certificate Administrator and any related Companion Participation Holder, written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

(f)                                               At least two Business Days prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Trust Advisor, the Depositor or any Rating Agency, to such requesting party, the CREFC® Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO

Properties), providing the required information as of the Determination Date (or, upon the reasonable request of any Master Servicer, data files in a form acceptable to the Master Servicer), which CREFC® Specially Serviced Mortgage Loan File shall include data, to enable the Master Servicer to produce the CREFC® Supplemental Servicer Reports.  Such reports or data shall be presented in writing and in an electronic format acceptable to the Master Servicer.

(g)                                              The Special Servicer shall deliver or cause to be delivered to the Master Servicer and any related Companion Participation Holder and, upon the request of any of the Trustee, the Certificate Administrator, the Trust Advisor, the Depositor or any Rating Agency, to such requesting party, without charge, the following materials for Specially Serviced Mortgage Loans, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

(i)                                     At least annually, on or before June 1 of each year, commencing with 2014, with respect to each Specially Serviced Mortgage Loan and REO Loan, a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested by the Special Servicer) and for the current trailing 12 months, if available, or year-to-date.  The Special Servicer shall use its reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property.

(ii)                                  Within 45 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, a CREFC® NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit); provided, however, that, with the consent of the Master Servicer, the Special Servicer may instead provide data files in a form acceptable to the Master Servicer.  The Special Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Mortgage Loan to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property.

Upon request for receipt of any such items from any Rating Agency, the Special Servicer shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Special Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property.  The CREFC® Operating Statement Analysis Report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is an REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within 45 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided, however, that, the Special Servicer may instead provide data files in an electronic form acceptable to the Special Servicer.  The Special Servicer shall provide each such report to the Master Servicer in the then applicable CREFC® format.

(h)                                             If the Master Servicer or the Special Servicer, as applicable, is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.14), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) delivering such statement, report or information in a commonly used electronic format or (y) making such statement, report or information available on the Master Servicer’s Website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x).

(i)                                                 The Master Servicer may, but is not required to, make any of the reports or files it delivers pursuant to this Section 3.13 available each month on the Master Servicer’s Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, provided that any such Certificateholder or prospective Certificateholder, as the case may be, has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer.  In connection with providing access to the Master Servicer’s Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

(j)                                                With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Certificate Administrator, without charge and within two Business Days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period.

(k)                                             The Master Servicer shall deliver to each Companion Participation Holder the reports and information required to be delivered to such Companion Participation Holder in accordance with Section 10 of the related Participation Agreement.

Section 3.14.                                   Access to Certain Documentation.

(a)                                             The Master Servicer and Special Servicer, as applicable, shall provide to any Certificateholders and the Companion Participation Holders that are federally insured financial institutions, the Trust Advisor (but only if a Control Termination Event has occurred and is continuing), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Companion Participation Holder is subject, access to the documentation regarding the Mortgage Loans, as applicable, that it is servicing required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such federal or state banking or regulatory authority, such access being afforded without charge but only upon reasonable written request and during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable.  In addition, upon reasonable prior written notice to the Master Servicer or the Special Servicer, as the case may be, the Trustee, the Certificate Administrator, the Trust Advisor (but only if a Control Termination Event has occurred and is continuing), the Depositor or their accountants or other representatives shall have access to review the documents, correspondence and records of the Master Servicer or the Special Servicer, as the case may be, as they relate to a Mortgaged Property and any REO Property during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be.  Nothing in this Section 3.14 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

(b)                                             In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, Companion Participation Holder or any regulatory authority that may exercise authority over a Certificateholder or Companion Participation Holder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Companion Participation Holder (to the extent permitted in the related Participation Agreement) of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law.  In connection with providing Certificateholders access to the information described in the preceding paragraph the Master Servicer and the Special Servicer, as applicable, may require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates or a regulator or governmental body and will keep such information confidential.

(c)                                              Upon the reasonable request of any Certificateholder or Companion Participation Holder identified to the Master Servicer to the Master Servicer’s reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Companion Participation Holder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates or a regulator or a governmental body and will keep such information confidential.

(d)                                             The 17g-5 Information Provider shall make available solely to any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider the following items to the extent such items are delivered to it via electronic mail at 17g5informationprovider@usbank.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto) in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “ACRE 2013-FL1” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)                                     any waivers delivered to the 17g-5 Information Provider pursuant to Section 3.09 of this Agreement;

(ii)                                  any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Non-recoverable Advance delivered to the 17g-5 Information Provider pursuant to Section 3.21(d) or Section 4.07(c) of this Agreement;

(iii)                               any Asset Status Report delivered by the Special Servicer pursuant to Section 3.23(e) of this Agreement;

(iv)                              any environmental reports delivered by the Special Servicer pursuant to Section 3.10(g) of this Agreement;

(v)                                 any annual statements as to compliance and related Officer’s Certificates delivered pursuant to Section 3.32 of this Agreement;

(vi)                              any annual independent public accountants’ attestation reports delivered pursuant to Section 3.33 of this Agreement;

(vii)                           any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.10 of this Agreement;

(viii)                        any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving a No Downgrade Confirmation from any Rating Agency as set forth in the definition of “No Downgrade Confirmation” pursuant to Section 3.34 of this Agreement;

(ix)                              copies of any questions or requests submitted by the Rating Agencies directed toward the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(x)                                 any requests for a No Downgrade Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.34 of this Agreement;

(xi)                              any notice of resignation of the Trustee and any notice of the acceptance of appointment by the successor Trustee pursuant to Section 8.07 or Section 8.08 of this Agreement;

(xii)                           any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer pursuant to Section 6.04 of this Agreement;

(xiii)                        any notice of Event of Default or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.03 of this Agreement;

(xiv)                       any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09 of this Agreement;

(xv)                          any notice of the merger or consolidation of the Master Servicer, the Special Servicer or the Trust Advisor pursuant to Section 6.02 of this Agreement;

(xvi)                       any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to Section 10.08 of this Agreement;

(xvii)                    a summary of any oral conversation with any Rating Agency regarding any Mortgage Loan, any Certificateholder, any Companion Participation Holder, any Mortgaged Property or any REO Property, provided such summary shall not identify the related Rating Agency;

(xviii)                 any notice or other information provided by the Master Servicer or the Certificate Administrator, as applicable, pursuant to Section 10.07 of this Agreement (including (x) any notice of a material change or amendment to the Pooling and Servicing Agreement, (y) any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Trust Advisor, the Master Servicer, the Special Servicer or the Trustee and (z) any notice of the repurchase of a Trust Asset by the Trust Asset Seller);

(xix)                       any summary of oral communication with the Rating Agencies delivered to the 17g-5 Information Provider pursuant to Section 3.14(f) of this Agreement; provided that the summary of such oral communication shall not attribute which Rating Agency the communication was with; and

(xx)                          the Rating Agency Q&A Forum and Servicer Document Request Tool.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website (a link to which shall be provided on the Depositor’s website at www.intralinks.com or such other website as the Depositor may notify the parties hereto in writing).  Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day.  The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be or whether such information is required to be posted on the 17g-5 Information Provider’s Website pursuant to this Agreement or Rule 17g-5.  In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website.  The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s Website.  Access will be provided by the 17g-5 Information Provider to the Rating Agencies, and to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit O hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website).  Questions regarding delivery of information to the 17g-5 Information Provider may be directed to 17g5informationprovider@usbank.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto).

Upon request of the Depositor or the Rating Agencies or if otherwise required under this Agreement, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies or if otherwise required under this Agreement to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.14 of this Agreement.  In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each NRSRO each time the 17g-5 Information Provider posts an additional document to the 17g-5 Information Provider’s Website.

The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Servicer Document Request Tool.  The “Rating Agency Q&A Forum and Servicer Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit Inquiries to the Certificate Administrator relating to the Distribution Date Statement, or submit Inquiries to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 3.14(d), the Mortgage Loans or the Mortgaged Properties or submit inquiries to the Trust Advisor relating to the Trust Advisor Annual Reports or actions by the Special Servicer as to which the Trust Advisor has consultation rights pursuant to Section 3.35, whether or not referenced in such Trust Advisor Annual Report, (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information.  Upon receipt of an Inquiry for the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Inquiry to the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of an Inquiry, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Certificate Administrator, the Trust Advisor, Master Servicer or Special Servicer shall be by email to the 17g-5 Information Provider.  The 17g-5 Information Provider shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website.  Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website.  If the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Inquiry would be in violation of applicable law, the Trust Advisor Standard or the Servicing Standard, as applicable, this Agreement or the applicable Mortgage Loan Documents, (ii) answering any Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) (A) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Trust Advisor Standard or the Servicing Standard, as applicable (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Trust Advisor, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Inquiry and, in the case of the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such Inquiry on the Rating Agency Q&A Forum and Servicer Document Request Tool together with a statement that such Inquiry was not answered.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Placement Agents, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee or any of their respective Affiliates and no such party shall have any responsibility or liability for the content of any such information.  The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature.  The Rating Agency Q&A Forum and Servicer Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any Person which are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information; provided that it is acknowledged and agreed that the 17g-5 Information Provider shall not be charged with knowledge of any of the contents of such information solely by virtue of its compliance with its obligations to post such information to the 17g-5 Information Provider’s Website.  The 17g-5 Information Provider shall not be liable for its failure to make any information available to the NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, with a subject heading of “ACRE 2013-FL1” and an identification of the type of information being provided in the body of such electronic mail; provided, however, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format.

The 17g-5 Information Provider shall not be responsible or have any liability for any act, omission or delay attributable to the failure of any other party to this Agreement to timely deliver information to be posted on the 17g-5 Information Provider’s Website or for any errors or defects in the information supplied by any such party.  The 17g-5 Information Provider’s obligations in respect of Rule 17g-5 or any other law or regulation related thereto shall be limited to the specific obligations contained in this Agreement and the 17g-5 Information Provider makes no representations or warranties as to the compliance of the Depositor with Rule 17g-5 or any other law or regulation related thereto.

(e)                                              Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information identified in Section 3.14(d) of this Agreement relating to the Trust Assets, the Mortgage Loans, the Mortgaged Properties or the related Borrowers, for review by the Depositor, the Placement Agents and any other Persons who deliver an Investor Certification in accordance with this Section 3.14 and the Rating Agencies (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously or previously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 3.14(d) of this Agreement, who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.14(d) of this Agreement), in each case, except to the extent doing so is prohibited by this Agreement, applicable law or by the related Mortgage Loan Documents.  Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, enter into an Investor Certification or other confidentiality agreement acceptable to the Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party.  In addition, to the extent access to such information is provided via the Master Servicer’s or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information.  In connection with providing access to or copies of the information described in this Section 3.14(e) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be:  (i) in the case of a Certificateholder (or a licensed or registered investment advisor acting on behalf of such Certificateholder), an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein (or a licensed or registered investment advisor acting on behalf of such prospective purchaser), an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators).  In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement.  Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.14 unless (i) the Master Servicer or Special Servicer, as applicable, is the original source for such information and (ii) such failure to deliver complete and accurate information is by reason of such party’s willful misconduct, bad faith, fraud and/or negligence.

With respect to any information, communication, report or request provided to the 17g-5 Information Provider under this Agreement, the party providing such information, communication, report or request may, but is not obligated to, send such information, communication, report or request to the applicable Rating Agency or Rating Agencies only after the earlier of (i) the receipt of notification from the 17g-5 Information Provider that such information, communication, report or request has been posted to the 17g-5 Information Provider’s Website or (ii) two Business Days following delivery to the 17g-5 Information Provider.

(f)                                               The Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Trust Asset, any Mortgage Loan, any Certificateholder, any Companion Participation Holder, any Mortgaged Property or any REO Property; provided that such party summarizes the information provided to the Rating Agencies in such communication and provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in Section 3.14(d) of this Agreement the same day such communication takes place; provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with.  The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.14(d) of this Agreement.

(g)                                              The costs and expenses of compliance with this Section 3.14 by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any other party hereto shall not be Additional Trust Fund Expenses.

Section 3.15.                                   Title and Management of REO Properties and Mortgage Loan REO Accounts.

(a)                                             In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders and the related Companion Participation Holder in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee on behalf of the Trust Fund, or its nominee (which shall not include the Master Servicer), or a separate Trustee or co-Trustee, on behalf of the Trust Fund and the related Companion Participation Holder.  The Special Servicer,

on behalf of the Trust Fund and the related Companion Participation Holder, shall dispose of any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property for purposes of Code Section 860G(a)(8), unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Code Sections 856(e)(3) and 860G(a)(8)(A), in which case the Special Servicer shall sell such REO Property within the applicable extension period or if the Special Servicer has applied for extension as provided in this clause (i) but such request has not yet been granted or denied, the additional time specified in such request, or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  The Special Servicer, on behalf of the Trust Fund and the related Companion Participation Holder, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.16 hereof.  The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the related Companion Participation Holder solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Section 860D(a)).

(b)                                             The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and the related Companion Participation Holder and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards.  Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meanings of Code Section 860G(c), which is subject to tax under the REMIC Provisions, only if it has determined, and has so advised the Trustee and the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders and the related Companion Participation Holder than an alternative method of operation or rental of such REO Property that would not be subject to such a tax.

The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each such account, a “Mortgage Loan REO Account”), each of which shall be an Eligible Account and shall be entitled “Ares Commercial Real Estate Servicer LLC, as Special Servicer, for the benefit of U.S. Bank National Association, as Trustee, the Holders of ACRE Commercial Mortgage

Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, and the related Companion Participation Holder, Mortgage Loan REO Account,” to be held for the benefit of the Certificateholders and the related Companion Participation Holder.  The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in a Mortgage Loan REO Account to the extent provided in Section 3.07(b) of this Agreement.  The Special Servicer shall deposit or cause to be deposited REO Proceeds in the applicable Mortgage Loan REO Account within one Business Day after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

(i)                                     all insurance premiums due and payable in respect of any REO Property;

(ii)                                  all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

(iii)                               all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and

(iv)                              any taxes imposed on the Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make such Advance unless the Master Servicer determines, in accordance with the Servicing Standard, that such Property Advance would constitute a Non-recoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement) and if the Master Servicer does not make any such Advance, the Trustee, to the extent a Responsible Officer of the Trustee has actual knowledge of the Master Servicer’s failure to make such Advance, shall make such Advance, unless in each case, the Master Servicer or the Trustee, as applicable, determines that such Advance would be a Non-recoverable Advance.  The Trustee shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Master Servicer, as applicable, that an Advance, if made, would be a Non-recoverable Advance.  The Trustee, when making an independent determination whether or not a proposed Advance would be a Non-recoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder.  The Master Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted by Section 3.06 of this Agreement.  The Special Servicer shall withdraw from each Mortgage Loan REO Account and remit to the Master Servicer for deposit into the Mortgage Loan Collection Account or the Collection Account on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each Mortgage Loan REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

Notwithstanding the foregoing, the Special Servicer shall not:

(i)                                     permit any New Lease to be entered into, renewed or extended, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)                                  permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)                               authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Trust Asset became imminent, all within the meaning of Code Section 856(e)(4)(B); or

(iv)                              Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund, which expense shall be allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance) and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

(i)                                     the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(ii)                                  any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

(iii)                               none of the provisions of this Section 3.15(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund, the Trustee on behalf of the Certificateholders or the related Companion Participation Holder, with respect to the operation and management of any such REO Property; and

(iv)                              the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)                                              Promptly following any acquisition by the Special Servicer of an REO Property on behalf of the Trust Fund, the Special Servicer shall notify the Master Servicer thereof, and, upon receipt of such notice, the Special Servicer shall obtain an Updated Appraisal thereof, but only in the event that any Updated Appraisal with respect thereto is more than 12 months old and the Special Servicer has no actual knowledge of any material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Updated Appraisal, in order to determine the fair market value of such REO Property and shall notify the Depositor, Master Servicer and the related Companion Participation Holder of the results of such Appraisal.  Any such Appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund (allocated, to the Principal Balance Certificates in reverse-sequential order) and with such cost allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance)..  The Special Servicer shall obtain a new Updated Appraisal or a letter update every 12 months thereafter until the REO Property is sold.

(d)                                             When and as necessary, the Special Servicer shall send to the Certificate Administrator a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.15(a) and 3.15(b) of this Agreement.

(e)                                              Upon the disposition of any REO Property in accordance with this Section 3.15, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, allocable to a Trust Asset realized in connection with such sale.

Section 3.16.                                   Sale of Defaulted Trust Assets and REO Properties.

(a)                                             The parties hereto may sell or purchase, or permit the sale or purchase of, a Trust Asset or REO Property only on the terms and subject to the conditions set forth in this

Section 3.16 or as otherwise expressly provided in or contemplated by Section 2.03(e) and Section 9.01 of this Agreement or in the applicable Participation Agreement.

(b)                                             If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders to attempt to sell a Defaulted Trust Asset, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Trust Asset on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Trust Asset.

(c)                                              The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Participation Holder in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.15(a) of this Agreement.  The Special Servicer (with the consent of the Directing Holder) shall accept the first (and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such REO Property.  If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.15(a) of this Agreement, then the Special Servicer (with the consent of the Directing Holder) shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

(d)                                             The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor and the Directing Holder, not less than ten (10) Business Days’ prior written notice of its intention to sell any Defaulted Trust Asset or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Trust Asset or REO Property pursuant to this Agreement.

(e)                                              Whether any cash offer constitutes a fair price for any Defaulted Trust Asset or REO Property, as applicable, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person shall constitute a fair price unless it is the highest offer received.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Trust Asset or REO Property, as applicable, the Trustee shall be supplied with and shall rely on the most recent Appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding nine-month period or in the absence of any such Appraisal, on a narrative appraisal prepared by an appraiser selected by the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to an Defaulted Trust Asset (or by the Master Servicer if the Special Servicer is making such an offer).  The cost of any such narrative appraisal and any related costs and fees of the Trustee shall be covered by, and shall be reimbursable as, a Property Advance.

In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Trust Asset or REO Property, as applicable, the Special Servicer shall take into account (in addition to the results of any Appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Trust Asset or REO Property, as applicable, any appraiser shall be instructed to take into account, as applicable, among other factors, (i) with respect to a Defaulted Trust Asset, the period and amount of the Delinquency on such Trust Asset, the period and amount of the occupancy level and physical condition of the related Mortgaged Property, the expected recovery from the Trust Asset if the Special Servicer were to pursue a workout strategy, the state of the local economy and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property or (ii) with respect to an REO Property, the period and amount of the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.15(a) of this Agreement.  The Repurchase Price for any Defaulted Trust Asset shall in all cases be deemed a fair price.  The Repurchase Price (which, in connection with the administration of an REO Property related to a Mortgage Loan, shall be construed and calculated as if the loans in such Mortgage Loan together constitute a single Trust Asset thereunder) for any REO Property shall in all cases be deemed a fair price.

In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer’s reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal.  Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans or properties, as applicable, similar to the subject Defaulted Trust Asset or REO Property, as applicable, selected with reasonable care by the Special Servicer, in making such determination.  All reasonable costs and expenses incurred by the Special Servicer and such experts pursuant to this Section 3.16(e) shall constitute, and be reimbursable as, Property Advances.  The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.16(e).

The Trustee may conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans or properties, as applicable, similar to the subject Defaulted Trust Asset or REO Property, as applicable, selected with reasonable care by the Trustee, in making such determination.  All reasonable costs and expenses incurred by the Trustee and such experts shall be reimbursable by the related Interested Person; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(f)                                               Subject to subsection (e) above, the Special Servicer shall act on behalf of the Trustee on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Trust Asset or REO Property, and the applicable collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the related Mortgage Loan Collection Account or Mortgage Loan REO Account, as applicable.  Any sale of a Defaulted Trust Asset or REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Trust Advisor or the Trustee shall have any liability to any Certificateholder or Companion Participation Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(g)                                              Any sale of a Defaulted Trust Asset or an REO Property shall be for cash only.

(h)                                             Notwithstanding any of the foregoing paragraphs of this Section 3.16, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the related Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder, constituted a single lender, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) of the Certificateholders  and the related Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender.

Section 3.17.                                   Additional Obligations of the Master Servicer and the Special Servicer; Inspections.

(a)                                             The Master Servicer (at its own expense) (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property securing a Mortgage Loan that it is servicing at such times and in such manner as is consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Note, at least once every 12 months, in each case commencing in 2014; provided, however, that if any Mortgage Loan becomes a Specially

Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event less than 60 days after the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed in accordance with the Servicing Standard by the Special Servicer shall be paid by the Master Servicer as a Property Advance; provided, however, that if such Advance would be a Non-recoverable Advance, then the reasonable cost of such inspections shall be an expense of the Trust Fund as an Additional Trust Fund Expense (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder).  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property securing a Trust Asset that it is servicing and specifying the existence of any material vacancies in such Mortgaged Property, any sale, transfer or abandonment of such Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on applicable Mortgaged Property.  The Master Servicer or Special Servicer, as applicable, shall send such reports to the 17g-5 Information Provider (who shall promptly post such reports to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), and, upon request, to the Placement Agents within 20 days of completion, each inspection report, unless the Rating Agencies notify the Master Servicer or Special Servicer, as applicable, that it does not want such reports.

(b)                                             With respect to each Mortgage Loan, the Special Servicer shall exercise the Trustee’s rights, in accordance with the Servicing Standard, with respect to the Manager under the related Mortgage Loan Documents and Management Agreement, if any.

(c)                                              With respect to any Trust Asset (other than a Specially Serviced Mortgage Loan) for which the Master Servicer has accepted a voluntary Principal Prepayment of such Trust Asset (other than (A) in accordance with the terms of the related Mortgage Loan Documents (as the same may be modified or amended), (B) in connection with the payment of insurance proceeds or condemnation proceeds, (C) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (D) pursuant to applicable law or a court order, or (E) at the request of or with the consent of the Special Servicer, and for so long as a Control Termination Event has not occurred and is not continuing, subject to the consent of the Directing Holder) resulting in a Prepayment Interest Shortfall, the Master Servicer shall deliver to the Certificate Administrator on each Servicer Remittance Date for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (a “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Trust Assets serviced by it during the related Collection Period, and (y) the aggregate of (A) that portion of its Master Servicing Fees (calculated for this purpose only at one basis point (0.01% per annum) that is being paid in such Collection Period with respect to the Trust Assets (other than any Specially Serviced Mortgage Loans) and (B) all Prepayment Interest Excess received during the related Collection Period on the Trust Assets (other than any Specially Serviced Mortgage Loans) serviced by the Master Servicer.  The Master Servicer’s obligations to pay any Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, shall not be cumulative.

(d)                                             The Master Servicer shall, as to each Mortgage Loan that is secured by the interest of the related Borrower under a ground lease, promptly (and in any event within 60 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

(e)                                              The Master Servicer shall, to the extent consistent with the Servicing Standard and permitted by the related Mortgage Loan Documents, not apply any funds with respect to a Mortgage Loan (whether arising in the form of a holdback, earnout reserve, cash trap or other similar feature) to the prepayment of the related Mortgage Loan prior to an event of default or reasonably foreseeable event of default with respect to such Mortgage Loan.  Prior to an event of default or reasonably foreseeable event of default any such amounts described in the immediately preceding sentence shall be held by the Master Servicer as additional collateral for the related Mortgage Loan.

Section 3.18.                                   Authenticating Agent.

The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates.  The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.  The Certificate Administrator shall serve as the initial Authenticating Agent.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator, the Trustee, the Depositor and the Master Servicer.  The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer.  Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.18, the Certificate Administrator may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.18.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.  Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator, as applicable.

Section 3.19.                                   Appointment of Custodians.  The Certificate Administrator shall be the initial Custodian hereunder.  The Certificate Administrator may appoint one or more Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee and otherwise perform the duties set forth in Article II, by entering into a Custodial Agreement with any Custodian who is not the Depositor.  The Certificate Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders.  The Certificate Administrator shall not be liable for any act or omission of the Custodian under the Custodial Agreement.  Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “A(low)” from DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), and “Baa2” from Moody’s and shall not have withdrawn, qualified or downgraded securities in a commercial mortgage securitization as result of the performance by such Custodian of its duties thereunder.  Each Custodial Agreement may be amended only as provided in Section 10.08 of this Agreement.  Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator.  If the Custodian is an entity other than the Certificate Administrator, the Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement.  The Custodian shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian.  In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement.  All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.19 shall be issued by a Qualified Insurer.

Section 3.20.                                   Borrower Accounts.

The Master Servicer shall administer each Borrower Account in accordance with the applicable Mortgage Loan Documents and applicable law.

Section 3.21.                                   Property Advances.

(a)                                             The Master Servicer (or, to the extent provided in Section 3.21(c) of this Agreement, the Trustee) to the extent specifically provided for in this Agreement, shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof with respect to the Mortgage Loans that it is servicing.  For purposes of distributions to Certificateholders and compensation to the Master Servicer, the Special Servicer or the Trustee, Property Advances shall not be considered to increase the Stated Principal Balance of any Trust Asset, notwithstanding that the terms of such Trust Asset so provide.

(b)                                             Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall give the Master Servicer not less than five (5) Business Days’ written notice with respect to any Property Advance to be made on any Specially Serviced Mortgage Loan, before the date on which the Master Servicer is required to make such Property Advance with respect to such Specially Serviced Mortgage Loan or REO Loan; provided, however, that the Special Servicer shall be required to provide the Master Servicer with only two (2) Business Days’ written notice in respect of Property Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Advances required to make tax or insurance payments).

(c)                                              The Master Servicer shall notify the Trustee and the Certificate Administrator in writing promptly upon, and in any event within one (1) Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it is to be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.21(d) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions.

(d)                                             The Special Servicer shall promptly furnish any party required to make Property Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Property Advances may reasonably request for purposes of making recoverability determinations.  Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Non-recoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Non-recoverable Advance, then all such decisions shall remain with the Master Servicer or Trustee, as applicable.

Notwithstanding anything herein to the contrary, no Property Advance shall be required hereunder if the Person otherwise required to make such Property Advance determines that such Property Advance would, if made, constitute a Non-recoverable Property Advance.  In addition, neither the Master Servicer nor the Trustee shall make any Property Advance to the extent that it has received written notice that the Special Servicer has determined that such Property Advance would, if made, constitute a Non-recoverable Property Advance.  In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Non-recoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Trust Assets, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Trust Asset are a source of recovery not only for the Property Advance under consideration, but also as a potential source of recovery of such Non-recoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Property Advances for purposes of non-recoverability determinations as if such Unliquidated Advances were unreimbursed Property Advances.  If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the non-recoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund, which expense shall be allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance).

Any determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as the case may be, has made a Property Advance that is a Non-recoverable Property Advance or any determination by the Master Servicer, the Special Servicer or the Trustee that any proposed Property Advance, if made, would constitute a Non-recoverable Property Advance shall be evidenced in the case of the Master Servicer or the Special Servicer by a certificate of a Servicing Officer delivered to the other, to the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trust Advisor, the Certificate Administrator and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trust Advisor, the Certificate Administrator, the Master Servicer and the Special Servicer, which in each case sets forth such non-recoverability determination and the considerations of the Master

Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Property Advance previously made or proposed to be made is non-recoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trust Advisor, the Trustee, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) notice of such determination, together with a certificate of a Servicing Officer of the Special Servicer and supporting information referred to above.  Any such determination by the Special Servicer shall be conclusive and binding on the Master Servicer and the Trustee.  Notwithstanding the foregoing, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Non-recoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Non-recoverable Advance, then all such decisions shall remain with the Master Servicer.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a Property Advance is a Non-recoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the an expense of the Trust Fund and, with respect to a Property Advance, the related Companion Participation Holder (allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance), any analysis, Appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination as to the recoverability of any Property Advance shall be conclusive and binding on the Certificateholders and the Companion Participation Holders.

Notwithstanding the above, the Trustee shall be entitled to rely conclusively on any determination by the Master Servicer and shall be bound by any determination of the Special Servicer that a Property Advance, if made, would be a Non-recoverable Property Advance. In determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Non-recoverable Property Advance, the Master Servicer shall make such determination in accordance with the Servicing Standard. In determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Non-recoverable Property Advance, the Special Servicer shall make such determination in accordance with the Servicing Standard (and if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder). The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Non-recoverable Property Advance shall be subject to the standard of reasonable judgment.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would constitute a Non-recoverable Advance, the Master Servicer shall deliver notice of such determination to the Trustee, the Certificate Administrator and the Special Servicer.  Upon receipt of such notice, the Special Servicer shall determine in accordance with the Servicing Standard whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and the related Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender.  If the Special Servicer determines in accordance with the Servicing Standard that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and the related Companion Participation Holder, the Special Servicer shall direct the Master Servicer in writing to make such payment and the Master Servicer shall make such payment, to the extent of available funds, from amounts in the applicable Mortgage Loan Collection Account.

Notwithstanding anything to the contrary contained in this Section 3.21, the Master Servicer may elect (but shall not be required) to make a payment out of the Collection Account to pay for certain expenses specified in this sentence notwithstanding that the Master Servicer has determined that a Property Advance with respect to such expenditure would be a Non-recoverable Property Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Trust Asset; provided that in each instance, the Master Servicer determines in accordance with the Servicing Standard (as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Certificate Administrator) that making such expenditure is in the best interests of the Certificateholders and the related Companion Participation Holder, all as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender.  The Master Servicer may elect to obtain reimbursement of Non-recoverable Property Advances from the Trust Fund in accordance with Section 3.06 of this Agreement.

(e)                                              To the extent the Master Servicer or the Trustee, as applicable, determines that a Property Advance would be a Non-recoverable Property Advance or if the Trustee fails to make a Property Advance when it is required to do so, the Special Servicer may, but is not obligated to, subject to a recoverability determination, make such Property Advance.  The Special Servicer shall give prompt notice to the Master Servicer and the Trustee of any Property Advance made by it pursuant to this Section 3.21(e).  For the avoidance of doubt, any instance of a Property Advance not being made due to a determination in accordance with the terms of this Agreement by the Master Servicer or the Trustee, as applicable, that such Property Advance would be a Non-recoverable Property Advance shall not be deemed a failure to make such Property Advance for purposes of this Section 3.22(e) and Section 3.06(i).

(f)                                               The Master Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06 of this Agreement, if applicable, of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer, the Special Servicer and the Trustee each hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan Documents.

Section 3.22.                                   Appointment of Special Servicer.

(a)                                             Ares Commercial Real Estate Servicer LLC, is hereby appointed as the initial Special Servicer to service each Specially Serviced Mortgage Loan.

(b)                                             For each Trust Asset , so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder shall be entitled to terminate the rights (subject to Section 3.12 and Section 6.03(a) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to each such Mortgage Loan, with or without cause, and appoint a successor Special Servicer pursuant to Section 7.02 of this Agreement, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Paying Agent, the Certificate Administrator and the Trustee.

(c)                                              (i) For each Mortgage Loan, if a Consultation Termination Event has occurred and is continuing and upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Realized Losses, but not Appraisal Reduction Amounts, to reduce the Certificate Balances of the Certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of a No Downgrade Confirmation, the Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  If Holders of at least 75% of the aggregate Voting Rights (taking into account Realized Losses, but not Appraisal Reduction Amounts, to reduce the Certificate Balances of the Certificates) of all Principal Balance Certificates  on an aggregate basis, provide written direction to remove the Special Servicer, the Trustee shall, in accordance with such direction, terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination; provided that if such written direction is not provided within 180 days of the notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect.  The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(ii)                                  If a Consultation Termination Event has occurred and is continuing with respect to the Trust Assets, and if the Trust Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Trust Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  If (i) the Trust Advisor’s recommendation to replace the Special Servicer is confirmed in writing by an affirmative vote of at least 75% of the aggregate Voting Rights (taking into account the application of any Realized Losses, but not Appraisal Reduction Amounts, to reduce the Certificate Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis and (ii) the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies, the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the this Agreement and to appoint the successor Special Servicer approved by the Certificateholders; provided, that, if such written confirmation is not provided within 180 days of the posting by the Certificate Administrator of the recommendation to terminate and replace the Special Servicer, such written confirmation shall have no force and effect.

(d)                                             The Trustee shall, promptly after receiving any removal notice pursuant to Section 3.22(b) of this Agreement or direction to terminate pursuant to Section 3.22(b) of this Agreement, so notify the Certificate Administrator, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).  The termination of the Special Servicer and appointment of a successor Special Servicer pursuant to this Section 3.22 shall not be effective until (i) each Rating Agency confirms to the Trustee in a No Downgrade Confirmation, (ii) the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder and (iii) receipt by the Trustee of an Opinion of Counsel to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement and (z) this Agreement will be enforceable against such replacement in accordance with its terms.  Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b) of this Agreement mutatis mutandis.  In no event may a successor Special Servicer be a current or former Trust Advisor or any Affiliate of such current or former Trust Advisor.  Further, such successor shall be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) is not obligated or allowed to pay the Trust Advisor any fees or otherwise compensate the Trust Advisor (x) in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Trust Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to waive any compensation from the Trust Advisor and (iv) is not entitled to receive any fee from the Trust Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.  In addition, any replacement Special Servicer that will service any Mortgage Loan shall meet any requirements specified in the related Participation Agreement.

The existing Special Servicer shall be deemed to have been removed simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, however, that the Special Servicer removed pursuant to this Section shall be entitled to receive, and shall have received, all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation and it shall continue to be entitled to any rights that accrued prior to the date of such resignation (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus the right to receive any Workout Fee specified in Section 3.12(c) of this Agreement in the event that the Special Servicer is terminated and any indemnification rights that the Special Servicer is entitled to pursuant to Section 6.03(a) of this Agreement) notwithstanding any such removal.  Such removed Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer’s responsibilities and rights hereunder, including without limitation the transfer within two Business Days to the successor Special Servicer for administration by it of all cash amounts that are thereafter received with respect to the Trust Assets.

(e)                                              The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the Master Servicer shall not be liable for any actions or any inaction of such successor Special Servicer.  Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders or the Directing Holder, as applicable, so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund or any Companion Participation Holder (unless such Companion Participation Holder is the Directing Holder).

(f)                                               If a replacement special servicer is appointed with respect to a Mortgage Loan or any related REO Property in accordance with this Section 3.22 such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise:  (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean the applicable Mortgage Loan Special Servicer, insofar as such duties and obligations relate to the subject Mortgage Loan or any related REO Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.14, Article VII, Section 3.32 and Section 3.33 of this Agreement, the term “Special Servicer” shall mean each of the Mortgage Loan Special Servicers and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean the applicable Mortgage Loan Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Mortgage Loan or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Trust Assets pursuant to Section 3.16 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Assets and all other property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to this Section 3.22, by the applicable Directing Holder, the term “Special Servicer” shall mean the General Special Servicer or the Mortgage Loan Special

Servicer, as applicable; (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each of the Mortgage Loan Special Servicers and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the applicable Mortgage Loan Special Servicer or the General Special Servicer, as applicable.

References in this Section 3.22(f) to “General Special Servicer” mean the Person performing the duties and obligations of special servicer with respect to the Trust Asset (exclusive of any Mortgage Loan or related REO Property as to which a different Mortgage Loan Special Servicer has been appointed with respect thereto).

(g)                                              No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22.  All reasonable and customary expenses of the Trust in connection with any such termination made without cause shall be paid by the Directing Holder.

Section 3.23.                                   Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report.

(a)                                             Upon the occurrence of any event specified in the definition of Specially Serviced Mortgage Loan with respect to any Mortgage Loan of which the Master Servicer may have notice, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor, the Trust Asset Seller, and, if no Consultation Termination Event has occurred and is continuing, the Directing Holder, and the related Companion Participation Holder and shall use efforts in accordance with the Servicing Standard to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer.  The Master Servicer shall use efforts in accordance with the Servicing Standard to comply with the preceding sentence within five (5) Business Days of the date it has notice of the occurrence of any event specified in the definition of Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence.  With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer.  The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer, who shall send such notice to the related Borrower.

Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loan, the Special Servicer’s obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume.

(b)                                             In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Trust Asset information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)                                              Not later than two (2) Business Days preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) of this Agreement to the Certificate Administrator, the Special Servicer shall deliver to the Certificate Administrator, with a copy to the Trustee, the Trust Advisor and the Master Servicer, a written statement describing, on a loan by loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.15 of this Agreement (it being understood and agreed that to the extent this information is provided in accordance with Section 3.13(f) of this Agreement, this Section 3.23(c) shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Master Servicer, the Certificate Administrator or the Trustee reasonably request, to enable it to perform its duties under this Agreement.  Such statement and information shall be furnished to the Master Servicer in writing and/or in such electronic media as is acceptable to the Master Servicer.

(d)                                             Notwithstanding the provisions of the preceding Section 3.23(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans relating to a Trust Asset that it is servicing and shall provide the Special Servicer and the Trust Advisor with any information reasonably required by the Special Servicer or the Trust Advisor to perform its duties under this Agreement.  The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

(e)                                              No later than 30 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to the Master Servicer, the Directing Holder, the Trust Advisor, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), and the related Companion Participation Holder, a report (the “Asset Status Report”) with respect to such Mortgage Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Holder if the Special Servicer and the Directing Holder are the same entity.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)                                     date of transfer of servicing of such Mortgage Loan to the Special Servicer;

(ii)                                  summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

(iii)                               a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

(iv)                              the most current rent roll and income or operating statement available for the related Mortgaged Property;

(v)                                 the Special Servicer’s recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Trust Asset or REO Property);

(vi)                              the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Trust Asset;

(vii)                           a description of any amendment, modification or waiver of a material term of any ground lease;

(viii)                        a description of any such proposed or taken actions;

(ix)                              the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(x)                                 the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(xi)                              an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions;

(xii)                           the appraised value of the related Mortgaged Properties together with the assumptions used in the calculation thereof, and a copy of the last obtained Appraisal of the Mortgaged Property; and

(xiii)                        such other information as the Special Servicer deems relevant in light of the Servicing Standard.

For so long as no Control Termination Event has occurred and is continuing, if within 15 Business Days of receiving an Asset Status Report, the Directing Holder does not disapprove such Asset Status Report in writing, the Directing Holder will be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of all the Certificateholders and the related Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender) or the terms of the applicable Mortgage Loan Documents.  For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves such Asset Status Report within such 15 Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Directing Holder, each related Companion Participation Holder, the Master Servicer and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), a new Asset Status Report as soon as practicable, but in no event later than 30 Business Days after such disapproval.  The Special Servicer shall revise such Asset Status Report as described above in this Section 3.23(e) until the Directing Holder fails to disapprove such revised Asset Status Report in writing within 15 Business Days of receiving such revised Asset Status Report.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 Business Days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report where required to comply with the Servicing Standard.  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.23(e), and in particular, shall modify and resubmit such Asset Status Report to the Directing Holder (with a copy to the Trustee and the Certificate Administrator) if (i) the estimated sales proceeds, foreclosure proceeds, workout or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Borrower becomes the subject of bankruptcy proceedings.

Notwithstanding anything herein, the Special Servicer may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 15 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Participation Holder, as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender, and it has made a reasonable effort to contact the Directing Holder, and the related Companion Participation Holder.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval rights which the Directing Holder may have.

The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report.  The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Mortgage Loan Documents.

With respect to Mortgage Loans during the period when a Control Termination Event has occurred and is continuing, the Special Servicer shall consult with the Trust Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder, in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and each of the Trust Advisor and, if applicable, the Directing Holder shall propose, by written notice, alternative courses of action within ten (10) days of receipt of each Asset Status Report.  The Special Servicer shall consider any such proposals from the Trust Advisor and, if applicable, the Directing Holder and determine whether any changes to its proposed Trust Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement.

In the event that neither the Trust Advisor nor the Directing Holder proposes alternative courses of action within ten (10) days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

(f)                                               No direction or disapproval of the Directing Holder shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.16, Section 3.18 and Section 3.25 and the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower-Tier REMIC and the Upper- Tier REMIC or the status of the Grantor Trust as a “grantor trust”, (b) result in the imposition of a “prohibited transaction” or “contribution” tax under the REMIC Provisions, or (c) materially expand the scope of the Special Servicer’s, Certificate Administrator’s, Trustee’s or the Master Servicer’s responsibilities under this Agreement.  The Special Servicer shall not be required to follow any direction of Directing Holder described in this paragraph. Unless a Control Termination Event has occurred and is continuing, the Special Servicer shall deliver to the Trust Advisor only each Final Asset Status Report.

Section 3.24.                                   Special Instructions for the Master Servicer and/or Special Servicer.

(a)                                             Prior to taking any action with respect to a Mortgage Loan secured by Mortgaged Properties located in a “one-action” state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund, which expense shall be allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance).

(b)                                             The Master Servicer shall send written notice to each Borrower and the related Manager and clearing bank relating to each Mortgage Loan that it is servicing that, if applicable, it and/or the Trustee has been appointed as the “Designee” of the “Lender” under any related Lock-Box Agreement.

(c)                                              Without limiting the obligations of the Master Servicer hereunder with respect to the enforcement of a Borrower’s obligations under the related Mortgage Loan Documents, the Master Servicer agrees that it shall, in accordance with the Servicing Standard, enforce the provisions of the Mortgage Loan Documents relating to the Trust Assets that it is servicing with respect to the collection of Prepayment Premiums.

(d)                                             In the event that a Rating Agency shall charge a fee in connection with providing a No Downgrade Confirmation, the Master Servicer shall require the related Borrower to pay such fee to the extent not inconsistent with the applicable Mortgage Loan Documents.  In the event that such fee remains unpaid, such fee shall be an expense of the Trust Fund (allocated as an Additional Trust Fund Expense in the same manner as Realized Losses as set forth in Section 4.01(g) of this Agreement on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance), the costs of which may be advanced as a Property Advance.

(e)                                              The Master Servicer shall, in accordance with the Servicing Standard, use commercially reasonable efforts to recover any amounts owed by the Companion Participation Holders to the Trust Fund pursuant to the related Participation Agreement (but in the case of any Companion Participation, subject to Section 1.02 of this Agreement).  The cost of such enforcement on behalf of the Trust shall be paid and reimbursable as a Property Advance.

Section 3.25.                                   Certain Rights and Obligations of the Master Servicer and/or the Special Servicer.

(a)                                             In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right, whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan, to approve (i) certain modifications to the extent described under Section 3.26 of this Agreement and (ii) certain waivers of due-on-sale or due-on-encumbrance clauses as described above under Section 3.09 of this Agreement.  With respect to Performing Mortgage Loans, the Master Servicer shall promptly notify the Special Servicer of any request for approval (a “Request for Approval”) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer written notice of any Request for Approval accompanied by any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer’s possession).  The Special Servicer shall obtain consent of the Directing Holder in accordance with Section 6.07 and shall consult with the Trust Advisor in accordance with Section 3.35.

(b)                                             Neither the Master Servicer nor the Special Servicer shall be required to take or refrain from taking any action pursuant to instructions from the Directing Holder that would cause any one of them to violate applicable law, the terms of any Trust Asset, this

Agreement, including the Servicing Standard, or the REMIC Provisions or that would materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities.

(c)                                              The Special Servicer shall discuss with the Directing Holder on a monthly basis, the performance of any Mortgage Loan that is a Specially Serviced Mortgage Loan, which is delinquent, has been placed on a “Watch List” or has been identified by the Special Servicer as exhibiting deteriorating performance.

Section 3.26.                                   Modification, Waiver, Amendment and Consents.

(a)                                             Subject to Sections 3.25, 3.26(f), 3.27 and the related Participation Agreement, the Special Servicer, subject to the rights of the Directing Holder and consultation with the Trust Advisor (if no Control Termination Event has occurred and is continuing and to the extent the Trust Advisor has consultation rights pursuant to Section 3.23(e), Section 3.35 and Section 6.07 of this Agreement), may modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) cause either Trust REMIC to fail to qualify as a REMIC or (2) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).  In order to meet the foregoing requirements in the case of a release of real property collateral securing a Mortgage Loan, the Special Servicer shall observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related Real Property.

(b)                                             In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Special Servicer to calculate (or to approve the calculation of the related Borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of any personal property and going concern value, if any.

(c)                                              The Special Servicer shall not extend the Maturity Date of any Mortgage Loan beyond the date that is the date occurring later than the earlier of (1) five years prior to the Rated Final Distribution Date and (2) in the case of a Mortgage Loan secured by the related Borrower’s interest in a ground lease, the date that is 20 years prior to the expiration date of such ground lease (or 10 years prior to the expiration date of such lease if the Special Servicer gives due consideration to the remaining term of such ground lease and such extension is in the best interest of the Certificateholders and the related Companion Participation Holder (as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender) and if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

(d)                                             The Special Servicer shall not permit any Borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have obtained a No Downgrade Confirmation relating to the Certificates.

(e)                                              Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or the related Companion Participation Holder, be added to the unpaid principal balance of the related Trust Asset or Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

(f)                                               Except for waivers of Penalty Charges and waivers of notice periods, all material modifications, waivers and amendments of the Trust Assets or any Mortgage Loan in accordance with this Section 3.26 or Section 3.27 of this Agreement (with respect to Mortgage Loans) shall be in writing.

(g)                                              The Special Servicer shall endeavor to notify the applicable Companion Participation Holder, in writing, prior to effecting any material modification, material waiver, material consent or material amendment of any term of the related Mortgage Loan.  The Special Servicer shall notify the Trustee, the Certificate Administrator, the Directing Holder (other than if a Consultation Termination Event has occurred and is continuing), the Trust Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and the related Companion Participation Holder, in writing, of any modification, waiver, material consent or amendment of any term of any Trust Asset or Mortgage Loan and the date thereof, and shall deliver to the Custodian (with copy to the related Companion Participation Holder) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

(h)                                             The Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement and applicable law, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable and customary fee for the additional services performed in connection with such request (provided that the charging of such fee would not constitute a “significant modification” of the related Mortgage Loan, within the meaning of Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it.  In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

(i)                                                 Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Directing Holder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the

Directing Holder by written notice given to the Trustee, the Certificate Administrator, the Special Servicer or Master Servicer, as applicable.  Upon delivery of any such notice of waiver given by the Directing Holder, any time period (exclusive or otherwise) afforded the Directing Holder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired.  In the event the Special Servicer determines that a refusal to consent by the Directing Holder or any advice from the Directing Holder would cause the Special Servicer to violate applicable law, the terms of the applicable Mortgage Loan Documents, the related Participation Agreement, the REMIC Provisions or the terms of this Agreement, including without limitation, the Servicing Standard, the Special Servicer shall disregard such refusal to consent or advice and notify the Directing Holder, the Trustee, the Certificate Administrator, the related Companion Participation Holder, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor.

(j)                                                Any modification, waiver or amendment of or consents or approvals relating to any Mortgage Loan shall be performed by the Special Servicer, and the Special Servicer shall obtain the consent of the Directing Holder and the related Companion Participation Holder, in each case, to the extent provided in this Agreement and/or the applicable Participation Agreement.

(k)                                             The Master Servicer shall have no obligation to analyze, review, approve or process any request by a Borrower under any Mortgage Loan for the consent or other action on the part of the lender, and the Master Servicer shall within one (1) Business Day after receipt, forward to the Special Servicer (with a copy to the related Companion Participation Holder) any such request received by the Master Servicer from a Borrower and shall have no further obligation with respect to such matter.

Section 3.27.                                   Certain Matters Relating to the Mortgage Loans.

(a)                                             With respect to the Mortgage Loans, except for those duties to be performed by, and notices to be furnished by, the Trustee under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Participation Agreement.

(b)                                             The Master Servicer shall maintain a register (the “Companion Participation Holder Register”) on which the Master Servicer shall record the names and contact information (including addresses, email addresses and telephone numbers) of the Companion Participation Holders and wire transfer instructions for such Companion Participation Holders from time to time, to the extent such information is provided in writing to the Master Servicer by a Companion Participation Holder or otherwise. A copy of the initial Companion Participation Holder Register as of the Closing Date is attached hereto as Schedule III. The Master Servicer shall update the Companion Participation Holder Register with any change of a Companion Participation Holder (including name, contact information and wire transfer instructions) as to which it has actual knowledge.  Each Companion Participation Holder has agreed to inform the Master Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Participation Agreement) and of any transfer thereof (together with any instruments of transfer).

In no event shall the Master Servicer be obligated to pay any party the amounts payable to a Companion Participation Holder hereunder other than the Person listed as the applicable Companion Participation Holder on the Companion Participation Holder Register.  In the event that a Companion Participation Holder transfers the related Companion Participation without notice to the Master Servicer, the Master Servicer shall have no liability whatsoever for any misdirected payment on such Companion Participation and shall have no obligation to recover and redirect such payment.

The Companion Participation Holder Register shall be made available by the Master Servicer upon request by the Certificate Administrator and the Trustee. The Master Servicer shall promptly provide the names and addresses of any Companion Participation Holder to any party hereto, any related Companion Participation Holder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information.  The Master Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c)                                              Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, the Companion Participation Holder shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable Participation Agreement, in accordance with the terms of such Participation Agreement and this Agreement.

(d)                                             The Special Servicer (with respect to any Specially Serviced Mortgage Loan or REO Loan) or the Master Servicer (with respect to any Performing Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, and (subject to Section 3.13 and Section 3.17 of this Agreement, and the following paragraph) the preparation and delivery of reports and other information with respect to, the Mortgage Loan or any related REO Property required to be performed by the holder of the related Trust Asset or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Participation Agreement and/or any related mezzanine intercreditor agreement.  In addition notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Mortgage Loan:

(i)                                     none of the Master Servicer, the Special Servicer or the Trustee shall make any P&I Advance with respect to any Companion Participation; and

(ii)                                  the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related Companion Participation Holder to the extent required by the related Participation Agreement.

The Master Servicer shall timely provide to each applicable Companion Participation Holder any reports or notices required to be delivered to such Companion Participation Holder pursuant to the related Participation Agreement, and the Special Servicer shall cooperate with the

Master Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

The parties hereto recognize and acknowledge the respective rights of each Companion Participation Holder under the related Participation Agreement.

Any reference to servicing any of the Mortgage Loans in accordance with any of the related loan documents (including the related Note and Mortgage) shall also mean in accordance with the related Participation Agreement.

To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Participation Agreement for a Mortgage Loan are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

For purposes of exercising any rights that the holder of the Note for any Mortgage Loan may have under the related Participation Agreement, the Directing Holder shall be the designee of the Trust, as such noteholder, and the Trustee shall take such actions as may be necessary under the related Participation Agreement to effect such designation.

Section 3.28.            Directing Holder Contact with the Master Servicer and the Special Servicer.

Each of the Master Servicer and the Special Servicer shall, not more frequently than once per quarter, without charge, make a knowledgeable Servicing Officer available via telephone during normal business hours to verbally answer questions from the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Trust Advisor (for so long as a Control Termination Event has occurred and is continuing) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.29.            Controlling Class Certificateholders and the Controlling Class Representative; Certain Rights and Powers of the Directing Holder.

(a)               Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and to notify the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee of the transfer of any Certificate of a Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof.  The Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicer, Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee when such Certificateholder is appointed Controlling Class Representative and when it is removed or resigns.  To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Controlling Class Representative.

(b)               Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator,

the Trust Advisor, the Paying Agent and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Controlling Class Representative shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor, the Paying Agent and each other Controlling Class Certificateholder, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.  Upon the resignation of a Controlling Class Representative, the Certificate Administrator shall request the Controlling Class Certificateholders to select a new Controlling Class Representative.

(c)               Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator, the Trust Advisor and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Controlling Class Representative.

(d)               If to the extent the Certificate Administrator determines that a Class of Book-Entry Certificates is the Controlling Class, the Certificate Administrator shall notify the related Certificateholders of such Class (through the Depository) of such event.

(e)               The Master Servicer, the Special Servicer, the Trustee or the Trust Advisor may from time to time request that the Certificate Administrator provide a list of the Holders (or Beneficial Owners, if applicable) of the Controlling Class.  Upon such request, the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) provide such list to the Master Servicer, the Special Servicer, the Trustee or the Trust Advisor, as applicable, but only to the extent the Certificate Administrator has actual knowledge of the identity of the Holders (or Beneficial Owners, if applicable) of the Controlling Class; provided that if the Certificate Administrator does not have actual knowledge of the identity of the Holders (or Beneficial Owners, if applicable) of the Controlling Class, then (i) the Certificate Administrator shall determine which Class is the Controlling Class and (ii) the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) request from the Depository at the expense of the Trust, the list of Beneficial Owners of the Controlling Class, and the Certificate Administrator shall provide such list received from the Depository to the Master Servicer, the Special Servicer, the Trustee or the Trust Advisor, as applicable.  The Certificate Administrator shall be under no further obligation to determine the identity of any Beneficial Owner other than to request such list from the Depository.  The Master Servicer, the Special Servicer, the Trustee and the Trust Advisor shall be entitled to conclusively rely on any such information so provided.  Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses shall be at the expense of the Trust Fund.

(f)                Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Controlling Class Representative.

(g)               The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, Special Servicer, Trustee, the Trust Advisor, the Certificate Administrator or any Certificateholder and provide such information to the requesting party.

Section 3.30.            Ongoing Future Advance Estimates.

(a)               The Trustee, on behalf of the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, shall (i) enter into the Pledge and Account Control Agreement, pursuant to which the Trust Asset Seller will agree to pledge certain collateral described therein in order to secure certain indemnification obligations of the Trust Asset Seller under the Participation Agreements and (ii) administer the rights of the secured party under the Pledge and Account Control Agreement.

(b)               So long as any future advance obligations remain outstanding under the Companion Participations and subject to Section 3.30(c), by no later than 10th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), the Special Servicer shall deliver to the Trust Advisor, the Trustee, the Trust Asset Seller and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), (i) a notice (which may be delivered by email), substantially in the form of Exhibit Q-1 to this Agreement, containing an estimate of the aggregate amount of future advances that will be required to be made by the Companion Participation Holders under the Companion Participations during the four month period beginning on the first day of the next calendar month and ending on the last day of the fourth calendar month thereafter (the “Four Month Future Advance Estimate”) and (ii) such supporting documentation and other information as is reasonably necessary for the Trust Advisor to perform its obligations described in the next sentence.  The Trust Advisor shall, each month, within four Business Days after the later of (x) receipt of the Four Month Future Advance Estimate and supporting documentation from the Special Servicer and (y) the posting of the Distribution Date Statement on the Certificate Administrator’s Website during such month, (A) review the Special Servicer’s Four Month Future Advance Estimate and such supporting documentation and other information provided by the Special Servicer in connection therewith, (B) consult with the Special Servicer with respect thereto and make such inquiry, and request such additional information, in each case as is commercially reasonable for the Trust Advisor to perform its obligations described in the following clause (C), and (C) deliver to the Trustee, the Special Servicer, the Trust Asset Seller and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) a notice (which may be delivered by email), substantially in the form of Exhibit Q-2 to this Agreement, either (1) confirming that nothing has come to the attention of the Trust Advisor in the documentation provided by the Special Servicer that in the reasonable opinion of the Trust Advisor would support a determination of a Four Month Future Advance Estimate that is at least 25% higher than the Special Servicer’s Four Month Future Advance Estimate for such period or (2) containing the Trust Advisor’s Four Month Future Advance Estimate for such period.  If the Trust Advisor’s Four Month Future Advance Estimate is at least 25% higher than the Special Servicer’s Four Month Future Advance Estimate for any period, then the Trust Advisor’s Four Month Future Advance Estimate for such period shall control.  If the Trust Advisor’s Four Month Future Advance Estimate is less than 25% higher than the Special Servicer’s Four Month Future Advance Estimate for any period, then the Special Servicer’s Four Month Future Advance Estimate for such period shall control.

The Trust Advisor may conclusively rely on supporting documentation and additional information provided by the Special Servicer without any further investigation or inquiry obligation (except as set forth in clause (B) of the preceding paragraph).  In connection with its obligations under this Section 3.30(b), the Trust Advisor shall not, under any circumstances, (x) perform site inspections, (y) consult with parties other than the Special Servicer (including, any borrowers or property managers) or (z) request information not reasonably available to the Special Servicer.

(c)               No Four Month Future Advance Estimate will be required to be made by the Special Servicer or the Trust Advisor during a calendar month if, by no later than 10th day of such calendar month, the Trust Asset Seller delivers to the Special Servicer, the Trust Advisor and the Trustee a certificate of a responsible financial officer of the Trust Asset Seller certifying that the Companion Participation Holder has Segregated Liquidity equal to at least 100% of the aggregate amount of outstanding future advance obligations under the Companion Participations.

(d)               The Special Servicer shall promptly deliver to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), any certificate with respect to the Companion Participation Holder’s Segregated Liquidity that is delivered to the Special Servicer in accordance with the Pledge and Account Control Agreement.

Section 3.31.            Annual Compliance Statements.

The Master Servicer, the Special Servicer, any Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than (x) any party to this Agreement or (y) the Trust Asset Seller Sub-Servicer) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to deliver to the Trustee, the Certificate Administrator, the Depositor, the Trust Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who will promptly post such officer’s certificate to the 17g-5 Information Provider’s website) on or before March 15 (subject to a grace period through March 31st) (and other than with respect to the Certificate Administrator’s obligation to deliver any such reports, to each Companion Participation Holder and any depositor and trustee for any other securitization trust relating to a Companion Participation) with respect to the Master Servicer, the Special Servicer, any Additional Servicer or any Servicing Function Participant, of each year, commencing in 2014, an Officer’s

Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement, as applicable, has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Officer’s Certificate, the Depositor (and each such other depositor for any other securitization trust relating to a Companion Participation) shall have the right to review such Officer’s Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer’s obligations hereunder or under the applicable sub-servicing agreement.

Section 3.32.            Annual Reports on Assessment of Compliance with Servicing Criteria.

By March 15th (subject to a grace period through March 31st) of each year, commencing in March 2014, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Trust Asset), the Trust Advisor and each Servicing Function Participant (each, a “Reporting Servicer”), each at its own expense, shall furnish (and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause, by March 15th (subject to grace period through March 31st), each Servicing Function Participant (other than (x) a party to this Agreement or (y) the Trust Asset Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans after the Closing Date to furnish, each at its own expense), to the Trustee, the Certificate Administrator, the Depositor (and any depositor and trustee for any other securitization trust relating to a Companion Participation) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the prior fiscal year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Copies of all compliance reports delivered pursuant to this Section 3.32 shall be made available to any Privileged Person by the Certificate Administrator pursuant to Section 4.02(b) of this Agreement and to any Rating Agency and NRSRO by the 17g-5 Information Provider pursuant to Section 3.14(d) of this Agreement.

Notwithstanding the foregoing, the parties hereto agree and acknowledge that the Trust Advisor may deliver, in lieu of the foregoing report on assessment of compliance and the report provided in Section 3.33, a USAP Report.

No later than 10 Business Days after the end of each fiscal year for the Trust (and any other securitization trust relating to a Companion Participation), the Master Servicer and the Special Servicer shall each forward to the Certificate Administrator and the Depositor (and to any depositor and trustee for any other securitization trust relating to a Companion Participation) the name and contact information of each Servicing Function Participant engaged by it during such year or portion thereof (except with respect to any Trust Asset Seller Sub-Servicer) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer, the Special Servicer, the Trust Advisor and each Servicing Function Participant submit their respective assessments by March 15th (subject to grace period through March 31st), as applicable, to the Certificate Administrator (and such other trustee), each such party shall also at such time, if it has received the assessment (and attestation pursuant to Section 3.33 of this Agreement) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Certificate Administrator (and such other trustee).

Promptly after receipt of each such report on assessment of compliance, the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trust Advisor and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer or any Servicing Function Participant.

The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 3.32 by the Master Servicer, the Special Servicer or the Trust Advisor shall not, as a result of being so reported, in and of itself, constitute a breach of such parties’ obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

Section 3.33.            Annual Independent Public Accountants’ Servicing Report.

By March 15th (subject to a grace period through March 31st), of each year, commencing in March 2014, each Reporting Servicer, each at its own expense, shall cause, and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) a party to this Agreement or (y) the Trust Asset Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Trust Assets, to cause, each at its own expense), a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer and such Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Certificate Administrator, the Depositor (and to each Companion Participation Holder and any depositor and trustee for any other securitization trust relating to a Companion Participation), the Trust Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from each Reporting Servicer, the Depositor shall have the right to review the report and, if applicable, consult with the related Reporting Servicer as to the nature of any material instance of noncompliance by such Reporting Servicer with the Servicing Criteria applicable to such person, as the case may be, in the fulfillment of any of such Reporting Servicer’s obligations hereunder or under any applicable sub-servicing agreement or primary servicing agreement.

Notwithstanding the foregoing, the parties hereto agree and acknowledge that the Trust Advisor may deliver, in lieu of the foregoing report and the report on assessment of compliance provided in Section 3.32, a USAP Report.

Section 3.34.            No Downgrade Confirmation.

(a)               Notwithstanding the terms of any related Mortgage Loan Documents or other provisions of this Agreement, if any action under any Mortgage Loan Documents or this Agreement requires No Downgrade Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation from each Rating Agency has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 Business Days of the No Downgrade Confirmation request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party shall be required (without providing notice to the 17g-5 Information Provider) to (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again, (ii) if there is no response to either such No Downgrade Confirmation request within 5 Business Days of such second request, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (if the Master Servicer is processing such matter) or the Special Servicer (if the Special Servicer is processing such matter), as applicable) shall determine (with the consent, if no Control Termination Event has occurred and is continuing, of the Directing Holder, which consent shall be deemed given if the Directing Holder does not respond within five (5) Business Days of receipt of a request to consent to the Requesting Party’s determination) in accordance with its duties under this Agreement and in accordance with the Servicing Standard, except as provided in Section 3.34(b), whether or not such action would be in the best interests of the Certificateholders and the related Companion Participation Holder (as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender), and if the Requesting Party (or, if the Requesting party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of the Certificateholders and the related Companion Participation Holder, then such condition will be deemed to be satisfied, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; (ii) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer) or (iii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Any No Downgrade Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the No Downgrade Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.34(a) without receiving a No Downgrade Confirmation from a Rating Agency, the Master Servicer or Special Servicer shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

(b)               Notwithstanding anything to the contrary in this Section 3.34, for purposes of the provisions of any Mortgage Loan Document relating to release or substitution of any collateral, any No Downgrade Confirmation requirement in the Mortgage Loan Documents that the Master Servicer or Special Servicer would have been permitted to waive pursuant to Section 3.34(a)(ii)(x) shall be deemed to have been satisfied (it being understood that the Requesting Party shall in any event review the conditions required under the related Mortgage Loan Documents with respect to such release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied).

(c)               For all other matters or actions not specifically discussed in Section 3.34(a) above, the applicable Requesting Party shall deliver No Downgrade Confirmation from each Rating Agency.

Section 3.35.            Appointment and Duties of the Trust Advisor.

(a)               Trimont Real Estate Advisors, Inc., a Georgia corporation is hereby appointed to serve as the initial Trust Advisor.

(b)               The Trust Advisor, as an independent contractor, shall review the Special Servicer’s operational practices on a platform basis in respect of Specially Serviced Mortgage Loans, consult, in certain circumstances with the Special Servicer and perform each other obligation of the Trust Advisor as set forth in this Agreement solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders (as determined by the Trust Advisor in the exercise of its good faith and reasonable judgment) (the “Trust Advisor Standard”).  The Trust Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement.

(c)               If no Control Termination Event has occurred and is continuing, the Trust Advisor shall:

(i)            promptly review all information available to Privileged Persons on the Certificate Administrator’s Website with respect to each Specially Serviced Mortgage Loan;

(ii)           promptly review each Final Asset Status Report; and

(iii)          review any Appraisal Reduction Amount and net present value calculations pursuant to Section 3.35(e) of this Agreement.

(d)               With respect to the Trust Assets, while a Control Termination Event has occurred and is continuing, the Trust Advisor shall:

(i)            Review each Asset Status Report and consult (on a non-binding basis) with the Special Servicer in connection with any Major Decision pursuant to Section 6.07 of this Agreement;

(ii)           review, recalculate and verify the accuracy of any Appraisal Reduction Amount and net present value calculations pursuant to Section 3.35(f) of this Agreement;

(iii)          review, in accordance with the Trust Advisor Standard and in connection with the preparation of the Trust Advisor’s Annual Report, the Special Servicer’s operational practices on a platform level basis in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans; and

(iv)          within 120 days of the end of the prior calendar year (if any Mortgage Loans were Specially Serviced Mortgage Loans during the prior calendar year), deliver an annual report setting forth the Trust Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans during the prior calendar year (the “Trust Advisor Annual Report”) to the Trustee, the Master Servicer, the Certificate Administrator (which shall promptly post such Trust Advisor Annual Report on the Certificate Administrator’s Website), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).  Each Trust Advisor Annual Report shall be substantially in the form of Exhibit P of this Agreement (which form may be modified or altered as to either its organization or content by the Trust Advisor, subject to compliance of such form with the terms and provisions of this Agreement) and shall be based on the Trust Advisor’s review of any annual compliance statement and any assessment of compliance delivered to the Trust Advisor pursuant to Sections 3.32 and 3.32 of this Agreement, as applicable, any accountants’ report delivered to the Trust Advisor pursuant to Section 3.34 of this Agreement, any Asset Status Report, other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Trust Advisor by the Special Servicer and oral communications with the Special Servicer; provided that in no event shall the information or any other content included in the Trust Advisor Annual Report contravene any provision of this Agreement.  Subject to the restrictions in this Agreement, including, without limitation, Section 3.35(b) of this Agreement, each such Trust Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and (B) comply with all of the confidentiality requirements applicable to the Trust Advisor described in this Agreement.  Promptly upon receipt of each Trust Advisor Annual Report, the Certificate Administrator shall post such Trust Advisor Annual Report on the Certificate Administrator’s Website.  Each of the Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) shall be given an opportunity to review any Trust Advisor Annual Report at least fifteen Business Days prior to its delivery to the Trustee and the Certificate Administrator.

(e)               With respect to each Trust Asset, if no Control Termination Event has occurred and is continuing, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after such calculations have been finalized.  The Trust Advisor shall review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount and/or net present value calculations (except that if the Trust Advisor discovers a mathematical error contained in such calculations, then the Trust Advisor shall notify the Special Servicer and the Controlling Class Representative of such error).

(f)                With respect to each Trust Asset, while a Control Termination Event has occurred and is continuing, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reduction Amounts or (ii) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, the Special Servicer shall forward such calculations, together with any supporting material and additional information necessary in support thereof (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Trust Advisor promptly, but in any event no later than two (2) Business Days after finalizing the preparation of such calculations, and the Trust Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

In connection with this Section 3.35(f), in the event the Trust Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Trust Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations to the Trust Advisor.  In the event the Trust Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Trust Advisor shall promptly notify the Directing Holder and the Trustee of such disagreement and the Trustee shall use commercially reasonable efforts to determine which calculation is accurate.  In making such determination, the Trustee may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.

(g)               The Trust Advisor shall consult with the Special Servicer in connection with the Special Servicer taking certain actions or electing not to take certain actions with respect to a Breach (or purported Breach) or Defect or purported Defect as provided in Section 2.03(g).

(h)               Subject to the requirements of confidentiality imposed on the Trust Advisor herein (including without limitation in respect of Privileged Information), the Trust Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.02(c) of this Agreement.

(i)                The Trust Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to this Agreement that received Privileged Information from the Trust Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

(j)                On each Servicer Remittance Date, the Trust Advisor shall be paid the Trust Advisor Fee and the Trust Advisor Consulting Fee from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement, but with respect to the Trust Advisor Consulting Fee only to the extent such Trust Advisor Consulting Fee is actually received from the related Borrower.  The Trust Advisor Consulting Fee shall be payable to the Trust Advisor with respect to each Major Decision for which the Trust Advisor has consultation rights.  When the Trust Advisor has consultation rights with respect to a Major Decision under this Agreement, the Special Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor Consulting Fee from the related Borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan Documents.  The Special Servicer may waive or reduce the amount of any Trust Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Trust Advisor Consulting Fee other than requests for collection.

(k)               The Trust Advisor shall be compensated for its obligations in Section 3.30(b) pursuant to a separate agreement between the Trust Asset Seller and the Trust Advisor.  To the extent that the Trust Asset Seller fails to compensate the Trust Advisor in accordance with such separate agreement, the Trust Advisor shall promptly notify the Trustee, the Special Servicer and the Trust Asset Seller of such breach and shall have no further obligation pursuant to Section 3.30(b) unless such breach is cured by the Trust Asset Seller in accordance with such separate agreement.

(l)                The Trust Advisor shall not be obligated to perform the duties described in paragraphs (b), (c), (d), (e) and (f) of this Section 3.35 with respect to any of the Special Servicer’s activities described in such paragraphs to the extent such activities relate solely to a Companion Participation.

ARTICLE IV.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01.            Distributions.

(a)               (i) On each Distribution Date, amounts held in the Lower-Tier Distribution Account shall be withdrawn (to the extent of the Available Funds, plus any amount withdrawn from the Excess Liquidation Proceeds Account pursuant to Section 3.05(i) of this Agreement) in the case of all Classes of Lower-Tier Regular Interests (such amount, the “Lower-Tier Distribution Amount”).  On each Distribution Date, each Class of Lower-Tier Regular Interests shall be deemed to have received distributions in respect of interest at its related Pass-Through Rate on its Lower-Tier Principal Balance outstanding immediately prior to the related Distribution Date in an amount equal to (i)(a) the amount of interest actually distributed to the to its respective Class of Corresponding Certificates or Upper-Tier Regular Interest, as applicable, plus (b) a pro rata portion of (x) the amount of interest actually distributed to the Class X Certificates plus (y) any Aggregate Additional Interest Distribution Amount actually distributed plus (z) any Interest Shortfall with respect to the Class X Certificates for such Distribution Date (pro rata based on the Lower-Tier Principal Balances of such Lower-Tier Regular Interests) and (ii) distributions in respect of principal in an amount equal to the amount of principal actually distributable to its respective Corresponding Certificates or Corresponding Upper-Tier Regular Interest, as applicable, as provided in Section 4.01(b) of this Agreement.

All distributions of reimbursements of previously allocated (but unreimbursed) Realized Losses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(b) of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in a manner such that each Lower-Tier Regular Interest shall have received exactly the same reimbursement amount as the Corresponding Certificates or Corresponding Upper-Tier Regular Interests, as applicable.

On each Distribution Date, the Certificate Administrator shall apply amounts related to each Prepayment Premium then on deposit in the Lower-Tier Distribution Account and received during or prior to the related Collection Period to the Lower-Tier Regular Interests in proportion to the amount of principal distributed to each Class of Lower-Tier Regular Interests on such Distribution Date pursuant to this Section 4.01(a).

The Certificate Administrator shall be deemed to deposit the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums distributed to the Upper-Tier REMIC pursuant to this Section 4.01(a) into the Upper-Tier Distribution Account.  Any amount in respect of the Trust Assets that remains in the Lower-Tier Distribution Account on each Distribution Date after the deemed distribution described in the preceding sentence shall be distributed to the Holders of the Class LR Certificates (but only to the extent of such amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

(b)               On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amounts deposited in the Upper-Tier Distribution Account in respect of such Distribution Date pursuant to Section 4.01(a) of this Agreement, and distribute such amount to the Holders of the Regular Certificates in the amounts and in the order of priority set forth below:

(i)            First, to the Class A Certificates, the Class X Regular Interest and the Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

(ii)           Second, to the Class A Certificates and the Class X Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Shortfalls for such Classes,

(iii)          Third, to the Class A Certificates, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, until the Certificate Balance thereof is reduced to zero.

(iv)          Fourth, to the Class A Certificates, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses;

(v)           Fifth, to the Class B Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

(vi)          Sixth, to the Class B Certificates in respect of interest, up to an amount equal to the Interest Shortfall for such Class;

(vii)         Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, less any portion thereof distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(viii)        Eighth, to the Class B Certificates, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses;

(ix)          Ninth, to the Class C Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

(x)           Tenth, to the Class C Certificates in respect of interest, up to an amount equal to the Interest Shortfall for such Class;

(xi)          Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, less any portion thereof distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xii)         Twelfth, to the Class C Certificates, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses;

(xiii)        Thirteenth, to the Class D Regular Interest in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

(xiv)        Fourteenth, to the Class D Regular Interest in respect of interest, up to an amount equal to the Interest Shortfall for such Class;

(xv)         Fifteenth, to the Class D Regular Interest, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, less any portion thereof distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xvi)        Sixteenth, to the Class D Regular Interest, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses;

(xvii)       Seventeenth, to the Class E Regular Interest in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

(xviii)      Eighteenth, to the Class E Regular Interest in respect of interest, up to an amount equal to the Interest Shortfall for such Class;

(xix)        Nineteenth, to the Class E Regular Interest, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, less any portion thereof distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xx)         Twentieth, to the Class E Regular Interest, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses;

(xxi)        Twenty-first, to the Class F Regular Interest in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

(xxii)       Twenty-second, to the Class F Regular Interest in respect of interest, up to an amount equal to the Interest Shortfall for such Class;

(xxiii)      Twenty-third, to the Class F Regular Interest, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, less any portion thereof distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxiv)     Twenty-fourth, to the Class F Regular Interest, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses;

(xxv)      Twenty-fifth, to the Class G Regular Interest in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

(xxvi)     Twenty-sixth, to the Class G Regular Interest in respect of interest, up to an amount equal to the Interest Shortfall for such Class;

(xxvii)    Twenty-seventh, to the Class G Regular Interest, in reduction of the Certificate Balance thereof, an amount up to the Aggregate Principal Distribution Amount, less any portion thereof distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxviii)   Twenty-eighth, to the Class G Regular Interest, in reimbursement of all unreimbursed amounts of Realized Losses, if any, previously allocated to such Class, an amount equal to the aggregate of such unreimbursed Realized Losses; and

(xxix)     Twenty-ninth, to the Additional Interest Certificate Account up to the remaining Class X Interest Accrual Amount after the distribution in clause (i), for distribution to the Additional Interest Certificates in accordance with Section 4.01(c) (such amount to be deemed to be distributed to the Class X Regular Interest);

(xxx)      Thirtieth, to the Class R and Class LR Certificates.

All references to “pro rata” in the preceding clauses with respect to Interest Distribution Amounts and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses.  All amounts distributed to the Class D Regular Interest, Class E Regular Interest, Class F Regular Interest and Class G Regular Interest shall be distributed to the Class D, Class E , Class F and Class G Certificates, respectively.  All amounts distributed to the Class X Regular Interest shall be distributed to the Class X Certificates subject to reduction for the Aggregate Additional Interest Distribution Amount distributed in Section 4.01(c).

(c)               On each Distribution Date on which the Additional Interest Certificates are entitled to distributions of Additional Interest Accrual Amounts, the Certificate Administrator shall withdraw from available funds in the Additional Interest Certificates Account, for distribution of the Aggregate Additional Interest Distribution Amount for such Distribution Date to the Additional Interest Certificates in the following order of priority:

(i)            First, to the Class D Certificates, in an amount up to the Additional Interest Accrual Amount, if any, with respect to such Class of Certificates

(ii)           Second, to the Class E Certificates, in an amount up to the Additional Interest Accrual Amount, if any, with respect to such Class of Certificates;

(iii)          Third, to the Class F Certificates, in an amount up to the Additional Interest Accrual Amount, if any, with respect to such Class of Certificates; and

(iv)          Fourth, to the Class G Certificates, in an amount up to the Additional Interest Accrual Amount, if any, with respect to such Class of Certificates.

To the extent that there are insufficient Available Funds (on a current basis), after distributions are made on the Regular Interests in accordance with Section 4.01(b)(i) through (xxviii), to pay all Additional Interest Accrual Amounts for an Interest Accrual Period, such Additional Interest Accrual Amounts will cease to be payable and will not be payable on future Distribution Dates.

(d)               [Reserved.]

(e)               On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Excess Liquidation Proceeds Account (or sub-account thereof) and shall distribute such amounts in the following manner:

(i)            first, in accordance with the terms of the related Participation Agreement, and then, to the extent allocated to the related Trust Asset, pursuant to the terms of such Participation Agreement, to reimburse the Holders of the Principal Balance Certificates (in the order set forth in Section 4.01(b) of this Agreement) up to an amount equal to all Realized Losses, if any, previously allocated to such Classes of Certificates and unreimbursed after application of Available Funds for such Distribution Date; and

(ii)           any amounts remaining in the Excess Liquidation Proceeds Account after such distributions on any Distribution Date that (A) are allocable to the

Trust Assets, shall be held and maintained in such account and applied to offset future Realized Losses, and Additional Trust Fund Expenses from time to time; and (B) are allocable to the Companion Participation, shall be remitted within one Business Day after each such Distribution Date by the Certificate Administrator to the Master Servicer (which shall remit to the Companion Participation Holders in accordance with Section 3.05(i)).

(iii)          On any Distribution Date, amounts held in the Excess Liquidation Proceeds Account (other than amounts allocable to any related Companion Participation pursuant to the terms of any related Participation Agreement) that exceed amounts reasonably required to offset future Realized Losses and future Additional Trust Fund Expenses shall be distributed to the Holders of the Class LR Certificates and upon termination of the Trust Fund, any amounts remaining in the Excess Liquidation Proceeds Account (other than amounts allocable to any related Companion Participation pursuant to the terms of any related Participation Agreement) shall be distributed by the Certificate Administrator to the Class LR Certificates.  Amounts paid with respect to the Trust Assets from the Excess Liquidation Proceeds Account pursuant to the preceding clauses (i) and (ii) shall first be deemed to have been distributed to the Lower- Tier Regular Interests in reimbursement of Realized Losses previously allocated thereto in the same manner as provided in Section 4.01(a)(i) of this Agreement.  Amounts paid from the Excess Liquidation Proceeds Account will not reduce the Certificate Balances of the Principal Balance Certificates receiving such distributions.

(f)                On each Distribution Date, immediately following the distributions to be made on such date pursuant to this Section 4.01(f), the Certificate Administrator shall calculate the amount, if any, of the Realized Losses for such Distribution Date.  Any allocation of Realized Losses to a Class of Principal Balance Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated.  Any Realized Losses allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.  The allocation of Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund.  Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class in respect of which any such reimbursement is made.  To the extent any Non-recoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Trust Assets and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Asset, the amount of such recovery will be added to the Certificate Balance of the Class or Classes that previously were allocated Realized Losses, to the Principal Balance Certificates in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class.  If the Certificate Balance of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.

The Certificate Balances of each Class of Principal Balance Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date.  Any such write-offs will be applied to the Classes of Principal Balance Certificates in the following order, in each case until the Certificate

Balance of such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; and finally, to the Class A Certificates.  Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed to the Classes of Principal Balance Certificates described above in reverse order of allocation of Realized Losses thereto in accordance with Section 4.01(b) of this Agreement.  Additional Trust Fund Expenses and shortfalls in Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Trust Asset by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be treated as and allocated in the same manner as Realized Losses.

With respect to any Distribution Date, any Realized Losses allocated pursuant to Section 3.06 of this Agreement with respect to such Distribution Date shall reduce the Lower- Tier Principal Balances of the Lower-Tier Regular Interests as a write-off and shall be allocated among the Lower-Tier Regular Interests as set forth in Section 4.01(a).

(g)               All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity and having appropriate facilities therefor: provided that such Holder shall have provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

(h)               [Reserved.]

(i)                Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, as soon as reasonably practicable within the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates on such date a notice to the effect that:

(A)          the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(B)          if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.

Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Holders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders.  No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Holder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(i).  Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

(j)                Net Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates (and correspondingly to each Class of Lower-Tier Regular Interests in the same proportion that interest is allocated thereto pursuant to Section 4.01(a)) in the following order of priority: first, to the Class X Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; and finally, to the Class A Certificates;  in each case up to the Interest Distribution Amount distributable to each such Class prior to reduction by such Net Prepayment Interest Shortfalls.

(k)               On the final Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Certificate Administrator who shall distribute to the Trust Asset Seller, any Loss of Value Payments relating to the Trust Assets that it is servicing transferred from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Servicer Remittance Date in accordance with Section 3.06(e)(v) of this Agreement.

Section 4.02.            Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others.

(a)               On each Distribution Date, the Certificate Administrator shall make available on the Certificate Administrator’s Website to any Privileged Person a statement (substantially in the form set forth as Exhibit K to this Agreement and based on the information set forth in (i) the CREFC® Investor Reporting Package (CREFC® IRP) prepared by the Master Servicer (other than the CREFC® Special Servicer Loan File) and the other reports prepared by the Master Servicer and Special Servicer relating to such Distribution Date, including the CREFC® Special Servicer Loan File, upon which information the Certificate Administrator may conclusively rely, in accordance with CREFC® guidelines and (ii) the CREFC® Reconciliation of Funds Template prepared by the Certificate Administrator) as to distributions made on such Distribution Date (each, a “Distribution Date Statement”) setting forth (with respect to each Class of Certificates) the following information to the extent such information is received electronically:

(i)            LIBOR for the next succeeding Interest Accrual Period;

(ii)           the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(iii)          the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Principal Balance Certificates applied to reduce the respective Certificate Balance thereof;

(iv)          the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Principal Balance Certificates and Class X Certificates allocable to the Interest Distribution Amount and/or Interest Shortfalls;

(v)           the Additional Interest Accrual Amount accrued on each Class of the Additional Interest Certificates on such Distribution Date and the portion of the Aggregate Additional Interest Distribution Amount payable to each such Class of Certificates on such Distribution Date;

(vi)          the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(vii)         the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Trust Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(viii)        the aggregate Stated Principal Balance of the Trust Assets and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(ix)          the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Trust Assets as of the related Determination Date;

(x)           the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) current, but not Specially Serviced Mortgage Loans, as to which foreclosure proceedings have been commenced, but not REO Property;

(xi)          the Available Funds for such Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds or such other cash flows);

(xii)         the accrued Interest Distribution Amount in respect of each Class of Principal Balance Certificates and Class X Certificates for such Distribution Date;

(xiii)        the Pass-Through Rate for each Class of Principal Balance Certificates and Class X Certificates for the Distribution Date and the next succeeding Distribution Date;

(xiv)        the Principal Distribution Amounts for the Distribution Date;

(xv)         the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Principal Balance Certificates and Class X Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class due to Realized Losses;

(xvi)        the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Principal Balance Certificates and Class X Certificates immediately following the Distribution Date;

(xvii)       the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on an asset-by-asset basis; and the total Appraisal Reduction Amounts as of such Distribution Date on an asset-by-asset basis;

(xviii)      the number and related Stated Principal Balance of any Mortgage Loan modified, extended or waived during the related Collection Period, on a asset-by-asset basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(xix)        the amount of any remaining unpaid Interest Shortfalls for each Class of Principal Balance Certificates and Class X Certificates as of the Distribution Date;

(xx)         an asset-by-asset listing of each Trust Asset which was the subject of a Principal Prepayment (other than Liquidation Proceeds and Insurance Proceeds) during the related Collection Period and the amount of Principal Prepayment occurring, together with the aggregate amount of Principal Prepayments made during the related Collection Period;

(xxi)        the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(xxii)       as to any Trust Asset repurchased by the Trust Asset Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Asset Number of the related Trust Asset and (B) the amount of proceeds of any repurchase of a Trust Asset, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(xxiii)      the amount on deposit in the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date) provided, however, with respect to any account not maintained by the Certificate Administrator, only to the extent the Certificate Administrator has received such information and instructions to report such information from the party maintaining such account;

(xxiv)     the original and then current credit support levels for each Class of Principal Balance Certificates;

(xxv)      the original and then current ratings for each Class of Certificates;

(xxvi)     with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(xxvii)    with respect to any REO Property included in the Trust Fund at the close of business on the related Determination Date, (A) the Asset Number of the related Trust Asset and (B) the value of such REO Property based on the most recent Appraisal or valuation;

(xxviii)   with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Asset Number of the related Trust Asset, (B) the Realized Loss attributable to the related Trust Asset, the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (D) the date of the Final Recovery Determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(xxix)     the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(xxx)      material breaches of any covenants under this Agreement of which the Trustee, the Trust Advisor, the Certificate Administrator, the Master Servicer or the Special Servicer has received written notice;

(xxxi)     the identity of the Trust Advisor;

(xxxii)    the amount of Realized Losses, Additional Trust Fund Expenses and Interest Shortfalls, if any, incurred with respect to the Trust Assets during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); and

(xxxiii)   an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; and

(xxxiv)   whether the Sponsor is complying with or failing to comply with its undertaking in respect of the Applicable Regulation.

In the case of information furnished pursuant to sub-clauses (iii), (iv), (v), (xii), (xix) and (xxii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

On each Distribution Date, the Certificate Administrator shall make available (which may be satisfied by posting such on its website) to each Holder of a Class R or Class LR Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish, upon request, to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (iv) and (v) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as may be required to enable such Certificateholders to prepare their federal income tax returns.  Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.  Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

On each Distribution Date, the Certificate Administrator shall make available on its website the related Distribution Date Statement to the Depositor.

(b)               The Certificate Administrator shall make available via the Certificate Administrator’s Website, to any Privileged Person, the following items, in each case to the extent received by the Certificate Administrator in electronic format:

(i)            the following “deal documents”:

(A)          the Offering Circular; and

(B)          this Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date (if any), the Purchase Agreement and any amendments and exhibits hereto or thereto;

(ii)           the following “periodic reports”:

(A)          the Distribution Date Statements;

(B)          the supplemental reports and the CREFC® data files identified as such in the definition of “CREFC® Investor Reporting Package (CREFC® IRP)”, to the extent it has received or prepared such report or file; and

(C)          all Trust Advisor Annual Reports;

(iii)          the following “additional documents”:

(A)          the summary of any Asset Status Report delivered to the Certificate Administrator in electronic format; and

(B)          any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format;

(iv)          the following “special notices”:

(A)          all Special Notices (including, without limitation, notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Trust Advisor);

(B)          notice of any waiver, modification or amendment of any term of any Trust Asset;

(C)          notice of final payment on the Certificates;

(D)          all notices of the occurrence of any Events of Default received by the Certificate Administrator;

(E)           notice of termination or resignation of the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee);

(F)           any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Non-recoverable Advance;

(G)          any notice of the termination of the Trust;

(H)          the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the Officer’s Certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 3.32 of this Agreement; and

(I)            the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 3.33 of this Agreement;

(v)           the Investor Q&A Forum; and

(vi)          solely to Certificateholders and Beneficial Owners, the Investor Registry.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of such information provided by it that was based, in whole or in part, on information received from third parties, and assumes no responsibility therefor.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith.

Any Privileged Person that is a Borrower, a Manager of a Mortgaged Property, an Affiliate of the foregoing, or an agent of any Borrower shall be entitled to access only the Distribution Date Statement on the Certificate Administrator’s Website.  The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Trust Assets at a website maintained by the Master Servicer.

(c)               The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners may (i) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (i) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(c), the Trust Assets or the Mortgaged Properties and (iii) submit questions to the Trust Advisor relating to the Trust Advisor Annual Reports or actions by the Master Servicer or Special Servicer as to which the Trust Advisor has consultation rights, whether or not referenced in any Trust Advisor Annual Reports (collectively, “Inquiries”).  Upon receipt of an Inquiry for the Master Servicer, the Special Servicer or the Trust Advisor, the Certificate Administrator shall forward the Inquiry to the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of an Inquiry, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer, the Special Servicer or the Trust Advisor shall be sent by email to the Certificate Administrator.  The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website.  If the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement or the applicable Mortgage Loan Documents, (iv) answering any Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, or (vi) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Trust Advisor, shall promptly notify the Certificate Administrator, and the Certificate Administrator shall not post such Inquiry on the Investor Q&A Forum.  In addition, no party shall disclose Privileged Information as part of its response to any Inquiry.  The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered.  The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature.  The Investor Q&A Forum will not reflect questions, answers and other communications between the Certificate Administrator and any Companion Participation Holder or other Person which are not submitted via the Certificate Administrator’s Website.  In addition, no party is permitted to disclose Privileged Information as part of its response to any questions.

(d)               The Certificate Administrator shall make available to any Certificateholder and Beneficial Owner, the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain contact information with respect to any other Certificateholder or Beneficial Owner that has so registered.  Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry.  The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(e)               The Master Servicer may, but is not required to, at its sole cost and expense, make any of the reports or files it delivers pursuant to this Agreement available on the Master Servicer’s Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, provided that any such Certificateholder or prospective Certificateholder, as the case may be, has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer.  In connection with providing access to the Master Servicer’s Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.  The Master Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports.  The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report.  Notwithstanding anything herein to the contrary, the Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Master Servicer is required or permitted to provide to any Borrower with respect to such Borrower’s Trust Asset to the extent such action does not conflict with the terms of this Agreement, the terms of the Trust Assets or applicable law.  If the Master Servicer is required to deliver any statement, report or other information under any provision of this Agreement, then, the Master Servicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or (z) making such statement, report or information available on its website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x) or (y) or, upon request, clause (z).  The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be reasonably necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator.  Neither the Certificate Administrator nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer.  Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders and allocating Realized Losses to the Certificates in accordance with Section 4.01 of this Agreement and preparing the statements to Certificateholders required by Section 4.02(a) of this Agreement.

(f)                As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Certificate Administrator shall provide the requesting Certificateholder with such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act.  Neither the Certificate Registrar nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(g)               The Certificate Administrator shall make available at its offices, during normal business hours, upon not less than two Business Day’s prior notice, for review by any Privileged Person, originals or copies of documents relating to the Trust Assets, Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or under any of the related Mortgage Loan Documents):

(i)            any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(f) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ii)           the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, received from the Master Servicer or the Special Servicer in respect to each Mortgaged Property;

(iii)          the Mortgage File, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(iv)          any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

Copies of any and all of the foregoing items will be available from the Certificate Administrator upon request.  The Certificate Administrator will be permitted to require payment by the requesting party of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof.  The Certificate Administrator’s obligation under this Section 4.02(h) to make available any document is subject to the Certificate Administrator’s receipt of such document.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

(h)               The Depositor hereby authorizes the Certificate Administrator to make available to Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification in the form of Exhibit L-3 to this Agreement, all the Distribution Date Statements and CREFC® reports delivered or made available pursuant to this Section 4.02 to Privileged Persons.

Section 4.03.            Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding.  In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder.  Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

Section 4.04.            REMIC Compliance.

(a)               The parties intend that the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify each of them as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions at all times any Certificates are outstanding, and the provisions hereof shall be interpreted consistently with this intention.  In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each such REMIC and shall on behalf of each such REMIC:

(i)            make or cause to be made an election, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions;

(ii)           prepare and timely file, or cause to be prepared and timely filed, and cause the Trustee to sign (and the Trustee shall sign), all required Tax Returns for the Lower-Tier REMIC and the Upper-Tier REMIC, using a calendar year as the taxable year for each of such REMIC as required by the REMIC Provisions and other applicable federal, state or local income tax laws;

(iii)          prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions;

(iv)          if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC or is otherwise required by the Code, prepare and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law;

(v)           within 30 days of the Closing Date, obtain a taxpayer identification number for each of the Lower-Tier REMIC and the Upper-Tier REMIC on IRS Form SS-4 and (in the case of the Upper-Tier REMIC only), furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the person that the Certificateholders may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer, the Special Servicer or the Certificate Administrator and necessary to make such filing); and

(vi)          maintain such records relating to the Lower-Tier REMIC and the Upper-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of the Upper-Tier REMIC, and the Holder of the largest Percentage Interest in the Class LR Certificates shall be the tax matters persons of the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d).  The Trustee shall sign all Tax Returns and other reports required by this Section 4.04 and the Certificate Administrator on behalf of the Trustee shall promptly either file them or do as otherwise provided by this Section.  If more than one Holder shall hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person.  The Certificate Administrator shall act as attorney-in-fact and agent for the tax matters person of the Lower-Tier REMIC and the Upper-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, shall be deemed to have consented to the Certificate Administrator’s appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Certificate Administrator has actual knowledge that such action or omission (as the case may be) would cause the termination of the REMIC status of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on the Lower-Tier REMIC or the Upper-Tier REMIC (other than a tax on income expressly permitted to be incurred by the terms of this Agreement).  Notwithstanding any provision of this paragraph to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor, the Trustee, the Master Servicer or the Special Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the first paragraph of this Section 4.04(a) or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence.  In this regard the Certificate Administrator shall (i) exercise reasonable care not to allow the occurrence of any “prohibited transactions” within the meaning of Section 860F(a) of the Code, unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (A) result in a taxable gain, otherwise subject the Lower-Tier REMIC or the Upper-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive any contributions, or any income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause).  None of the Master Servicer, the Special Servicer, the Trustee or the Depositor shall be (i) permitted to take any action that the Certificate Administrator would not be permitted to take pursuant to the preceding two sentences or (ii) responsible or liable (except in connection with taking any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04.  The Depositor, the Trustee, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Trustee’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

(b)               The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Upper-Tier Regular Interests:  (i) each Trust Asset will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Trust Assets will prepay in accordance with the Prepayment Assumption; (ii) none of the Remaining Certificateholder, the Master Servicer and the Certificateholder owning a majority of the Percentage Interest in the Class R and Class LR Certificates will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Trust Asset will be repurchased by the Trust Asset Seller pursuant to Article II hereof.

Section 4.05.            Imposition of Tax on the Trust Fund.

In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Section 860G(d) of the Code or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from amounts in the related Mortgage Loan REO Account and transfer to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, which the Certificate Administrator shall maintain in a separate, non-interest-bearing account, and the Certificate Administrator shall send to the Special Servicer for deposit in the Mortgage Loan REO Account the excess determined by the Certificate Administrator from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(b)(xiii) of this Agreement and the next sentence.  Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund) any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income allocable to the Trust Assets from any “prohibited transaction” under Section 860F(a) of the Code or (ii) the amount of any contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be).  To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates, or the Trustee as Holder of the Lower-Tier Regular Interests, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable.  Neither the Master Servicer, the Special Servicer, the Certificate Administrator, nor the Trustee shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty or the negligence or willful misconduct of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under Section 6.03 of this Agreement, in the case of the Master Servicer, Section 8.01 of this Agreement, in the case of the Trustee or Section 4.04 or 8.01 of this Agreement, in the case of the Certificate Administrator.  Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Trustee’s or the Certificate Administrator’s breaches, acts or omissions, the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer or the Special Servicer and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer or the Special Servicers.

Section 4.06.            Remittances.

On or prior to the Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer with respect to the Trust Assets that it is servicing shall remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, an amount equal to the aggregate of the Available Funds for such Distribution Date.

Section 4.07.            P&I Advances.

(a)               On or before 3:00 p.m. (New York City time) on each Servicer Remittance Date, the Master Servicer shall in the case of all Trust Assets either (i) remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the applicable Mortgage Loan Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances; provided that such amounts in the applicable Mortgage Loan Collection Account shall only be applied up to the related Trust Asset’s pro rata share of the amounts held therein on such date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer, except that the portion of such P&I Advance equal to the CREFC® License Fee for each Mortgage Loan shall not be remitted to the Certificate Administrator but shall instead be remitted to CREFC®.  Any amounts held in the Mortgage Loan Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the applicable Mortgage Loan Collection Account or the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through either (x) the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made or (y) the deposit of Monthly Payments collected prior to the expiration of any applicable grace period that ends after the P&I Advance Determination Date in respect of which such P&I Advances were made).  The Master Servicer shall notify the Trustee and the Certificate Administrator of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Non-recoverable P&I Advances for such Distribution Date, on or before the P&I Advance Determination Date.  If the Master Servicer fails to make a required P&I Advance by 3:00 p.m. (New York City time) on any Servicer Remittance Date, then the Trustee shall make such P&I Advance pursuant to Section 7.06 of this Agreement by 12:00 noon (New York City time) on the related Distribution Date, in each case unless the Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee) by 11:00 a.m. (New York City time) on such Distribution Date or the

Trustee determines that such P&I Advance, if made, would be a Non-recoverable Advance.  Notwithstanding anything to the contrary herein, neither the Master Servicer nor the Trustee shall be required to make P&I Advances on any Companion Participation.

(b)               Subject to Section 4.07(c) and 4.07(d) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Net Trust Asset Interest Rate plus the Trustee/Certificate Administrator Fee Rate and the Trust Advisor Fee Rate) on a Trust Asset that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the related Determination Date, or, in the event of a default in the payment of amounts due on the Maturity Date of a Trust Asset, the amount equal to the Monthly Payment or portion thereof or the Assumed Scheduled Payment not received that was due prior to the Maturity Date.  Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances, with respect to the Trust Assets that it is servicing, is mandatory, and with respect to any applicable Trust Asset or REO Loan, shall continue until the Distribution Date on which Liquidation Proceeds or REO Proceeds, if any, are to be distributed.  The Monthly Payment or Assumed Scheduled Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.26 of this Agreement or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

(c)               Notwithstanding anything herein to the contrary, no P&I Advance shall be required hereunder if the Master Servicer, the Special Servicer (in accordance with the Servicing Standard) or the Trustee (in its reasonable judgment), as applicable, determines that such P&I Advance would, if made, constitute a Non-recoverable P&I Advance.  In addition, neither the Master Servicer nor the Trustee shall make any P&I Advance to the extent that it has received written notice that the Special Servicer has determined that such P&I Advance would, if made, constitute a Non-recoverable P&I Advance.  In making such recoverability determination, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Non-recoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Trust Assets, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Trust Asset are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Non-recoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances for purposes of non-recoverability determinations as if such Unliquidated Advances were unreimbursed P&I Advances.  None of the Master Servicer or Trustee shall make any P&I Advances with respect to delinquent amounts due on any Companion Participation.  If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9-month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the non-recoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund.

Any such determination by the Master Servicer, the Special Servicer or the Trustee that a Non-recoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Non-recoverable P&I Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer, the Special Servicer, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trust Advisor, the Certificate Administrator, the Master Servicer and the Special Servicer, which in each case sets forth such non-recoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is non-recoverable and shall deliver to the Master Servicer, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trust Advisor, the Certificate Administrator, the Trustee, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) notice of such determination, together with a certificate of a Servicing Officer and the supporting information described above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a P&I Advance is a Non-recoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust Fund, any analysis, Appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders and the Companion Participation Holders.

Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer, as applicable, that a P&I Advance, if made, would be a Non-recoverable P&I Advance and (ii) the Master Servicer shall be entitled to rely conclusively on any determination of the Special Servicer that a P&I Advance, if made, would be a Non-recoverable Advance.  In determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Non-recoverable P&I Advance, the Master Servicer shall make such determination in accordance with the Servicing Standard. In determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Non-recoverable P&I Advance, the Special Servicer shall make such determination in accordance with the Servicing Standard (and if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder).  The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Non-recoverable P&I Advance shall be subject to the standard of reasonable judgment.  The Special Servicer shall promptly furnish the Master Servicer and the Trustee with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as each such party may reasonably request for purposes of making recoverability determinations.

(d)               In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.06(a) of this Agreement or any Mortgage Loan Collection Account pursuant to Section 3.06(b) of this Agreement, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Trust Asset or REO Property) out of any amounts then on deposit in the Collection Account or the applicable Mortgage Loan Collection Account (to the extent amounts therein relate to the Trust Assets, taking into account the related Participation Agreement), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement with respect to the Trust Asset that the Master Servicer is servicing.  The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account or the applicable Mortgage Loan Collection Account (to the extent amounts therein relate to the Trust Assets, taking into account the related Participation Agreement).

Notwithstanding anything to the contrary contained in Section 4.06 of this Agreement, (i) neither the Master Servicer nor the Trustee shall make an advance for Excluded Fees or Penalty Charges and (ii) the interest portion of any P&I Advance with respect to a Trust Asset as to which there has been an Appraisal Reduction Amount will be an amount equal to the product of (x) the amount of interest required to be advanced without giving effect to the Appraisal Reduction Amount and (y) a fraction, the numerator of which is the Stated Principal Balance of such Trust Asset as of the immediately preceding Determination Date less any Appraisal Reduction Amount allocable to such Trust Asset and the denominator of which is the Stated Principal Balance of such Trust Asset as of such Determination Date.  All P&I Advances for any Trust Assets that have been modified shall be calculated on the basis of their terms as modified.

The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Trust Asset or any REO Loan allocable to principal shall equal the total amount of such proceeds minus (i) any portion thereof payable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee pursuant to this Agreement and (ii) a portion thereof equal to the interest component of the Monthly Payment(s), as accrued at the related Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received; provided, however, in the event that the interest portion(s) of one or more P&I Advances with respect of such Trust Asset or REO Loan, as applicable, were reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal shall be increased by such amount, and if the amount of the Net Liquidation Proceeds to be applied to principal has been applied to pay the principal of such Trust Asset or REO Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest of such Trust Asset or REO Loan.

(e)               The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06 of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06 of this Agreement and the Master Servicer and the Special Servicer each hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Trust Asset and this Agreement.

Section 4.08.            Realized Losses; Appraisal Reductions.

For purposes of determining whether a Control Termination Event exists, Appraisal Reduction Amounts allocated to the Trust Assets will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class is reduced to zero (i.e., first, to the Class G Certificates, second, to the Class F Certificates, and then, to the Class E Certificates).  Realized Losses shall be allocated in accordance with Section 4.01 hereof.

Section 4.09.            Grantor Trust Reporting.

(a)               The parties intend that the portion of the Trust Fund constituting the Grantor Trust, which consists of the Upper-Tier Regular Interests and the right of the Additional Interest Certificates to receive (and the obligation of the Class X Certificates to pay) Additional Interest Accrual Amounts, the Additional Interest Certificate Account and proceeds thereof shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a “grantor trust” under subpart E, part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention.  In furtherance of such intention, neither the Trustee nor the Certificate Administrator shall have the power to vary the investment of the Class D, Class E, Class F or Class G Certificateholders in the Grantor Trust so as to improve their rate of return or otherwise.  In addition, the Certificate Administrator shall (A) as soon as possible after the Closing Date obtain a taxpayer identification number of the Grantor Trust, (B) file, or cause to be filed, Internal Revenue Service Form 1099 or such other form as may be applicable with the Internal Revenue Service with copies of the statements in the following clause, (C) furnish, or cause to be furnished, to the Class X, Class D, Class E, Class F and Class G Certificateholders, their respective allocable shares of income and expense with respect to Additional Interest Accrual Amounts and the Additional Interest Certificate Account, at the time or times and in the manner required by the Code, respectively, each in the time or times and in the manner required by the Code.

(b)               The Grantor Trust is a WHFIT that is a NMWHFIT.  The Certificate Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Certificate Administrator to do so is provided to the Certificate Administrator on a timely basis.  The Certificate Administrator is hereby directed to assume that DTC is the only “middleman” as defined by the WHFIT Regulations unless the Depositor provides the Certificate Administrator with the identities of other “middlemen” that are Certificateholders.  The Certificate Administrator shall be entitled to rely on the first sentence of this paragraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this paragraph is incorrect.

(c)               The Certificate Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The Certificate Administrator shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method.  The Certificate Administrator shall make available (via its website) WHFIT information to Certificateholders annually.  In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(d)               The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to:  (i) the lack of reasonably necessary information being provided to the Certificate Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator.  Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale.  Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(e)               To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on an appropriate website the CUSIPs for the Certificates that represent ownership of a WHFIT.  The CUSIPs so published will represent the Rule 144A CUSIPs.  The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received.  Absent the receipt of a CUSIP, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP.  The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

Section 4.10.            Determination and Notification of LIBOR.

On each LIBOR Determination Date, the Certificate Administrator shall determine LIBOR.  Any determination of LIBOR by the Certificate Administrator shall, absent manifest error, be conclusive and binding.  Upon the determination of LIBOR, but in no event later than the first day of the relevant Interest Accrual Period, the Certificate Administrator shall give notice of LIBOR for such Interest Accrual Period and the relevant Distribution Date to DTC, Clearstream Luxembourg, Euroclear and the Holders of the Principal Balance Certificates (it being understood and agreed that such notice may be given by the Certificate Administrator by the delivery to such Persons of the applicable Distribution Date Statement).

ARTICLE V.

THE CERTIFICATES

Section 5.01.            The Certificates.

(a)               The Certificates consist of the Class A Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class R Certificates and the Class LR Certificates.

The Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class R and Class LR Certificates will be substantially in the forms of Exhibits A-1 through A-11 to this Agreement, as set forth in the Table of Exhibits to this Agreement.  The Certificates of each Class of Global Certificates will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance or Notional Balance, as applicable, is not a multiple of $1).  With respect to any Global Certificate or any beneficial interest in a Global Certificate, the “Denomination” thereof shall be:

(i)            the amount set forth on a schedule attached thereto or, in the case of any beneficial interest therein, the amount set forth on the books and records of the related Depository Participant or indirect participating brokerage firm, as applicable, (ii) expressed in terms of Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.

Class	Minimum Denomination	Aggregate Denomination of all Certificates of Class
A	$100,000	$227,141,000
X	1,000,000	493,782,965
B	100,000	104,929,000
C	100,000	24,071,000
D	100,000	38,886,000
E	100,000	30,861,000
F	100,000	19,752,000
G	100,000	48,142,965

Each Certificate will share ratably in all rights of the related Class.  The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

(b)               Except insofar as pertains to any Individual Certificate, the Trust Fund, the Certificate Administrator, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of transmitting communications pursuant to Section 5.05(a) of this Agreement, to the extent that the Depositor has provided the Certificate Administrator with the names of Beneficial Owners (even if such Certificateholders hold their Certificates through the Depository) the Certificate Administrator shall provide such information to such Beneficial Owners directly; provided, however that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the Beneficial Owner of a Certificate (or the prospective transferee of such Beneficial Owner), such report, statement or other information will be provided to such Beneficial Owner (or prospective transferee).  The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants.  Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners.  Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners.  Subject to the restrictions on transfer set forth in this Section 5.01 of this Agreement and Applicable Procedures, the holder of a beneficial interest in a Global Certificate may request that the

Certificate Administrator cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates.  Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Certificate Administrator shall cause the issuance and delivery of such Individual Certificates.  The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.  Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

(c)               Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

(d)               The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

(e)               If (i) the Depository advises the Certificate Administrator in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates, the Certificate Administrator shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them.  Upon surrender to the Certificate Administrator of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Administrator shall issue the Individual Certificates.  Neither the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer, the Trust Advisor nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions.  Upon the issuance of Individual Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

(f)                If the Trustee, its agents, the Certificate Administrator, its agents or the Master Servicer or Special Servicer have instituted or have been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer have been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer may in their sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates.  In such event, the Certificate Administrator or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Certificate Administrator or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

(g)               Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Certificate Administrator or the Authenticating Agent and delivered to the Depositor.  All Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator or Authenticating Agent by an authorized officer or signatory.  Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Certificate Administrator or Authenticating Agent shall bind the Certificate Administrator or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-11 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

(h)               If, in connection with any Distribution Date, the Certificate Administrator shall have reported the amount of an anticipated distribution to the Depository based on the expected receipt of any monthly payment based on information set forth in any report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be paid on the last two Business Days preceding such Distribution Date, and the related Borrower fails to make such payments at such time, the Certificate Administrator shall use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date.  Any out-of-pocket costs incurred by the Certificate Administrator as a consequence of a Borrower failing to make such payments shall be reimbursable to the Certificate Administrator as an expense of the Trust Fund.

Section 5.02.            Registration, Transfer and Exchange of Certificates.

(a)               The Certificate Administrator shall keep or cause to be kept at its offices books (the “Certificate Register”) for the registration, transfer and exchange of Certificates (the Certificate Administrator, in such capacity, being the “Certificate Registrar”).  The Depositor, the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.  The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual participants holding beneficial interests in the Trust Fund through the Depository.  The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Master Servicer, Special Servicer, the Trustee, the Trust Advisor, the Certificate Administrator, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary.  An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Section 5.01(g) and Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement.  Upon request of the Certificate Administrator, the Certificate Registrar shall provide the Certificate Administrator with the names, addresses and Percentage Interests of the Holders.

(b)               Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of this Agreement.  Each Certificate surrendered for registration of transfer shall be cancelled and subsequently destroyed by the Certificate Registrar.  Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(g) and 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement.

(c)               In addition to the provisions of Sections 5.01(g) and 5.02(d), (e), (f), (g), and (i) of this Agreement and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Global Certificates shall be subject to the following restrictions:

(i)            Transfers between Holders of Individual Certificates.  With respect to the transfer and registration of transfer of an Individual Certificate (other than an interest in a Class R or Class LR Certificates, and excluding any transfer to and by any

Placement Agent on the Closing Date) to a transferee that takes delivery in the form of an Individual Certificate:

(A)          The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 to this Agreement (an “Investment Representation Letter”), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

(B)          The Certificate Registrar shall register the transfer of an Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if

(1)           the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit G to this Agreement (a “Regulation S Transfer Certificate”), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

(C)          The Certificate Registrar shall register the transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Securities Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Securities Act; and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer.  In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor’s expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

(ii)           Transfers within the Global Certificates.  Notwithstanding any provision to the contrary herein, so long as a Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

(A)          Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period.  If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A).  Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit H to this Agreement given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the ease may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(B)          Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period.  If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B).  Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit I to this Agreement given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(C)          Regulation S Global Certificate to Rule 144A Global Certificate.  If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C).  Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit J to this Agreement given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

(iii)          Transfers from the Global Certificates to Individual Certificates.  Any and all transfers from a Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit F to this Agreement (the “Securities Legend”), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein.  No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

(A)          Transfers of a beneficial interest in a Global Certificate to an Institutional Accredited Investor which is not a Qualified Institutional Buyer will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C) of this Agreement.

(B)          Transfers of a beneficial interest in a Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Section 5.02(c)(i)(A) and (B) of this Agreement, respectively.

(C)          Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to Subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Individual Certificates issued upon transfer or exchange of beneficial interests in the Regulation S Global Certificates after the Restricted Period shall not bear the legend.

Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof.  Unless determined otherwise by the Certificate Registrar and the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Global Certificate shall bear the Securities Legend.

(iv)          Transfers of Individual Certificates to the Global Certificates.  If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv).  Upon receipt by the Certificate Registrar at the Corporate Trust Office of (l) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.05(a) of this Agreement, (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent

Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder’s transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Global Certificate.

(v)           All Transfers.  An exchange of a beneficial interest in a Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificates, so long as the Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

(d)               If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend.  If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar and the Depositor such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Certificate is not a “restricted security” within the meaning of Rule 144 under the Securities Act.  Upon provision of such satisfactory evidence, the

Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

(e)               Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the office of the Certificate Registrar or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange.  Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such office of the Certificate Registrar or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the office of the Certificate Registrar or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.  The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the office of the Certificate Registrar or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact.  The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

(f)                An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Global Certificate pursuant to Section 5.01 of this Agreement) or a beneficial interest in a Global Certificate may only be transferred to Eligible Investors and Regulation S Investors, as described herein.  In the event that a Responsible Officer of the Certificate Registrar has actual knowledge that such an Individual Certificate or beneficial interest in a Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

(g)               Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(h)               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

(i)                Subject to Section 5.02(e) of this Agreement, transfers of the Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i) (other than any transfer to and by any Placement Agent on the Closing Date).  The Certificate Registrar shall register the transfer of a Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter certifying that, among other things, such transferee is a Qualified Institutional Buyer.  In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor’s expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

(j)                No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.  Neither the Depositor, the Master Servicer, the Certificate Administrator, the Trustee nor the Certificate Registrar are obligated to register or qualify the Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(k)

(i)            No Transfer of any Class A, Class, B, Class C or Class D Certificate shall be made to (A) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (B) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Certificate, unless the entity (x) has acquired and is holding the Certificate in reliance on and pursuant to Prohibited Transaction Exemption(“PTE”) 96-

22 or PTE 2002-19, as most recently amended by PTE 2013-08, and the Certificate is rated, on the date hereof, not lower than “BBB-” (or its equivalent) by a rating agency as set forth therein, (y) is an insurance company general account and all requirements of Sections I and III of PTCE 95-60 will be met with respect to its acquisition, holding and disposition of such certificate or (z) is subject to Similar Law and its acquisition, holding and disposition of such Certificates will not result in a nonexempt violation of Similar Law.  Each prospective Purchaser or transferee of a Class A, Class B, Class C or Class D Certificate held in definitive form shall deliver to the Depositor, the Certificate Registrar and the Certificate Administrator, a transfer or representation letter, substantially in the form of Exhibit D-2 to this Agreement, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (1) it has acquired and is holding the Certificate in reliance on and pursuant to PTE 96-22 or PTE 2002-19, as most recently amended by PTE 2013-08, and the Certificate is rated, on the date hereof, not lower than “BBB-” (or its equivalent) by a rating agency as set forth therein, (2) is an insurance company general account and all requirements of Sections I and III of PTCE 95-60 will be met with respect to its acquisition, holding and disposition of such Certificate or, (3) is subject to Similar Law and its acquisition, holding and disposition of such Certificates will not result in a nonexempt violation of Similar Law or, in the case of a Global Certificate, shall be deemed to have made the representation set forth in Exhibit D-2 by virtue of its acquisition or holding of such Certificate.

(ii)                                  No transfer of any Class E, Class F, Class G, Class X, Class R or Class LR Certificate (each, a “Restricted Certificate”) shall be made to (A) a Plan or (B) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the “prohibited transaction” provisions of Sections 406 and 407 of ERISA and Code Section 4975 under Sections I and III of PTCE 95-60, or a Plan subject to Similar Law under circumstances whereby such transfer to such Plan will not constitute or result in a non-exempt violation of Similar Law.  Other than with respect to any transfer to and by any Placement Agent on the Closing Date, each prospective transferee of a Restricted Certificate held in definitive form shall either deliver to the Depositor, the Certificate Registrar and the Certificate Administrator, (i) a transfer or representation letter, substantially in the form of Exhibit D-2 to this Agreement, stating that the prospective transferee is not a Person referred to in (A) or (B) above or (ii) in the event the transferee is such an entity specified in (A) or (B) above (except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity), such entity shall provide any opinions of counsel, officers’ certificates or agreements as may be required by, and in form and substance satisfactory to, the Depositor, the Certificate Administrator, the Trustee and the Certificate Registrar, to the effect that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of

Sections 406 and 407 of ERISA and Code Section 4975, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar to any obligation or liability.  None of the Certificate Administrator or the Certificate Registrar shall register a Class R or Class LR Certificate in any Person’s name unless such Person has provided the letter referred to in clause (i) of the preceding sentence.  The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the “prohibited transaction” provisions of Sections 406 and 407 of ERISA and Code Section 4975 under Sections I and III of PTCE 95-60, or a Plan subject to Similar Law under circumstances whereby such transfer to such Plan will not constitute or result in a non-exempt violation of Similar Law.  Any transfer of a Restricted Certificate that would violate or result in a non-exempt prohibited transaction under ERISA or Code Section 4975 or Similar Law shall be deemed absolutely null and void ab initio.

(l)                                                 Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

(i)                                     Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee.  Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee.  Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Class R and Class LR Certificates and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

(ii)                                  Other than with respect to any transfer to and by any Placement Agent on the Closing Date, no Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, unless, (x) the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur tax liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income from the Class R or Class LR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the proposed transferee or any other U.S. Person and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, the proposed transferor provides a statement substantially in the form attached as Exhibit C-2 (the “Transferor Letter”) to the Certificate Registrar, that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(i) or (iii) are false.

(iii)                               Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

Neither the Certificate Administrator nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register.  The Certificate Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Beneficial Owners made in violation of applicable restrictions.

Upon written notice to the Certificate Registrar, or upon the Certificate Registrar having actual knowledge, that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Code Section 860E(e) as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer.  At the election of the Certificate Registrar and the Certificate Administrator, the Certificate Registrar and the Certificate Administrator may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

Section 5.03.                                   Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, the Certificate Administrator and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.                                   Appointment of Paying Agent.

The Certificate Administrator may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement.  The Certificate Administrator shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein.  The initial Paying Agent shall be the Certificate Administrator.  Except for the Certificate Administrator, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “Baa2” by Moody’s, or shall be otherwise acceptable to each Rating Agency.

Section 5.05.                                   Access to Certificateholders’ Names and Addresses; Special Notices.

(a)                                             If any Certifying Certificateholder or the Master Servicer (for purposes of this Section 5.05, an “Applicant”) applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

(b)                                             Every Certificateholder, by receiving and holding its Certificate, agrees with the Certificate Administrator that the Certificate Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(c)                                              Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall mail (or email) such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register.  The Certificate Administrator may affix a disclaimer to such special notices for any information for which it is not the original source.  The costs and expenses of the Certificate Administrator associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice.  Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

(d)                                             The Certificate Administrator shall, upon request of any Certifying Certificateholder, furnish to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner who is a Qualified Institutional Buyer the information required to be delivered under paragraph (d)(4) of Rule 144A (“Rule 144A Information”), to the extent such information is in the Certificate Administrator’s possession, if at the time of such request periodic reports are not being filed with respect to the Trust under Section 13 or Section 15(d) of the Exchange Act.

Section 5.06.                                   Actions of Certificateholders.

(a)                                             Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and the Trustee and, when required, to the Master Servicer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Certificate Administrator and the Master Servicer, if made in the manner provided in this Section.

(b)                                             The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)                                              Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Certificate Administrator or the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)                                             The Certificate Administrator or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

Section 5.07.                                   Compliance with EU Risk Retention Requirements.

The Depositor shall cause the Sponsor to agree, and to irrevocably and unconditionally undertake, in accordance with (i) up to 1 January 2014 (the “CRR Implementation Date”), Article 122a and (ii) from and including the CRR Implementation Date, Articles 404-410 (the “Applicable Regulation”), so long as the Applicable Regulation or any other similar Eurpoean Union retention requirement is in force and applies to an investment in the Certificates: (i) to retain, or have affiliates that are consolidated with it for accounting purposes at a group level (each such affiliate, a “Consolidated Affiliate”) retain, (a) from the Closing Date to the CRR Implementation Date, in the form specified in paragraph 1(d) of Article 122a both initially and on an ongoing basis, and (ii) from the CRR Implementation Date, in the form specified in paragraph (d) of Article 405(1) on an ongoing basis, a material net economic interest of at least 5% of the aggregate initial outstanding principal balance of the Trust Assets (“122a Retained Interest”); (b) except to the extent permitted by the Applicable Regulation not to sell the 122a Retained Interest and not to enter into, or have any Consolidated Affiliate enter into, any credit risk mitigation, short positions or any other hedges with respect to the 122a Retained Interest which are designed to hedge or transfer the credit risk with respect to the 122a Retained Interest; and (iii) to provide all information in its possession that such Certificateholder may reasonably require in order that such Certificateholder may comply with its obligations under the Applicable Regulation.

The Depositor shall cause the Sponsor to deliver to the Certificate Administrator, no later than two Business Days prior to each Distribution Date, a written notice (a) confirming the Sponsor’s ongoing compliance with its risk retention undertaking in respect of the Applicable Regulation or (b) if it is in breach of such undertaking, a description of the nature of such breach.  To the extent the Certificate Administrator receives notice (i) pursuant to clause (a) of the preceding sentence, the Certificate Administrator’s Distribution Date Statement shall include a statement confirming that the Sponsor has notified it that the Sponsor is in compliance with its risk retention undertaking in respect of the Applicable Regulation or (ii) pursuant to clause (b) of the preceding sentence, the Certificate Administrator shall deliver a copy of such written notice to Certificateholders and the Certificate Administrator’s Distribution Date Statement shall include a statement noting that the Sponsor is in breach of its undertaking in respect of the Applicable Regulation until the Certificate Administrator receives notice from the Sponsor to the contrary.  If the Sponsor fails to deliver a written notice confirming compliance at any time when it has not already delivered a notice of a breach of its risk retention undertaking in respect of the Applicable Regulation, the Certificate Administrator’s Distribution Date Statement shall include a statement noting that the Sponsor has failed to confirm compliance with its risk retention undertaking in respect of the Applicable Regulation.

ARTICLE VI.

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER AND THE TRUST ADVISOR

Section 6.01.                                   Liability of the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor.

The Depositor, the Master Servicer, the Special Servicer and the Trust Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 6.02.                                   Merger or Consolidation of either the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor.

Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and good standing as a national banking association under the laws of the United States of America and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties securing the Trust Assets that it is servicing are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Assets that it is servicing and to perform its respective duties under this Agreement.  In addition, subject to the following paragraph, the Trust Advisor will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Georgia and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor is a party, or any Person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor, shall be the successor of the Master Servicer, the Special Servicer, the Depositor, or the Trust Advisor, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Trust Advisor, as applicable, hereunder, if each of the Rating Agencies has provided a No Downgrade Confirmation relating to the Certificates; provided, however, no Rating Agency shall be required to provide a No Downgrade Confirmation if the Master Servicer, the Special Servicer or the Trust Advisor is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate; provided, further, if the Master Servicer, the Special Servicer or the Trust Advisor enters into a merger and the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, is the surviving entity under applicable law, the Master Servicer, the Special

Servicer or the Trust Advisor, as applicable, shall not, as a result of the merger, be required to provide a No Downgrade Confirmation or obtain the consent of the Depositor.  Notwithstanding the foregoing, no Master Servicer, Special Servicer or Trust Advisor may remain the Master Servicer, Special Servicer or Trust Advisor under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer, the Special Servicer or the Trust Advisor is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

Section 6.03.                                   Limitation on Liability of the Depositor, the Master Servicer, the Trust Advisor and Others.

(a)                                             None of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor nor any affiliates, directors, officers, employees, members, managers or agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor shall be under any liability to the Trust Fund, the Certificateholders, any third-party beneficiary or any Companion Participation Holder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, or any member, manager, affiliate, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Trust Advisor, by reason of any specific liability imposed hereunder for a breach of the Servicing Standard or Trust Advisor Standard, as applicable) in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, and any Affiliate, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.  In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to remit the CREFC® License Fee to CREFC®, to report any such CREFC® License Fee so paid or to make available any Distribution Date Statement to the general public (or in particular, CREFC®).

The Trust Fund shall be indemnified and held harmless by each of the Master Servicer, the Special Servicer and the Trust Advisor (severally and not jointly) for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment or liability relating to this Agreement or the Certificates, incurred by the Trust Fund by reason of such party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder, or by reason of such party’s negligent disregard of its obligations and duties hereunder.

The Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and any affiliate, director, officer, employee, member, manager or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor shall be indemnified and held harmless by the Trust Fund for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement, the Certificates or any Companion Participation, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by such party by reason of its willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of its negligent disregard of obligations and duties hereunder or (ii) in the case of the Depositor and any of its affiliates, directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that such indemnified parties shall be paid out of the Collection Account in accordance with Section 3.06(a) of this Agreement (or, if such matter relates solely and directly to any Mortgage Loan, such indemnified parties shall be paid first from amounts in the applicable Mortgage Loan Collection Account allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance), and then, if funds therein are insufficient, out of the Collection Account (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder)).

The Depositor shall indemnify the Trust Advisor (both in its capacity as Trust Advisor and individually) and each of its Affiliates and each of its directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Depositor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

The Trust Advisor shall indemnify the Depositor (both in its capacity as Depositor and individually) and each of its Affiliates and each of its directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Trust Advisor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Trust Advisor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

(b)                                             None of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor shall be under any obligation to appear in, prosecute or defend any legal action, unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Trust Fund; provided, however, that each of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor shall be entitled to be reimbursed therefor from the Collection Account (in accordance with Section 3.06(a) of this Agreement (or, if such matter relates solely and directly to any Mortgage Loan, such indemnified parties shall be paid first from amounts in the applicable Mortgage Loan Collection Account allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance), and then, if funds therein are insufficient, out of the Collection Account (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Participation Agreement to obtain reimbursement for a pro rata and pari passu portion of such amount allocable to the related Companion Participation from the related Companion Participation Holder)).

(c)                                              The terms of this Section 6.03 shall survive the termination of any party hereto or of this Agreement.

Section 6.04.                                   Limitation on Resignation of the Master Servicer, the Special Servicer and the Trust Advisor; Termination of the Master Servicer and the Special Servicer.

(a)                                             Each of the Master Servicer, the Special Servicer and the Trust Advisor may assign its respective rights and delegate its respective duties and obligations under this Agreement, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement, (B) shall be acceptable to each Rating Agency as confirmed in a No Downgrade Confirmation delivered to the Trustee and the Certificate Administrator relating to the Certificates, (C) shall execute and deliver to the Trustee and the Certificate Administrator an agreement that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, the Special Servicer or the Trust Advisor, as applicable under this Agreement from and after the date of such agreement and (D) shall not be a Prohibited Party; (ii) the Master Servicer, the Special Servicer or the Trust Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iii) the rate at which the Servicing Compensation, Special Servicing Compensation or Trust Advisor Fee, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect.  Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Trust Advisor, as applicable, hereunder.

(b)                                             Except as provided in Section 6.02 of this Agreement and this Section 6.04, the Master Servicer, the Special Servicer and the Trust Advisor shall not resign from its respective obligations and duties hereby imposed on it except upon determination that performance of its duties hereunder is no longer permissible under applicable law.  Any such determination permitting the resignation of the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s or Trust Advisor’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

(c)                                              The Trustee shall be permitted to remove the Master Servicer or the Special Servicer upon a Master Servicer Event of Default or a Special Servicer Event of Default, as applicable.  Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Master Servicer or the Special Servicer has been paid any unpaid Servicing Compensation or Special Servicing Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Master Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Master Servicer, the successor Master Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Master Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Master Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Master Servicer had immediately prior to its termination without regard to the operation of this paragraph.

No resignation or removal of the Master Servicer, the Special Servicer or the Trust Advisor as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Master Servicer, Special Servicer or Trust Advisor shall have assumed the resigning or terminated Master Servicer’s, the Special Servicer’s or Trust Advisor’s responsibilities, duties, liabilities and obligations hereunder.  If no successor Master Servicer, Special Servicer or Trust Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Trust Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Trust Advisor shall be treated as Realized Losses.

Section 6.05.                                   Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer.

Solely with respect to their performance of their respective duties under this Agreement, the Master Servicer and the Special Servicer shall afford the Depositor, the Placement Agents, the Certificate Administrator, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations.  Upon written request, the Master Servicer and/or the Special Servicer, as applicable, shall furnish to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee its most recent publicly available financial statements (or, with respect to the Master Servicer, those of its ultimate parent) and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise any rights of such Person hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  In the event the Depositor or its designee undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account (or with respect to any expense allocable to a Mortgage Loan, the Mortgage Loan Collection Account), as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  None of the Depositor, the Certificate Administrator or the Trustee and neither the Master Servicer, with respect to the Special Servicer, or the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.  Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06.                                   The Master Servicer or Special Servicer as Owners of a Certificate.

The Master Servicer or an Affiliate of the Master Servicer, or the Special Servicer or an Affiliate of the Special Servicer, may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof.  If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may but need not seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take.  The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine.  If at any time Certificateholders holding a majority of the Voting Rights of all Certificateholders and, if no Control Termination Event has occurred and is continuing, the Directing Holder (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard.  The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph.  It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07.                                   The Directing Holder.

(a)                                             For so long as no Control Termination Event has occurred and is continuing, the Directing Holder shall be entitled to advise the Special Servicer with respect to all Specially Serviced Mortgage Loans and all matters that the Special Servicer is processing with respect to Performing Mortgage Loans, and in any event subject to this Section 6.07, with respect to any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Holder has objected in writing within ten business days after receipt of the written recommendation and analysis provided by the Special Servicer (each of the following, a “Major Decision”):

(i)                                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(ii)                                  any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term of any term of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(iii)                               any sale of a Defaulted Trust Asset or REO Property for less than the applicable Repurchase Price;

(iv)                              any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(v)                                 any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi)                              any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the Borrower or consent to the incurrence of additional debt;

(vii)                           releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(viii)                        any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(ix)                              any acceleration of a Mortgage Loan following a default or an event of default with respect to a Mortgage Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(x)                                 any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or Companion Participation Holder, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xi)                              the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a Borrower; and

(xii)                           reallocations of earnouts, holdbacks or future funding commitments;

provided that, in the event that the Special Servicer determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Holder is necessary to protect the interests of the Certificateholders and the related Companion Participation Holder (as a collective whole as if such Certificateholders and Companion Participation Holder constituted a single lender), the Special Servicer may take any such action without waiting for the Directing Holder’s response.

In addition, unless a Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan as the Directing Holder may reasonably deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph or this paragraph, may require or cause the Special Servicer to violate any provision of any Mortgage Loan, applicable law, any related Participation Agreement, this Agreement or the REMIC Provisions (which, for the avoidance of doubt, includes the Special Servicer’s obligations to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder).

With respect to the Trust Assets, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder, but only to the extent that such consultation or consent would have been required if no Control Termination Event has occurred and is continuing.  Such consultation will not be binding on the Special Servicer.

With respect to the Trust Assets, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Trust Advisor (on a non-binding basis) in connection with any Major Decision and to consider alternative actions recommended by the Trust Advisor.  Such consultation will not be binding on the Special Servicer.

In the event the Special Servicer determines that a refusal to consent by the Directing Holder or any advice from the Directing Holder (which such consent or advice would otherwise cause the Special Servicer to violate the terms of any Mortgage Loan, applicable law or this Agreement, including without limitation, the Servicing Standard), the Special Servicer shall disregard such refusal to consent or advise and notify the Directing Holder, the Trustee, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), of its determination, including a reasonably detailed explanation of the basis therefor.  The taking of, or refraining from taking, any action by the Special Servicer in accordance with the direction of or approval of the Directing Holder that does not violate any applicable law, the related Loan Documents, any related Participation Agreements, the REMIC Provisions or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Special Servicer.

(b)                                             Notwithstanding anything to the contrary contained herein (i) if a Control Termination Event has occurred and is continuing, the Directing Holder shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Directing Holder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Special Servicer and any other applicable party shall consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) if a Consultation Termination Event has occurred and is continuing, the Directing Holder shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under this Agreement.

(c)                                              The Directing Holder will be responsible for its own expenses. The Directing Holder shall not owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer, any Certificateholder (including the Directing Holder, if applicable) or any Companion Participation Holder.  The Directing Holder shall not have any liability to the Trust or the Certificateholders (including the Directing Holder, if applicable) or any other Companion Participation Holder for any action taken, or for refraining from the taking of any action or the giving of any consent, pursuant to this Agreement, or for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder will be deemed to have acknowledged and agreed that the Directing Holder:

(i)                                     may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(ii)                                  may act solely in the interests of the holders of the Controlling Class or the Companion Participation Holder;

(iii)                               does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class, to the extent the Controlling Class Representative is the Directing Holder);

(iv)                              may take actions that favor the interests of the holders of the Controlling Class or the related Companion Participation Holder over the interests of the holders of one or more Classes of Certificates; and

(v)                                 will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), for having so acted as set forth in clauses (i)—(iv) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof for having so acted.

(d)                                             At such time as there is no Controlling Class in accordance with the definition thereof, the Directing Holder shall have no rights under this Agreement.

Written notice of the identification of each Directing Holder, as set forth on Schedule II to this Agreement, shall be provided to the Master Servicer and the Special Servicer on or prior to the Closing Date.

The Master Servicer, the Special Servicer, the Trustee or the Trust Advisor may from time to time request that the Certificate Administrator provide the name of the then-current Directing Holder.  Upon such request, the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) provide the name of the then-current Directing Holder to the Master Servicer, the Special Servicer, the Trustee or the Trust Advisor, as applicable, but only to the extent the Certificate Administrator has actual knowledge of the identity of the then-current Directing Holder; provided that if the Certificate Administrator does not have actual knowledge of the identity of the then-current Directing Holder, then (i) the Certificate Administrator shall determine which Class is the Controlling Class, (ii) the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) request from the Depository, to the extent reasonably available, the list of Beneficial Owners of the Controlling Class and (iii) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request and the Certificate Administrator shall provide such list to the Master Servicer, the Special Servicer, the Trustee or the Trust Advisor.  Any expenses incurred in connection with obtaining the information described in clause (ii) above shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses shall be at the expense of the Trust Fund.  The Master Servicer, the Special Servicer, the Trustee and the Trust Advisor shall be entitled to conclusively rely on any such information so provided.

(e)                                              To the extent the Master Servicer or the Special Servicer has actual knowledge of any change in the identity of a Directing Holder or the list of Holders (or Beneficial Owners, if applicable) of the Controlling Class, then the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer or the Special Servicer, as applicable; provided, that, if such notice has been provided by the Special Servicer, the Master Servicer shall not be required to provide such notice pursuant to the foregoing.

ARTICLE VII.

DEFAULT

Section 7.01.                                   Events of Default.

(a)                                 With respect to the Master Servicer, “Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)                                     any failure by the Master Servicer (A) to make any deposit required to the Collection Account or the Mortgage Loan Collection Account on the day and by the time such deposit was first required to be made under the terms of this Agreement, which failure is not remedied within two Business Days,(B) to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted (including, without limitation, any required P&I Advance, unless the Master Servicer determines such P&I Advance is a Non-recoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (C) to remit to any Companion Participation Holder, as and when required by this Agreement or any related Participation Agreement, any amount required to be so remitted (which failure continues for two Business Days);

(ii)                                  any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Companion Participation Holder; provided, however, if such failure is capable of being cured and the Master Servicer is diligently pursuing such cure, such 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(iii)                               any breach on the part of the Master Servicer of any representation or warranty contained in Section 2.04(a) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Companion Participation Holders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Companion Participation Holder; provided, however, if such breach is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)                              a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)                                 the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(vi)                              the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii)                           a servicing officer of the Master Servicer obtains actual knowledge that DBRS or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS or Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer as the sole or material factor in such rating action.

Then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates (or for so long as no Control Termination Event has occurred and is continuing, at the written direction of the Directing Holder), the Trustee shall, terminate all of the rights and obligations of the Master Servicer (other than as provided in Section 7.01(c)).  In the case of clause (vii), the Trustee shall be required to notify Certificateholders of the Master Servicer Event of Default and request whether such Certificateholders and the Companion Participation Holders favor such termination.

Notwithstanding the foregoing, if a Master Servicer Event of Default affects a Companion Participation, and the Master Servicer is not otherwise terminated, any related Companion Participation Holder will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Mortgage Loan is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original subservicer is in default under the related sub-servicing agreement and the Master Servicer may terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Mortgage Loan; provided that the Trustee shall direct the Master Servicer to obtain a No Downgrade Confirmation (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, then the Master Servicer shall also be terminated as Special Servicer.

If the Master Servicer receives notice of termination under this Section 7.01(a) solely due to an Event of Default under Section 7.01(a)(vii) of this Agreement and if the Master Servicer to be terminated pursuant to this Section 7.01(a) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(a).  Upon receipt of the “request for proposal” materials, the Trustee shall promptly thereafter (using such “request for proposal”

materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.04 and 7.02 of this Agreement (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer.  The materials provided to the Trustee shall provide for soliciting bids:  (i) on the basis of such successor Master Servicer retaining all Sub Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans for which it was the Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Trust Asset serviced, the excess of the related Servicing Fee Rate minus 0.025% (2.5 basis points) (each, a “Servicing Retained Bid”); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.01(c) of this Agreement (each, a “Servicing Released Bid”).  The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive a No Downgrade Confirmation within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such No Downgrade Confirmation is obtained.  The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer; provided, however, that the initial Master Servicer may request and obtain an additional 20 days for such sale and assumption to be completed so long as the initial Master Servicer delivers to the Trustee an Officer’s Certificate stating that the sale and assumption of the right to service the Trust Assets cannot be completed in the initial 45-day period and specifying the reasons therefor.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the Master Servicer to be terminated pursuant to this Section 7.01(a), the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

The Master Servicer to be terminated pursuant to this Section 7.01(a) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Trust Assets, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the Master Servicer to be terminated pursuant to Section 7.01(a) of this Agreement shall reimburse the Trustee for all reasonable “out of pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(a).  The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02 of this Agreement.

Notwithstanding anything to the contrary in this Article VII, if the Master Servicer shall timely deliver the notice and request for proposal materials referred to in the fourth preceding paragraph, no resignation or termination of the Master Servicer shall be effective in connection with a Master Servicer Event of Default under Section 7.01(a)(vii) of this Agreement, and the Master Servicer shall continue to perform as such and to collect the servicing fee until the conclusion of the process described in this Section 7.01(a).

(b)                                             “Special Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)                                     for each Mortgage Loan, any failure by the Special Servicer to deposit into the Mortgage Loan REO Account, or to remit to Master Servicer for deposit into, the Collection Account or the related Mortgage Loan Collection Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to deposit or remit such amount to the Master Servicer shall not be an Event of Default if such failure is remedied within two Business Days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimburse the Trust for any resulting advance interest due to the Master Servicer; or

(ii)                                  any failure on the part of the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Special Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Companion Participation Holder; provided, however, if such failure is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days;

(iii)                               any breach on the part of the Special Servicer of any representation or warranty contained in Section 2.04(b) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Companion Participation Holders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Companion Participation Holder; provided, however, if such breach is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)                              a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)                                 the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property;

(vi)                              the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii)                           a servicing officer of the Special Servicer obtains actual knowledge that DBRS or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS or Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Special Servicer as the sole or material factor in such rating action.

Then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder), the Trustee shall, terminate all of the rights and obligations of the Special Servicer (other than the rights to indemnification provided in Section 6.03(a) of this Agreement and compensation provided in Section 3.12(c) of this Agreement).  In the case of clause (vii) above, the Trustee shall be required to notify Certificateholders and the Companion Participation Holders of such Special Servicer Event of Default and request whether such Certificateholders and the Companion Participation Holders, favor such termination.

(c)                                              In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the “Terminating Party”) shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Trust Assets and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement notwithstanding any such termination, and with respect to the Special Servicer, shall also be entitled to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c) of this Agreement and any successor Special Servicer shall not be entitled to such Workout Fee received by the terminated Special Servicer).  On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder), the Trust Assets, the Mortgage Loans, or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Trust Assets and related documents, or otherwise.  The Master Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the applicable Mortgage Loan Collection Account, any Mortgage Loan REO Account, Lock-Box Account or Cash Management Account or which shall thereafter be received with respect to the Trust Assets, and shall promptly provide the Terminating Party or such successor Master Servicer or successor Special Servicer (which may include the Trustee) all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder.  All reasonable costs and expenses of the Terminating Party (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special

Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.  If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

Section 7.02.                                   Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement, the Terminating Party (subject to Section 7.01(a) and Section 7.01(c)) shall be its successor, until such successor is appointed by the Trustee as provided in this Section 7.02 or Section 3.22(c), as applicable, in all respects in its capacity as the Master Servicer or the Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof, provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder.  The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided to the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination.  The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as the Master Servicer or the Special Servicer.  The Terminating Party shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Trust Asset or any Mortgage Loan hereunder.  As compensation therefor, the Terminating Party as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Terminating Party’s succession to which such predecessor Master Servicer or Special Servicer would have been entitled if such predecessor Master Servicer or Special Servicer, as applicable, had continued to act hereunder.  In the event any Advances made by the Master Servicer or the Trustee with respect to any Trust Asset or Mortgage Loan shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances on such Trust Asset or Mortgage Loan and interest hereunder shall be applied entirely to such Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full.  Notwithstanding the above, the Trustee may or shall, (i) if it shall be unwilling or unable to so act, (ii) if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request in writing to the Trustee or (iii) if the Trustee is not an “approved” servicer by any of the Rating Agencies for asset pools similar to the Trust Fund, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that the Trustee shall obtain a No Downgrade Confirmation.  No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder, which appointment has been approved if no Control Termination Event has occurred and is continuing, by the Directing Holder, such approval not to be unreasonably withheld.  Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.  Pending the appointment of a successor to the Special Servicer, the Trustee shall act in such capacity.  In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Trust Assets, Mortgage Loans, or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses.  Any successor Special Servicer shall be subject to the rights of the Directing Holder under Section 3.22(b) of this Agreement.  The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Section 7.03.                                   Notification to Certificateholders and Other Persons.

(a)                                             Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the Trust Advisor, and to each Companion Participation Holder at its address appearing in the Companion Participation Holder Register.

(b)                                             Within 30 days after the occurrence of any Event of Default or Trust Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to the Depositor, the Certificate Administrator (who shall then notify all Holders of Certificates), each Companion Participation Holder, the 17g-5 Information

Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), notice of such Event of Default or Trust Advisor Termination Event, unless such Event of Default or Trust Advisor Termination Event shall have been cured or waived.

Section 7.04.                                   Other Remedies of Trustee.

During the continuance of any Master Servicer Event of Default or a Special Servicer Event of Default, so long as the Master Servicer Event of Default or Special Servicer Event of Default, as applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01 of this Agreement, shall have the right, in its own name as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of any Companion Participation, of the related Companion Participation Holder (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, which expense shall be allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

Section 7.05.                                   Waiver of Past Events of Default and Trust Advisor Termination Events; Termination.

The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, together with each affected Companion Participation Holder (to the extent they are adversely affected by such Event of Default), on behalf of all Holders of Certificates waive any default by the Master Servicer, the Special Servicer or the Trust Advisor in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, any Mortgage Loan Collection Account or the Lower-Tier Distribution Account, or in remitting payments as received, in each case in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default or Trust Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.06.                                   Trustee as Maker of Advances.

In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Master

Servicer with respect to Property Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Property Advances and (y) by 12:00 noon (New York City time) on the related Distribution Date with respect to P&I Advances pursuant to the Trustee’s receipt of notice of failure pursuant to Section 4.07(a) of this Agreement unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date.  With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Non-recoverable P&I Advance or Property Advance, as the case may be (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer’s default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances.  The Trustee shall be entitled to conclusively rely on any notice given with respect to a Non-recoverable Advance or any determination of non-recoverability in connection therewith by the Master Servicer hereunder.

Section 7.07.                                   Termination of the Trust Advisor.

(a)                                             A “Trust Advisor Termination Event” means any one of the following events whether any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                                     any failure by the Trust Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Trust Advisor by any party hereto or to the Trust Advisor, the Certificate Administrator and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Trust Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                                  any failure by the Trust Advisor to perform in accordance with the Trust Advisor Standard which failure shall continue unremedied for a period of 30 days;

(iii)                               any failure by the Trust Advisor to be an Eligible Trust Advisor, which failure shall continue unremedied for a period of 30 days;

(iv)                              a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trust Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)                                 the Trust Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Trust Advisor or of or relating to all or substantially all of its property; or

(vi)                              the Trust Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Trust Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail (or e-mail), unless the Certificate Administrator has received notice that it has been remedied.

(b)                                             If a Trust Advisor Termination Event occurs then, and in each and every such case, so long as such Trust Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Trust Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Trust Advisor.  The provisions set forth in the foregoing sentences of this Section 7.07(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other.  The Trust Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions other than may arise, as a result of the failure to comply with the above described procedures.

(c)                                              As soon as practicable, but in no event later than 15 Business Days after (i) the Trust Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Trust Advisor, either (i) the Trustee may or (ii) upon the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee will be required to, appoint a successor Trust Advisor that is an Eligible Trust Advisor, which successor Trust Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Trust Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Trust Advisor to the Master Servicer, the Special Servicer, the Directing Holder and each Certificateholder promptly after such appointment.  The appointment of the successor Trust Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Notwithstanding the foregoing, if the Trustee is unable to find a successor Trust Advisor within 30 days of the termination of the Trust Advisor, the Depositor shall be permitted to find a replacement. Unless and until a replacement Trust Advisor is appointed, no party shall act as the Trust Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Trust Advisor shall not be applicable until a replacement Trust Advisor is appointed thereunder.

(d)                                             Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Trust Advisor with a proposed successor Trust Advisor that is an Eligible Trust Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Trust Advisor of such request by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Trust Advisor with respect to the Trust Assets hereunder (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Trust Advisor.  The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s Website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable out-of-pocket expenses of posting such notices.

(e)                                              Upon any termination of the Trust Advisor and appointment of a successor to the Trust Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Certificateholders, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and, if no Consultation Termination Event has occurred and is continuing, the Directing Holder.  In the event that the Trust Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

(f)                                               If there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class X, Class R and Class LR Certificates, all of the rights and obligations of the Trust Advisor hereunder (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Trust Advisor is terminated pursuant to this Section 7.07(f), then no replacement Trust Advisor will be appointed.

ARTICLE VIII.

CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

Section 8.01.                                   Duties of Trustee and Certificate Administrator.

(a)                                             Each of the Trustee and the Certificate Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty.  During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and Section 7.05 of this Agreement shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                             The Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee or the Certificate Administrator, as applicable, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder.  If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to such Trustee’s or such Certificate Administrator’s reasonable satisfaction, such Trustee or such Certificate Administrator will provide notice thereof to the Certificateholders.

(c)                                              None of the Trustee, the Certificate Administrator or any of their officers, directors, employees, agents or “control” persons within the meaning of the Securities Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee, the Certificate Administrator or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)                                     The Trustee’s and the Certificate Administrator’s duties and obligations shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in regard to such party in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, as the case may be, the

Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

(ii)                                  Neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, unless it shall be proved that the Trustee or the Certificate Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

(iii)                               Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as the case may be, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as the case may be, under this Agreement;

(iv)                              Neither the Trustee nor the Certificate Administrator nor any of their directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or Certificate Administrator, respectively, and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, the Special Servicer, the Depositor, the Trust Advisor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)                                 Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee or Certificate Administrator in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be an expense of the Trust Fund (or, if such matter relates solely and directly to any Mortgage Loan, shall be allocated on a pro rata and pari passu basis as between the Trust Asset and the related Companion Participation (based on the Trust Asset’s and related Companion Participation’s Stated Principal Balance)), and the Trustee or the Certificate Administrator, as applicable, shall be entitled, as provided in Section 3.06 hereof, to be reimbursed therefor from amounts on deposit in the related Mortgage Loan Collection Account and identified on the Trust Ledger, unless such legal action arises out of the negligence or bad faith of the Trustee or Certificate Administrator, as applicable, or any breach of an obligation, representation, warranty or covenant of the Trustee or Certificate Administrator, as applicable, contained herein; and

(vi)                              Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or Certificate Administrator, as applicable, obtains actual knowledge of such failure.  Neither the Trustee nor the Certificate Administrator shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or Certificate Administrator, as applicable, pursuant to this Agreement.

None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee or the Certificate Administrator, in its capacity as Certificate Administrator, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as the case may be, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as the case may be, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Trust Advisor under this Agreement, except, in the case of the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement.  Neither the Trustee or the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement.  Notwithstanding any other provision hereof, however, whenever acting as or instead of the Master Servicer or Special Servicer hereunder, the Trustee and the Certificate Administrator shall comply with the Servicing Standard.

Section 8.02.                                   Certain Matters Affecting the Trustee and the Certificate Administrator.

(a)                                             Except as otherwise provided in Section 8.01 of this Agreement:

(i)                                     The Trustee and the Certificate Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)                                  Each of the Trustee and the Certificate Administrator may consult with counsel and any written advice of such counsel, or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)                               (A) Neither the Trustee nor the Certificate Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as the case may be, reasonable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby, provided that nothing contained herein shall relieve the Trustee or the Certificate Administrator, as the case may be, of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; and (B) the right of the Trustee and the Certificate Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee or the Certificate Administrator, as the case may be, shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)                              None of the Trustee, the Certificate Administrator or any of their directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Securities Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as the case may be, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)                                 Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as the case may be, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as the case may be, not reasonably assured to the Trustee or the Certificate Administrator, as the case may be, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as the case may be, may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Trust Advisor if an Event of Default or Trust Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Trust Advisor, respectively, and otherwise by the Certificateholders requesting the investigation;

(vi)                              The Trustee may execute any of the trusts or powers hereunder and the Trustee and the Certificate Administrator may perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder, provided, however, that the Trustee or the Certificate Administrator, as the case may be, may not perform any duties hereunder through any Person that is a Prohibited Party; and

(vii)                           In no event shall the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)                                             Following the Startup Day, neither the Trustee nor the Certificate Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

(c)                                              All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee and the Certificate Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee and the Certificate Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

The Trustee shall not have a duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Trust Asset by any Trust Asset Seller pursuant to this Agreement or the eligibility of any Trust Asset for purposes of this Agreement.

(d)                                             Each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder.  For the avoidance of doubt, the Certificate Administrator and the Trustee, in its capacity as secured party under the Pledge and Account Control Agreement, each shall be entitled to all of the rights, protections, immunities and indemnities afforded to the Trustee hereunder.

(e)                                              In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for purposes of this clause (e), “Applicable Law”), the Certificate Administrator and the Trustee, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Certificate Administrator or the Trustee.  Accordingly, each of the parties hereto agrees to provide to the Certificate Administrator and the Trustee, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Certificate Administrator and the Trustee to comply with Applicable Law.

Section 8.03.                                   Trustee and the Certificate Administrator Not Liable for Certificates or Trust Assets.

The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer, or the Special Servicer and the Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer and the Special Servicer assume no responsibility for their correctness.  The Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any offering circular used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Trust Asset, or related document.  Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Trust Asset, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement.  Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for:  (i) the existence, condition and ownership of any Mortgaged Property; (ii) the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) or the enforceability thereof; (iii) the existence of any Trust Asset or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant Section 7.02 of this Agreement); (iv) the validity of the assignment of any Trust Asset to the Trust Fund or of any intervening assignment; (v) the completeness of any Mortgage File; the performance or enforcement of any Trust Asset (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (vi) the compliance by the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; (vii) any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, the acts or omissions of any of the Depositor, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Certificate Administrator, the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; (viii) the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of them on behalf of the Trust Fund or the Trustee hereunder; or (ix) any action by or omission of the Trustee or the Certificate Administrator taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement.  The Trustee and the Certificate Administrator shall not be accountable for the use or application by the Depositor, the Certificate Administrator, (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer in respect of the assignment of the Trust Assets or deposited in or withdrawn from the Collection Accounts, any Mortgage Loan Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Borrower Accounts, any Mortgage Loan REO Account or any Excess Liquidation Proceeds Account or any other account maintained by or on behalf of the Certificate Administrator, the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator.  Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement.  In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as the case may be, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.  The Depositor is not obligated to monitor or supervise the performance of the Trustee or the Certificate Administrator under this Agreement or otherwise.

Section 8.04.                                   Trustee and Certificate Administrator May Own Certificates.

The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Trust Advisor and the Placement Agents in banking transactions, with the same rights it would have if it were not Trustee, Certificate Administrator or such agent, as the case may be.

Section 8.05.                                   Payment of Trustee’s and Certificate Administrator’s Fees and Expenses; Indemnification.

(a)                                             On each Distribution Date, prior to the distribution of amounts to the Certificateholders, the Certificate Administrator shall be entitled to withdraw and pay the Trustee and itself its respective portion of the Trustee/Certificate Administrator Fee, as applicable, as reasonable compensation from amounts remitted to the Lower-Tier Distribution Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Certificate Administrator at the Trustee/Certificate Administrator Fee Rate.

(b)                                             In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (other than the rights of the Special Servicer to receive any Workout Fee specified in Section 3.12(c) of this Agreement in the event that the Special Servicer is terminated).

(c)                                              The Trustee and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), which the Certificate Administrator will be entitled to withdraw from the Distribution Accounts prior to the distribution to Certificateholders to the extent set forth herein and to the extent such payments are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01 of this Agreement, the Trustee or the Certificate Administrator shall not refuse to perform any of their respective duties hereunder solely as a result of the failure to be paid their respective portions of the Trustee/Certificate Administrator Fee, or the Trustee’s previously incurred expenses or the Certificate Administrator’s previously-incurred expenses, as applicable.  The term “unanticipated expenses incurred by the REMIC” shall include any fees, expenses and disbursement of any separate Trustee or co-Trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and are attributable to the Lower-Tier REMIC or the Upper-Tier REMIC and the losses, liabilities, damages, claims or expenses (including reasonable attorneys’ fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement attributable to the Lower-Tier REMIC or the Upper-Tier REMIC, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or Special Servicer (except in the case of removal of the Special Servicer without cause), as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

(d)                                             Each of the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor (each, for purposes of this Section 8.05(d), an “Indemnifying Party”) shall

(severally and not jointly) indemnify the Trustee (both in its capacity as Trustee and individually), the Certificate Administrator (both in its capacity as Certificate Administrator and individually) and the Custodian and each of their Affiliates and each of the directors, officers, employees and agents of the Trustee and the Certificate Administrator and each of their Affiliates (each, for purposes of this Section 8.05(d), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-servicer).

The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement, the Trust Assets or the Certificates other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to this Section 8.05(d).  The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

(e)                                              Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation, removal or termination of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, regarding rights accrued prior to such resignation, removal or termination and (with respect to any acts or omissions during its respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator, the Certificate Registrar or the Custodian.

(f)                                               This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

(g)                                              Each of the Certificate Administrator, the Custodian and the Trustee (in each case with respect to itself only, for purposes of this Section 8.05(g), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Depositor, the Trust Fund, the Master Servicer and the Special Servicer and their respective Affiliates and each of the directors, officers, employees and agents of the Master Servicer and the Special Servicer and their respective Affiliates (each, for purposes of this Section 8.05(g), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

(h)                                             The Certificate Administrator (for purposes of this Section 8.05(h), the “Indemnifying Party”) shall, solely in its capacity as the 17g-5 Information Provider, indemnify the Trust Asset Seller, the Depositor and the Placement Agents (each, for purposes of this Section 8.05(h), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to (i) the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or gross negligence in the performance of its duties hereunder or by reason of grossly negligent disregard of its obligations and duties hereunder or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such willful misconduct, bad faith, fraud or gross negligence in the performance of its duties hereunder or by reason of grossly negligent disregard referred to in clause (i) above by the Indemnifying Party.

Section 8.06.                                   Eligibility Requirements for Trustee and Certificate Administrator.

The Trustee and Certificate Administrator hereunder shall at all times:

(i)                                     be a corporation or association organized and doing business under the laws of any state or the United States of America,

(ii)                                  be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement,

(iii)                               have a combined capital and surplus of at least $50,000,000,

(iv)                              have a rating on its unsecured long term debt of at least “AA(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) (or “A” by DBRS if it has a short-term debt rating of at least “R-1(middle)” from DBRS) and “A2” by Moody’s (or “A3” by Moody’s if the Trustee or the Certificate Administrator, as applicable, has a short term debt rating of at least “P-1” from Moody’s) shall not have withdrawn, qualified or downgraded its ratings of securities in a commercial mortgage loan securitization as a result of the performance by such Trustee or Certificate Administrator thereunder (or such other rating with respect to which the Rating Agencies have provided a No Downgrade Confirmation),

(v)                                 be subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except, in the case of the Trustee, during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to Section 7.02 of this Agreement) and

(vi)                              not be a Prohibited Party.

Notwithstanding the foregoing, if the Trustee or the Certificate Administrator meets the provisions of clauses (i) through (iii), (v) and (vi) above, but does not meet the provisions of clause (iv) above, the Trustee or the Certificate Administrator, as the case may be, shall be deemed to meet the provisions of such clause (iv) if it appoints a fiscal agent as a backup liquidity provider, provided that such fiscal agent meets the provisions of clauses (i) through (vi) above and shall have assumed in writing all obligations of the Trustee or the Certificate Administrator, as the case may be, to make Advances under this Agreement as and when required of the Trustee or the Certificate Administrator, as the case may be.  If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of either Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax.  If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement.

Section 8.07.                                   Resignation and Removal of Trustee and Certificate Administrator.

The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustee, the Depositor, the Certificate Administrator, the Trust Advisor, the Master Servicer, the Special Servicer, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).  Upon notice of resignation from the Trustee, the Master Servicer shall promptly appoint a successor trustee, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement and shall be, if no Control Termination Event has occurred and is continuing, acceptable to the Directing Holder.  Upon notice of resignation from the Certificate Administrator, the Trustee shall promptly appoint a successor certificate administrator, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement.  If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor.  The Trustee or the Certificate Administrator, as applicable, shall bear all reasonable out of pocket costs and expenses of each other party hereto and each Rating Agency in connection with its resignation.

If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 of this Agreement and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as the case may be (or of its property), shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as the case may be (or of its property or affairs), for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer may remove the Trustee or the Certificate Administrator, as the case may be, and the Depositor or the Master Servicer shall promptly appoint a successor by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as the case may be, so removed and to the successor.

The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee or the Certificate Administrator and appoint a successor by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer and Special Servicer, one complete set to the Trustee, one complete set to the Certificate Administrator, and one complete set to the successor trustee or certificate administrator, as applicable.

In addition, if the Trustee or the Certificate Administrator is terminated without cause, the terminating party shall pay all of the expenses of the Trustee or the Certificate Administrator, as the case may be, necessary to affect the transfer of its responsibilities to the successor.

In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Trust Assets shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

In the event that the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Trust Assets shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

Upon the resignation, assignment, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) other than as provided in the next sentence, the outgoing Trustee, at its own expense without right to reimbursement therefor, shall (i) endorse the original executed Note for each Mortgage Loan (to the extent that the original executed Note for each Mortgage Loan was endorsed to the outgoing Trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates or in blank, and (ii) in the case of the other assignable Mortgage Loan Documents (to the extent such other Mortgage Loan Documents were assigned to the outgoing Trustee), assign and record such Mortgage Loan Documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Note for a Mortgage Loan was not endorsed to the outgoing Trustee, the Custodian shall deliver such Note to the successor trustee and the Custodian shall cooperate with any successor trustee to ensure that such Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor trustee, as trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates or in blank.  If any assignable Mortgage Loan Document (other than the Note) was not assigned to the outgoing Trustee or if the Trustee is removed pursuant to Section 8.07 without cause, with respect to the Mortgage Loan Documents identified in clause (ii) of the preceding sentence, the Custodian shall deliver such Mortgage Loan Document to the successor trustee and, if appropriate, such Mortgage Loan Documents shall be recorded at the expense of the Trust Fund (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Controlling Class Representative, (b) after the occurrence and continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, after consultation with the Controlling Class Representative and the Trust Advisor and (iii) after the occurrence and continuance of a Consultation Termination Event, after consultation with the Trust Advisor and the reasonable cooperation (as determined by the Depositor) of the Depositor.

Section 8.08.                                   Successor Trustee and Certificate Administrator.

(a)                                             Any successor trustee or certificate administrator shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Certificate Administrator (or in the case of a successor certificate administrator, to the predecessor Certificate Administrator) and the Trustee and the Certificate Administrator (or in the case of a successor certificate administrator, to the predecessor Certificate Administrator), as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein, provided that such successor shall satisfy the requirements contained in Section 8.06 of this Agreement.  The predecessor Trustee or Certificate Administrator, as applicable, shall deliver to its successor all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor all such rights, powers, duties and obligations.  No successor trustee or certificate administrator, as the case may be, shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 of this Agreement.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

(b)                                             Any successor trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09.                                   Merger or Consolidation of Trustee or Certificate Administrator.Any corporation into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator, as the case may be, hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 of this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  The Trustee or the Certificate Administrator, as applicable, shall notify the other parties hereto, and the Certificate Administrator shall post notice of such merger or consolidation to the Certificate Administrator’s Website in accordance with Section 3.14(d) of this Agreement and provide notice of such event to the Master Servicer, the Special Servicer, the Depositor, the Trust Advisor, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

Section 8.10.                                   Appointment of Co-Trustee or Separate Trustee.Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trust Fund) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  Except as required by applicable law, the appointment of a co-Trustee or separate Trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder.  No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee solely at the direction of the Trustee.

No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.  The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee, or if the separate Trustee or co-Trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate Trustee or co-Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them.  Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII.  Every such instrument shall be filed with the Trustee.  Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  In no event shall any such separate Trustee or co-Trustee be entitled to any provision relating to the conduct of, affecting the liability of or affording protection to such separate Trustee or co-Trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

ARTICLE IX.

TERMINATION

Section 9.01.                                   Termination.

(a)                                             The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trust Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Participation Holders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase of the Trust Assets and all other property held by the Trust Fund in accordance with Section 9.01(c) of this Agreement; (ii) the exchange by the Remaining Certificateholder of its Certificates for the Trust Assets in accordance with Section 9.01(g) of this Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Asset included in the Trust Fund, or (b) the liquidation and disposition pursuant to this Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

For purposes of this Section 9.01, the Holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class shall have the first option to terminate the Trust Fund, and then the Special Servicer, the Master Servicer and the Holder of a majority Percentage Interest in the Class R and Class LR Certificates, in that order, pursuant to subsection (c).  For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust. The option of the Remaining Certificateholder to terminate the Trust Fund pursuant to subsection (g) is separate from the rights of the Controlling Class, the Special Servicer, the Master Servicer and the Holders of the Class R and Class LR Certificates to terminate the Trust Fund pursuant to subsection (c).

(b)                                             The Trust Fund, the Lower-Tier REMIC and the Upper-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof and pursuant to which the applicable Notice of Termination is given, and requiring that the Trust Fund, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation.  For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) of this Agreement shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC.  Notwithstanding the termination of the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for each such REMIC and the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to such REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or such other reasonable period.  The Trustee shall sign all Tax Returns and other reports required by this Section.

(c)                                              Any Holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer, and if the Special Servicer does not exercise such option, then the Master Servicer, and if the Master Servicer does not exercise such option, then the Holder of a majority Percentage Interest in the Class R and Class LR Certificates, in that order, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Assets then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Asset (which, in the case of an REO Property, shall not include any related Companion Participation Holder’s interest therein), at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)                               100% of the Stated Principal Balance of each Trust Asset included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)                               the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)                               all unpaid interest accrued on the unpaid balance of each Trust Asset (including any Trust Asset as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest);

(D)                               the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trust Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In the event that the Master Servicer or the Holder of a majority interest in the Class R and Class LR Certificates purchases all of the Trust Assets and all property acquired in respect of any Trust Asset remaining in the Trust Fund in accordance with this Section 9.01(c), the Master Servicer or the Holder of a majority interest in the Class R and Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account, not later than the Servicer Remittance Date relating to the Anticipated Termination Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.06(a) or 3.06(b) of this Agreement, which portion shall be deposited in the Collection Account).  In addition, the Master Servicer shall transfer to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, as applicable, all amounts required to be transferred thereto on the Servicer Remittance Date from the Collection Account, together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution.  The Certificate Administrator shall deposit all amounts deposited into the Lower-Tier Distribution Account into the Upper-Tier Distribution Account for distribution in accordance with Section 4.01(a) and (b) of this Agreement.  Upon confirmation that such final deposits have been made, the Custodian shall, release or cause to be released to the Master Servicer or the Holder of a majority interest in the Class R and Class LR Certificates, as applicable, the Mortgage Files for the remaining Trust Assets and shall execute all assignments, endorsements and other instruments furnished to it by such purchasing party as shall be necessary to effectuate transfer of the Trust Assets and all property acquired in respect of any Trust Asset remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.

For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of all Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(c), the purchaser shall deliver to the Trustee and the Certificate Administrator an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a “qualified liquidation” under Code Section 860F(a)(4)(A).  All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Trust Assets and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder.  The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

(d)                                             If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Trust Assets previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Class of Certificates, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(b) of this Agreement and (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Accounts or the Lower-Tier Distribution Account, and to the Holders of the Class R Certificates of any amount remaining in the Upper- Tier Distribution Account.

(e)                                              Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to affected Certificateholders with a copy to the Trustee, the Master Servicer, the Special Servicer, the Trust Advisor and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the Anticipated Termination Date.  The notice mailed by the Certificate Administrator to affected Certificateholders shall:

(i)                                     specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii)                                  specify the amount of any such final distribution, if known; and

(iii)                               state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each affected Certificateholder.

(f)                                               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(g)                                              In addition to the termination rights set forth under subsection (c) above, the Remaining Certificateholder shall have the right to exchange all of its then outstanding Regular Certificates, for all of the Trust Assets and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.  In the event that the Remaining Certificateholder elects to exchange all of its Regular Certificates, for all of the Trust Assets and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Certificateholders, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.06(a) of this Agreement or that may be withdrawn from the Distribution Accounts pursuant to Section 3.06(f) and Section 3.06(g) of this Agreement, but only to the extent that such amounts are not already on deposit in the Collection Account.  In addition, the Master Servicer shall transfer all amounts required to be transferred to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on such Servicer Remittance Date from the Collection Account pursuant to Section 3.05 of this Agreement.  Upon confirmation from the Certificate Administrator that such final deposits have been made and following the surrender of all its Regular Certificates  on the final Distribution Date to the Certificate Administrator, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Trust Assets and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Trust Assets and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.  The remaining Trust Assets and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Article IX.  Solely for federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Regular Certificates, plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of the Lower-Tier Regular Interests and such Certificates.

As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(g), the purchaser shall deliver to the Trustee and the Certificate Administrator an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a “qualified liquidation” under Code Section 860F(a)(4)(A).  All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Trust Assets and other assets of the Trust Fund pursuant to this Section 9.01(g) shall be borne by the party exercising its purchase rights hereunder.

ARTICLE X.

MISCELLANEOUS PROVISIONS

Section 10.01.                            Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 10.02.                            Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, and nothing herein set forth, or contained in the terms of the Certificates, shall be construed so as to constitute the Certificateholders from time to time as partners or members of an association; and no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder or Companion Participation Holder, as applicable, shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust Asset, unless such Certificateholder or Companion Participation Holder, as applicable, previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also Companion Participation Holder or the Certificateholders representing Percentage Interests of at least 25% of any affected Class of Certificates, as applicable, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholder of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.03.                            Governing Law.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 10.04.         Waiver of Jury Trial; Consent to Jurisdiction.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 10.05.         Notices.

Unless otherwise specified in this Agreement, all demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first-class mail, postage prepaid or by overnight courier) as follows:

If to the Trustee, to:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Attention:  CMBS Account Management – ACRE 2013-FL1

Fax: 866-807-8670

If to the Depositor, to:

ACRC 2013-FL1 Depositor LLC

One North Wacker Drive

48th Floor

Chicago, IL 60606

Attention:  Legal Department

with a copy to:

Dechert LLP
2929 Arch Street
Philadelphia, PA 19104
Attention:  Richard Jones

If to the Certificate Administrator, to:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Attention:  ACRE 2013-FL1

If to the Master Servicer, to:

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention:  ACRE 2013-FL1 Asset Manager

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 South College Street
D1053 300
Charlotte, North Carolina 28202
Attention: Commercial Mortgage Servicing Legal Support

with a copy to:

Mayer Brown LLP
214 North Tryon Street - Suite 3800
Charlotte, North Carolina 28202-2137
Attention: Christopher J. Brady

If to the Special Servicer, to:

Ares Commercial Real Estate Servicer LLC

One North Wacker Drive

48th Floor

Chicago, IL 60606

Attention:  Portfolio Management

Fax:  (312) 252-7501

with a copy to

Ares Commercial Real Estate Servicer LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, CA 90067

Attention:  Servicing

with a copy to

Ares Commercial Real Estate Servicer LLC

One North Wacker Drive

48th Floor

Chicago, IL 60606

Attention:  Legal Department

Fax:  (312) 252-7501

If to the Trust Advisor, to:

Trimont Real Estate Advisors, Inc.

3424 Peachtree Road NE, Suite 2200

Atlanta, Georgia 30326

Attention:  J. Gregory Winchester

Fax: (404) 420-5610

with a copy to:

McKenna Long & Aldridge LLP
303 Peachtree Street NE, Suite 5300
Atlanta, Georgia 30308
Attention:  Patrick McGeehan
Fax: (404) 527-4198

If to the Trust Asset Seller, to:

ACRC Lender LLC

One North Wacker

48th Floor

Chicago, IL 60606

Attention:  Legal Department

with a copy to:

Dechert LLP
2929 Arch Street
Philadelphia, PA 19104
Attention: Richard Jones

If to Wells Fargo Securities, LLC, as Placement Agent, to:

Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

Attention:  A.J. Sfarra

Fax:  (212) 214-8970

with a copy to:

Wells Fargo Law Department
D1053 300
301 South College Street
Charlotte, NC 28288
Attention:  Brad W. Funk, Esq.
Fax:  (704) 715-6312

If to J.P. Morgan Securities LLC, as Placement Agent, to:

J.P. Morgan Securities LLC

383 Madison Avenue

8th Floor

New York, NY 10179

Attention:  CMBS

Fax:  (212) 834-6250

with a copy to:

J.P. Morgan Securities LLC

277 Park Avenue

13th Floor

New York, NY 10172

Attention:  Bianca A. Russo, Managing Director & Associate General Counsel

Fax:  (917) 464-6116

If to any Certificateholder, to:

the address set forth in the Certificate Register

If to the initial Directing Holder with respect to any Mortgage Loan, to:

ACRC 2013-FL1 Holder LLC

One North Wacker Drive

48th Floor

Chicago, IL 60606

Attention:  Legal Department

Fax:  (312) 252-7501

with a copy to:

Dechert LLP
2929 Arch Street
Philadelphia, PA 19104
Attention: Richard Jones

If to the 17g-5 Information Provider, electronically to:

17g5informationprovider@usbank.com

(if applicable, with a subject heading of sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website)

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Section 10.06.         Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.         Notice to the Depositor and Each Rating Agency.

(a)               The Certificate Administrator shall use its best efforts to promptly provide notice, promptly furnish or make available) to the Depositor, the Placement Agents, the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Trustee, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website), with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge:

(i)            any material change or amendment to this Agreement;

(ii)           the occurrence of any Event of Default that has not been cured;

(iii)          the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer or the Trustee; and

(iv)          the repurchase of Trust Assets pursuant to Section 2.03(e) of this Agreement.

(b)               The Certificate Administrator shall promptly furnish to the Depositor, the Placement Agents, the Directing Holder, the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website):

(i)            notice of the final payment to any Class of Certificateholders;

(ii)           notice of any change in the location of the Distribution Accounts or the Excess Liquidation Proceeds Account; and

(iii)          each report to Certificateholders described in Section 3.13 and Section 4.02 of this Agreement.

(c)               The Master Servicer shall promptly furnish to the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website):

(i)            a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Trust Asset, in each case to the extent collected pursuant to Section 3.03 of this Agreement;

(ii)           notice of any change in the location of the Collection Account and the Mortgage Loan Collection Account,

(iii)          a copy of any notice with respect to a breach of a representation or warranty with respect to any Trust Asset;

(iv)          any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

(v)           any change in the lien priority of a Trust Asset;

(vi)          any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

(vii)         any material damage to a Mortgaged Property; and

(viii)        any amendment, modification, consent or waiver to or of any provision of a Trust Asset.

(d)               Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.14(d) to the Rating Agencies at the address listed below, promptly following the occurrence thereof.  The Master Servicer or the Special Servicer, as applicable, and the Trustee also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.14(d).  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute Event of Default, as the case may be, under this Agreement.  Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Notices to each Rating Agency shall be addressed as follows:

DBRS, Inc.
101 N. Wacker, Suite 100
Chicago, Illinois 60606
Attention: Commercial Mortgage Surveillance
Facsimile No.:  (312) 332-3492
Email: cmbs.surveillance@dbrs.com

Moody’s Investors Services, Inc.
7 World Trade Center
New York, New York 10007
Attention:  Commercial Mortgage Surveillance Group
Facsimile No.:  (212) 553-0300

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

Section 10.08.         Amendment.

This Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee without the consent of any of the Certificateholders or the Companion Participation Holders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or this Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency (provided that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Participation not consenting thereto); (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of this Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Companion Participation Holder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates; and (v) to modify the procedures herein relating to compliance with Rule 17g-5 under the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the Certificate Administrator, the Trust Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) receipt of a No Downgrade Confirmation from each Rating Agency; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).  In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents or the Trust Asset Seller) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

(i)            reduce in any manner the amount of, or delay the timing of, payments received on the Trust Assets or the related Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Companion Participation Holder without the consent of such Companion Participation Holder;

(ii)           alter the Servicing Standard or Trust Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of all Companion Participation Holders affected thereby;

(iii)          change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement; or

(iv)          amend any section hereof which relates to the amendment of this Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of all Companion Participation Holders affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or any Companion Participation Holder, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, the Grantor Trust as a grantor trust for federal income tax purposes or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any Companion Participation Holder, as applicable.

In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.08 shall be effective with the consent of the Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section 10.08, the Certificateholders and Companion Participation Holders.  Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee, the Certificate Administrator, the Trust Advisor and the Special Servicer, and the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, each Companion Participation Holder, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

It shall not be necessary for the consent of Certificateholders under this Section 10.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and Companion Participation Holders, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Trustee and the Certificate Administrator have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or (iii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment is permitted hereunder and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or cause a tax to be imposed on the Trust Fund or any such Trust REMIC.

Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Trust Advisor, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in the first sentence of this Section 10.08 (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Trust Fund), stating that the execution of such amendment is authorized or permitted by this Agreement.  The Trustee or the Certificate Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Certificate Administrator’s own rights, duties or immunities under this Agreement.

Notwithstanding any contrary provision contained in this Agreement, no amendment shall be made to this Agreement (i) which shall adversely affect the rights, including (without limitation) as a third-party beneficiary hereunder, and/or obligations of the Trust Asset Seller without the consent of the Trust Asset Seller, or (ii) which shall alter any express rights granted to any Placement Agent under this Agreement without the consent of the affected Placement Agent.

Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the Certificate Administrator’s Website pursuant to Section 3.14(d) of this Agreement, and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Borrowers, the Placement Agents and the Rating Agencies.

Section 10.09.         Confirmation of Intent.

It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Trust Assets) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated, for all purposes other than for accounting purposes only, as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates.  It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor’s right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Trust Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Accounts, any Mortgage Loan Collection Account, the Distribution Accounts, any Mortgage Loan REO Account and any Excess Liquidation Proceeds Account whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the Delaware Uniform Commercial Code; and notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby.  The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Assets or Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

Section 10.10.         No Intended Third-Party Beneficiaries.

Except as specified in Section 10.12 of this Agreement, no Person other than a party to this Agreement, the Trust Asset Seller or any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.  Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, Manager or other party to a Trust Asset is an intended third-party beneficiary of this Agreement.

Section 10.11.         Entire Agreement.

This Agreement, and with respect to each Companion Participation Holder, the related Participation Agreement, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 10.12.         Third Party Beneficiaries.

Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer acknowledge that each Companion Participation Holder, and any other depositor or issuer of any securitization involving any Companion Participation is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights.  Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer acknowledge that (i) the Trust Asset Seller and the Placement Agents are third party beneficiaries with respect to Section 8.05(h) and Section 10.08 of this Agreement, the obligations of any such party to deliver information to the 17g-5 Information Provider hereunder and the obligations of the 17g-5 Information Provider to post information to the 17g-5 Information Provider’s Website and the express obligations of any party hereto to deliver or otherwise make available documents, information or funds to the Trust Asset Seller or any Placement Agent and (ii) the Trust Asset Seller is a third party beneficiary with respect to Section 2.03(d), Section 2.03(e) and Section 2.03(g) of this Agreement.

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IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Trust Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

ACRC 2013-FL1 DEPOSITOR LLC,
as Depositor

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

STATE OF Illinois	)
) ss.:
COUNTY OF Cook	)

On the 15th day of November in the year 2013, before me, the undersigned, personally appeared Thomas A. Jaekel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Chicago.

	By:	/s/ Ellen M. Wilson
Signature and Office of individual taking acknowledgment

My Commission expires: Aug. 5, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ Joseph Newell III
Name: Joseph Newel III
Title: Vice President

STATE OF North Carolina	)
) ss.:
COUNTY OF Mecklenburg	)

On the 14th day of November in the year 2013, before me, the undersigned, personally appeared Joseph Newell III, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Charlotte.

	By:	/s/ Erica L. Smith
Signature and Office of individual taking acknowledgment

My Commission expires: 7/15/2017

ARES COMMERCIAL REAL ESTATE SERVICER LLC, as Special Servicer

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

STATE OF Illinois	)
) ss.:
COUNTY OF Cook	)

On the 15th day of November in the year 2013, before me, the undersigned, personally appeared Thomas A. Jaekel , personally known to me or proved to me on the basis of satisfactory evidence to be the individual[s]) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Chicago.

	By:	/s/ Ellen M. Wilson
Signature and Office of individual taking acknowledgment

My Commission expires: Aug. 5, 2017

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Thais Hayum
Name: Thais Hayum
Title: Vice President

STATE OF Illinois	)
) ss.:
COUNTY OF Cook	)

On the 14th day of November in the year 2013, before me, the undersigned, personally appeared Thais Hayum, personally known to me or proved to me on the basis of satisfactory evidence to be the individual[s]) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Chicago.

	By:	/s/ Christopher J. Nuxoll
Signature and Office of individual taking acknowledgment

My Commission expires: 4/15/2014

U.S. BANK NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent and Custodian

By:	/s/ Thais Hayum
Name: Thais Hayum
Title: Vice President

STATE OF Illinois	)
) ss.:
COUNTY OF Cook	)

On the 14th day of November in the year 2013, before me, the undersigned, personally appeared Thais Hayum, personally known to me or proved to me on the basis of satisfactory evidence to be the individual[s]) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Chicago.

	By:	/s/ Christopher J. Nuxoll
Signature and Office of individual taking acknowledgment

My Commission expires: 4/15/2014

TRIMONT REAL ESTATE ADVISORS, INC., as Trust Advisor

By:	/s/ John M. Charles
Name: John M. Charles
Title: Authorized Signatory

STATE OF Georgia	)
) ss.:
COUNTY OF Fulton	)

On the 14th day of November in the year 2013, before me, the undersigned, personally appeared John M. Charles, personally known to me or proved to me on the basis of satisfactory evidence to be the individual[s]) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Atlanta.

	By:	/s/Colleen Romano
Colleen Romano
Notary Public

My Commission expires: 9/12/2015